EXHIBIT 2.1

                        ---------------------------------

                          AGREEMENT AND PLAN OF MERGER
                        ---------------------------------
                                      AMONG
                           SECTOR COMMUNICATIONS, INC.
                      SECTOR COMMUNICATIONS DELAWARE, INC.,
                                  EMODEL, INC.,
                                       AND
                                  MOHAMED HADID



                                JANUARY 14, 2002

#98786v5

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE  I.  -  THE  MERGER  AND  ISSUANCE  OF  STOCK. . . . . . . . . . . . .1
1.01     The  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.02     Effective  Time. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.03     Effects  of  the  Merger. . . . . . . . . . . . . . . . . . . . . . .1
1.04     Certificate  of  Incorporation  and  Bylaws. . . . . . . . . . . . . 1
1.05     Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.06     Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.07     Effect  on  Capital  Stock  and  Other  Securities. . . . . . . . . .2
1.08     Exchange  of  Certificates. . . . . . . . . . . . . . . . . . . . . .3
1.09     Issuance  of  Stock  to  Hadid. . . . . . . . . . . . . . . . . . . .3
1.10     Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
ARTICLE  II.  -  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
2.01     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
2.02     Deliveries  by  the  Company. . . . . . . . . . . . . . . . . . . . .4
2.03     Deliveries  by  Buyer,  Acquisition  Sub  and  Hadid. . . . . . . . .4
2.04     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE  III.  -  REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY. . . . . 5
3.01     Corporate  Existence  and  Qualification. . . . . . . . . . . . . . .5
3.02     Authority,  Approval  and  Enforceability. . . . . . . . . . . . . . 5
3.03     Capitalization  and  Corporate  Records. . . . . . . . . . . . . . . 5
ARTICLE  IV.  -  REPRESENTATIONS  AND  WARRANTIES  OF BUYER, ACQUISITION SUB AND
HADID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
4.01     Corporate  Existence  and  Qualification. . . . . . . . . . . . . . .6
4.02     Authority,  Approval  and  Enforceability. . . . . . . . . . . . . . 6
4.03     No  Default  or  Consents. . . . . . . . . . . . . . . . . . . . . . 7
4.04     No  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.05     Capitalization  and  Corporate  Records. . . . . . . . . . . . . . . 7
4.06     Intellectual  Property. . . . . . . . . . . . . . . . . . . . . . . .8
4.07     Employee  Benefit  Matters. . . . . . . . . . . . . . . . . . . . . .8
4.08     Financial  Statements;  Liabilities. . . . . . . . . . . . . . . . . 8
4.09     Absence  of  Certain  Changes. . . . . . . . . . . . . . . . . . . . 9
4.10     Compliance  with  Laws. . . . . . . . . . . . . . . . . . . . . . . .9
4.11     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
4.12     Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
4.13     Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
4.14     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.15     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.16     Buyer  SEC  Filings. . . . . . . . . . . . . . . . . . . . . . . . . 11
4.17     Issuance  of  Merger  Consideration. . . . . . . . . . . . . . . . . 11
4.18     Compliance  with  Rule  144. . . . . . . . . . . . . . . . . . . . . 11
4.19     Other  Information. . . . . . . . . . . . . . . . . . . . . . . . . .11
4.20     Investment  Company. . . . . . . . . . . . . . . . . . . . . . . . . 12
4.21     Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
ARTICLE  V.  -  OBLIGATIONS  PRIOR  TO  CLOSING. . . . . . . . . . . . . . . .12
5.01     Disposal  of  Buyer  Businesses/Divisions;  Form  8-K. . . . . . . . 12
5.02     Conduct  of  Business  and  Operations. . . . . . . . . . . . . . . .12
5.03     General  Restrictions. . . . . . . . . . . . . . . . . . . . . . . . 12
5.04     Notice  Regarding  Changes. . . . . . . . . . . . . . . . . . . . . .13
5.05     No  Shop. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
5.06     Ensure  Conditions  Met. . . . . . . . . . . . . . . . . . . . . . . 13

                                      (i)
                                  Page 6 of 148
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ARTICLE  VI.  -  CONDITIONS  TO  COMPANY'S  AND  BUYER'S  OBLIGATIONS. . . . .13
6.01     Conditions  to  Obligations  of  the  Company. . . . . . . . . . . . 13
6.02     Conditions  to  Obligations  of  Buyer. . . . . . . . . . . . . . . .15
ARTICLE  VII.  -  POST-CLOSING  OBLIGATIONS. . . . . . . . . . . . . . . . . .15
7.01     Further  Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 15
7.02     Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
7.03     Forms  8-K. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
7.04     Change  of  Buyer's  Name  and  Ticker  Symbol. . . . . . . . . . . .16
7.05     Director  and  Officer  Insurance. . . . . . . . . . . . . . . . . . 16
7.06     Tax-Free  Reorganization. . . . . . . . . . . . . . . . . . . . . . .16
ARTICLE  VIII.  -  INDEMNIFICATION  BY  HADID. . . . . . . . . . . . . . . . .16
8.01     Post-Closing  Indemnity  by  Hadid. . . . . . . . . . . . . . . . . .16
8.02     Procedure  for  Indemnification. . . . . . . . . . . . . . . . . . . 16
8.03     Limitations  on  Indemnification. . . . . . . . . . . . . . . . . . .17
8.04     Intended  Third  Party  Beneficiaries. . . . . . . . . . . . . . . . 17
8.05     Guaranty  and  Pledge. . . . . . . . . . . . . . . . . . . . . . . . 18
ARTICLE  IX.  -  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 18
9.01     Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
9.02     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
9.03     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
9.04     Costs  and  Expenses. . . . . . . . . . . . . . . . . . . . . . . . .18
9.05     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
9.06     Governing  Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
9.07     Representations  and  Warranties. . . . . . . . . . . . . . . . . . .20
9.08     Entire  Agreement;  Amendments  and  Waivers. . . . . . . . . . . . .20
9.09     Binding  Effect  and  Assignment. . . . . . . . . . . . . . . . . . .20
9.10     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
9.11     Exhibits  and  Schedules. . . . . . . . . . . . . . . . . . . . . . .20
9.12     Multiple  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .21
9.13     References  and  Construction. . . . . . . . . . . . . . . . . . . . 21
9.14     Attorneys'  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .21
9.15     Risk  of  Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
ARTICLE  X.  -  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .21
10.01     Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
10.02     Collateral  Agreements. . . . . . . . . . . . . . . . . . . . . . . 21
10.03     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
10.04     Damages. . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . 22
10.05     Exchange  Act. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
10.06     Governmental  Authorities. . . . . . . . . . . . . . . . . . . . . .22
10.07     Hazardous  Material. . . . . . . . . . . . . . . . . . . . . . . . .22
10.08     Legal  Requirements. . . . . . . . . . . . . . . . . . . . . . . . .22
10.09     Liens. . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10.10     Net  Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10.11     Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
10.12     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10.13     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10.14     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                      (ii)

                               LIST OF SCHEDULES

Schedule  3.01        Qualifications  as  Foreign  Corporation
Schedule  3.03(a)     Rights  to  Acquire  Securities
Schedule  3.03(c)     Subsidiaries
Schedule  4.03        Buyer  Defaults  or  Consents
Schedule  4.05(a)     Rights  to  Acquire  Buyer  Securities
Schedule  4.05(c)     Subsidiaries  of  Buyer
Schedule  4.06(a)     Intellectual  Property  of  Buyer
Schedule  4.06(b)     Buyer  Intellectual  Property  Lawsuits
Schedule  4.07        Employee  Claims  Against  Buyer
Schedule  4.08(b)     Buyer  Scheduled  Liabilities
Schedule  4.08(c)     Buyer  Liens
Schedule  4.09        Buyer  Certain  Changes
Schedule  4.10        Buyer  Non-Compliance  with  Laws
Schedule  4.11        Buyer  Litigation
Schedule  4.12(a)     Real  Property  Owned  by  Buyer
Schedule  4.12(b)     Leases  of  Buyer
Schedule  4.13        Commitments  and  Contracts  of  Buyer
Schedule  4.14        Buyer  Insurance  Policies
Schedule  4.16(b)     Income  Tax  Returns  of  Buyer

                                LIST OF EXHIBITS

Exhibit  A     -     Shareholders  and  Outstanding  Shares  of  the  Company
Exhibit  B     -     Consulting  Agreement  between  Buyer  and  the  Madison
                     Consulting  Firm,  Inc.
Exhibit  C     -     Consulting  Agreement  between  Buyer  and General Services
                     Corporation
Exhibit  D     -     Consulting  Agreement  between  Buyer  and  Corporate Media
                     Services,  Inc.
Exhibit  E     -     Guaranty  Agreement
Exhibit  F     -     Form  of  Certificate  of  Designation
Exhibit  G     -     Form  of  Opinion  of  Buyer's  Counsel
Exhibit  H     -     Stockholders'  Agreement
Exhibit  I     -     Indemnification,  Reimbursement  and  Security  Agreement
Exhibit  J     -     Instruction  Letter  to  Transfer  Agent
Exhibit  K     -     Settlement  and  Release  Agreement

                                      (iii)
                                  Page 8 of 148
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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------
This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of the 14th day of January, 2002, by and among (i) Sector Communications, Inc., a Nevada corporation (the "BUYER"), (ii) Sector Communications Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("ACQUISITION SUB"),
(iii) eModel, Inc., a Delaware corporation (individually and collectively with its Subsidiaries, the "COMPANY"), and (iv) Mohamed Hadid, a stockholder of Buyer ("HADID").
                                                                      -----
                                    RECITALS
                                    --------
     A. The parties hereto deem it in their respective best interests that Acquisition Sub merge with and into the Company as provided herein (the "MERGER").
     B.   Hadid is entering into this Agreement as an inducement to the Company.

                                    AGREEMENT
                                    ---------
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                  ARTICLE I. - THE MERGER AND ISSUANCE OF STOCK

     1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "CORPORATION LAW"), Acquisition Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the Corporation Law.

     1.02 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Acquisition Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

    1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the Corporation Law.

    1.04     CERTIFICATE OF INCOROPRATION AND BYLAWS.

    (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.05 DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                      -1-

                                  Page 9 of 148
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     1.06  OFFICERS.  The  officers  of the  Company  immediately  prior  to the
Effective Time and such other persons as Buyer shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.07 EFFECT ON CAPITAL STOCK AND OTHER SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of the Company or Acquisition Sub:

    (a) Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

    (b) Each share of the Company's common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), that is held in the treasury of the Company or By any wholly owned subsidiary of the Company shall automatically be canceled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

    (c) Each share of Company Common Stock that is owned by Buyer, Acquisition Sub or any other subsidiary of Buyer shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (d) Subject to Section1.07(f) hereof, each share of Company Common Stock issued and outstanding (other than shares of Company Common Stock to be canceled in accordance with Sections 1.07(b) and 1.07(c) hereof) shall be converted into the right to receive from Buyer, 5.37879 shares of the common stock, par value $0.001 per share ("BUYER COMMON STOCK"), and 1.060606 shares of the Series C Convertible Preferred Stock, par value $0.001 per share ("BUYER PREFERRED STOCK"), of Buyer (collectively, the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

    (e) Outstanding warrants of the Company as of the Closing Date shall be assumed by Buyer, and such warrants shall be deemed to be amended such that the rights therein to purchase shares of Company Common Stock shall be converted into the right to purchase 5.37879 shares of Buyer Common Stock and 1.060606 shares of Buyer Preferred Stock for each share of Company Common Stock into which the warrants were previously exercisable. The aggregate exercise price of each such warrant shall not be amended hereby and shall remain the same.

    (f) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "DISSENTING SHAREHOLDER") who objects to the Merger and complies with all the provisions of Section 262 of the Corporation Law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("DISSENTING SHARES") shall not be converted as described in Section 1.07(d) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Section 262 of the Corporation Law. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Corporation Law, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Buyer prompt notice of any demands for appraisal of Shares received by the Company.

     1.08    EXCHANGE OF CERTIFICATES.

    (a) Buyer designates Nevada Agency and Trust Company to act as transfer agent in the Merger (the "TRANSFER AGENT"), and, from time to time on, prior to or after the Effective Time, Buyer shall make available securities in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing the shares of Company Common Stock (collectively the "SHARES") converted into Merger Consideration pursuant to Section 1.07.

    (b) At or prior to the Effective Time, Buyer shall instruct each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES") as to the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to Buyer or to such other agent or agents as may be appointed by Buyer, (i) Buyer shall issue an irrevocable letter to the Transfer Agent instructing it to issue the Merger Consideration required by this Agreement, which letter shall be in the form attached hereto as Exhibit J, and(ii) the holder of such Certificate shall be entitled to receive in exchange therefor the amount of Merger Consideration which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.07, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
         Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.07 hereof. In the event any Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the Shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Transfer Agent.

    (c) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.08 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior o the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Transfer Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.08.

     1.09 ISSUANCE OF STOCK TO HADID. Subject to the terms of this Agreement, as an inducement for Hadid to enter into this Agreement, and in connection with the Agreement and Plan of Reorganization among the Company, Packard Capital, Ltd. and Slasher Productions, Inc. dba Castnet.com ("CASTNET AGREEMENT"), Buyer agrees hereby to issue to Hadid (registered in the name or names as directed by Hadid prior to the Closing) 7,250,000 shares of Buyer Common Stock and 1,500,000 shares of Buyer Preferred Stock (collectively, the "HADID SHARES") at the Closing (defined below). Upon such issuance pursuant to the terms of this Agreement, Hadid shall execute the Settlement and Release Agreement attached hereto as Exhibit K.

     1.10 LEGENDS. Depending upon the state of residence of the recipient, a legend in substantially the following form will be placed on all certificates evidencing the Buyer Common Stock and Buyer Preferred Stock comprising the Merger Consideration and Hadid Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND THE [SPECIFIC STATE SECURITIES CODE], IF SUCH REGISTRATION IS REQUIRED.

                              ARTICLE II. - CLOSING
     2.01     CLOSING.

          a) Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at 2:00 p.m., Washington D.C. time, on January 14, 2002, or, if the conditions set forth in Sections 6.01 and 6.02 have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at the offices of Greenberg Traurig, LLP, McLean, Virginia. The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing shall be deemed completed as of 12:01 a.m. Washington D.C. time on the morning of the Closing Date.

          b) The parties hereto may execute a separate escrow agreement to provide additional terms, conditions, covenants and agreements as to the Closing, which agreement shall be deemed incorporated herein by reference.

2.02 DELIVERIES BY THE COMPANY. At or prior to the Closing, the Company shall deliver to Buyer:

               (i)     the  Certificate of Merger, duly executed by the Company;

               (ii) a certificate of the President of the Company certifying that (1) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and (2) the Company has performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Company at or prior to the Closing, unless waived by Buyer in its discretion;

               (iii) a certificate of the Secretary of the Company certifying that attached thereto are (1) true and complete copies of the Company's
Certificate of Incorporation and Bylaws, each as amended to date, and (2) a certified copy of all necessary corporate action on the Company's behalf approving its execution, delivery and performance of this Agreement; and

               (iv) an incumbency certificate with respect to the Company's officers who have or will execute this Agreement and the Collateral Agreements.

     2.03 DELIVERIES BY BUYER ACQUISITION SUB AND HADID At or prior to the Closing, Buyer, Acquisition Sub and/or Hadid, as applicable, shall deliver:

               (i) a certificate of the President of Buyer and Acquisition Sub, and Hadid, to the Company certifying that (1) all representations and warranties of Buyer, Acquisition Sub and Hadid contained in this Agreement shall be true and correct in all material respects at and as of the Closing, (2) Buyer, Acquisition Sub and Hadid have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by each of them at or prior to the Closing, unless waived by the Company in its discretion, and (3) Buyer's Net Worth is at least $500,000 as of the Closing Date;

               (ii) a certificate of the Secretary of Buyer and Acquisition Sub to the Company certifying that attached thereto are (1) true and complete copies of (A) Buyer's Articles of Incorporation and Bylaws, each as amended to date, and (B) Acquisition Sub's Certificate of Incorporation and Bylaws, each as amended to date, and (2) a certified copy of all necessary corporate action on Buyer's and Acquisition Sub's behalf approving their respective execution, delivery and performance of this Agreement;

               (iii) an incumbency certificate to the Company with respect to Buyer's and Acquisition Sub's respective officers who have or will execute this Agreement and the Collateral Agreements;

               (iv) $212,000.08 to The Jefferson Trust as full satisfaction of that certain Promissory Note, dated January 2, 2002, issued by the Company to The Jefferson Trust in respect of certain loans made by him to the Company;

               (v) counterpart signatures to the Consulting Agreements of the Madison Consulting Firm, Inc., General Services Corporation, and Corporate Media Services, Inc. as attached hereto as Exhibits B, C and D; and

               (vi) the Buyer Common Stock and Buyer Preferred Stock comprising the Hadid Shares to [Greenberg Traurig, LLP, McLean, Virginia] pursuant to the terms of the Guaranty Agreement attached hereto as Exhibit E ("GUARANTY AGREEMENT").

     2.04 TERMINATION At any time prior to the Closing, the Company may terminate this Agreement for any reason without liability to any party.

          ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to Buyer that:

     3.01 CORPORTAE EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; the Company has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and the Company is qualified as a foreign corporation and in good standing in each jurisdiction listed in Schedule 3.01.

     3.02 AUTHORITY APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (including approval of the Company's Board of Directors and shareholders) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which effect creditors' rights generally.

     3.03     CAPITALIZATION  AND  COROPRATE  RECORDS.

          (a) The Company's authorized capital stock consists solely of 10,000,000 shares of common stock, par value $0.01 per share, of which 1,000,000 voting Shares are issued and outstanding, and 300,000 non-voting Shares are issued and outstanding. All issued and outstanding shares of the Company's capital stock are owned beneficially and of record by the shareholders in the amounts indicated all as set forth on Exhibit A attached hereto, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever, and no shares of capital stock are held in the Company's treasury. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.03(a), there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of the Company. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, good and valid title to the Shares will pass to Buyer, free and clear of all Liens of any kind, other than those arising from acts of Buyer.

          (b) The copies of the Certificate of Incorporation and Bylaws of the Company provided to Buyer are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The Company's stock and minute books made available to Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all shareholder and corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since January 1, 1996. All corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company fairly and accurately reflect all of the Company's transactions, properties, assets and liabilities.

          (c) Except for the subsidiaries of the Company listed on Schedule 3.03(c), the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity.

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BUYER, ACQUISITION SUB AND HADID Buyer, Acquisition Sub and Hadid hereby jointly and severally represent and warrant to the Company that:

     4.01 CORPORATE EXISTENCE AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.02 AUTHORITY APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Buyer and Acquisition Sub, and Buyer and Acquisition Sub each have all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by Buyer and Acquisition Sub in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform their respective obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all corporate action necessary on behalf of Buyer and Acquisition Sub and no other corporate proceeding on the part of Buyer or Acquisition Sub is necessary to authorize this Agreement and the Collateral Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and each Collateral Agreement to which Buyer and/or Acquisition Sub is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Buyer and/or Acquisition Sub, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which effect creditors' rights generally.

     4.03 NO DEFAULT OR CONSENTS. Except as otherwise set forth in Schedule 4.03, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

               (i) violate or conflict with any of the terms, conditions or provisions of Buyer's Articles of Incorporation or bylaws or Acquisitions Sub's Certificate of Incorporation and bylaws;

               (ii) violate any Legal Requirements applicable to Buyer or Acquisition Sub;

               (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to Buyer or Acquisition Sub;

               (iv) result in the creation of any lien, charge or other encumbrance on any Property of Buyer or Acquisition Sub; or

               (v)  require  Buyer  or  Acquisition  Sub to  obtain  or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

     4.04 NO PROCEEDINGS. No suit, action or other proceeding is pending or, to Buyer's or Acquisition Sub's knowledge, threatened before any Governmental Authority seeking to restrain Buyer or Acquisition Sub or prohibit them from entering into this Agreement or prohibit the Closing, or seeking Damages against Buyer or Acquisition Sub or their respective Properties as a result of the consummation of this Agreement.

     4.05     CAPITALIZATION  AND  CORPORATE  RECORDS.

          (a) Buyer's authorized capital stock consists solely of 500,000,000 shares of common stock, par value $0.001 per share, of which 79,954,928 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 550 shares have been designated Series A 8% Convertible Preferred Stock, of which no shares of Series A 8% Convertible Preferred Stock are issued and outstanding, and 4,999,450 shares of preferred stock have not been designated and are not issued and outstanding. No shares of capital stock are held in Buyer's treasury. Prior to the Closing, the Board of Director's shall first (i) take all necessary corporate proceedings and actions to cause the shares of Buyer preferred stock currently designated Series A 8% Convertible Preferred Stock to be undesignated and to resume that status that they had prior to their designation as such Series A 8% Convertible Preferred Stock; and then (i) provide for and fix the rights, powers, privileges, qualifications, limitations and restrictions of 5,000,000 shares of the preferred stock of Buyer which shall be deemed Series C Convertible Preferred Stock, which rights shall be as set forth in the form of Certificate of Designation in Exhibit E attached hereto ("CERTIFICATE OF DESIGNATION"). All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of Buyer, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, "SECURITIES LAWS"). Except as set forth on Schedule 4.05(a), there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of Buyer. The authorized capital of Acquisition Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding and owned and held by Buyer.

          (b) The copies of the Articles of Incorporation and Bylaws of Buyer and the Certificate of Incorporation and Bylaws of Acquisition Sub provided to the Company are true, accurate, and complete and reflect all amendments made through the date of this Agreement. Buyer's and Acquisition Sub's stock and minute books made available to the Company for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all shareholder and corporate actions of the shareholders and directors (and any committees thereof) of Buyer and Acquisition Sub taken by written consent or at a meeting since January 1, 1996. All corporate actions taken by Buyer and Acquisition Sub have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Buyer and Acquisition Sub fairly and accurately reflect all of their respective transactions, properties, assets and liabilities.

          (c) Except for the subsidiaries of Buyer listed on Schedule 4.05(c) (which describes the manner and form of ownership of such subsidiaries), Buyer does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity. Acquisition Sub has been formed for the purpose of effectuating the Merger and has conducted no operations other than to hold an organizational meeting and take those actions required and/or necessary to approve this Agreement and give effect to the transactions contemplated hereby.
Acquisition Sub does not have any subsidiaries.

     4.06     INTELLECTUAL  PROPERTY.

          (a) Schedule 4.06(a) attached hereto lists all Intellectual Property owned by Buyer. Except as set forth on Schedule 4.06(a) hereto, Buyer does not have any patents, trademarks, trade names, service marks, copyrights, or any applications for such patents, trademarks, trade names, service marks and copyrights. All patents, trademarks, trade names, service marks, copyrights, trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material shall be collectively referred to as "INTELLECTUAL PROPERTY."

          (b) Except as set forth in Schedule 4.06(b) attached hereto, Buyer (i) has not been named in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party and (ii) has not received any written notice alleging any such claim of infringement or misappropriation.

     4.07     EMPLOYEE  BENEFIT  MATTERS.

          (a) Except as provided on Schedule 4.07, there are no claims, actions, suits, investigations or proceedings against Buyer as of Closing Date concerning any employee of Buyer, and Buyer has no liability to, or with respect to, any such employee.

          (b) Buyer is in compliance with all federal, state and local laws prohibiting discrimination based on race, creed, color, sex, age, disability or national origin.

     4.08     FINANCIAL  STATEMENTS  LIABILITIES.

          (a) Buyer's financial statements as set forth in its most recent Forms 10-QSB for the quarter ended August 31, 2001 and Form 10-KSB for the fiscal year ended February 28, 2001, each as on file with the Securities and Exchange Commission as of the date of this Agreement, are true and complete copies of financial statements with respect to Buyer and its business as of and for the periods indicated (collectively, the "BUYER'S FINANCIALS"). All of such Buyer's Financials present fairly the financial condition and results of operations of Buyer (including its subsidiaries) for the dates or periods indicated thereon. All of such Buyer's Financials have been prepared in accordance with United States generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods indicated.

          (b) Except for (i) the liabilities reflected on Buyer's August 31, 2001 balance sheet included with the Buyer's Financials, (ii) trade payables and accrued expenses incurred since August 31, 2001 in the ordinary course of business, (iii) executory contract obligations under (A) Contracts listed on
Schedule 4.13, and/or (B) Contracts not required to be listed on Schedule 4.13, and (iv) the liabilities set forth in Schedule 4.08(b) attached hereto, Buyer does not have any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).

          (c) Except as provided under the provisions of the agreements described in Schedule 4.08(c), Buyer has and will have as of the Closing Date legal and beneficial ownership of its Properties, free and clear of any and all Liens.

     4.09 ABSENCE OF CERTAIN CHANGES.  Except as otherwise set forth in Schedule
4.09 attached hereto, since August 31, 2001, Buyer has conducted its business in the ordinary and usual course and (ii) no event or events have occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on Buyer.

     4.10 COMPLIANCE WITH LAWS. Except as otherwise set forth in Schedule 4.10, Buyer is and has been in compliance in all respects with any and all Legal Requirements (including all federal, state and local laws regulating Hazardous Material, and atmospheric, water, and other pollution or damage to the environment) applicable to Buyer, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of Buyer.

     4.11 LITIGATION. Except as otherwise set forth in Schedule 4.11, there are no claims, actions, suits, investigations or proceedings against Buyer pending or, to the knowledge of Buyer, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of Buyer and, to the knowledge of Buyer, there is no basis for any such claim, action, suit, investigation or proceeding. Schedule 4.11 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1996.

     4.12     PROPERTY.

          (a) Schedule 4.12(a) sets forth a list of all real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) currently owned by Buyer, in each case setting forth the street address and legal description of each property covered thereby (the "BUYER OWNED PREMISES").

          (b) Schedule 4.12(b) sets forth a list of all leases, licenses or similar agreements relating to Buyer's use or occupancy of real estate owned by a third party ("BUYER LEASES"), true and correct copies of which have previously been furnished to the Company, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Buyer Leases, and (ii) the street address and legal description of each property covered thereby (the "BUYER LEASED PREMISES"). The Buyer Leases and all guaranties with respect thereto, are in full force and effect and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Buyer Leases. Neither Buyer nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

          (c) Each Buyer Owned Premises and Buyer Leased Premises, and all personal property owned by Buyer or presently used in its business, is in condition, ordinary wear and tear excepted, sufficient to carry on the business of Buyer in the ordinary course of business consistent with its past practices.

     4.13     COMMITMENTS.

          (a) Except as otherwise set forth in Schedule 4.13, Buyer is not a party to or bound by any of the following, whether written or oral:

               (i) any Contract that cannot by its terms be terminated by Buyer with 30 days' or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

               (ii) contract or commitment for capital expenditures by Buyer in excess of $5,000 per calendar quarter in the aggregate;

               (iii) lease or license with respect to any Properties, real or personal, whether as landlord, tenant, licensor or licensee;

               (iv) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

               (v)     partnership  agreement;

               (vi) contract with any Affiliate of Buyer relating to the provision of goods or services by or to Buyer;

               (vii) agreement for the sale of any assets that in the aggregate have a net book value on Buyer's books of greater than $5,000;

               (viii) agreement that purports to limit Buyer's freedom to compete freely in any line of business or in any geographic area;

               (ix) preferential purchase right, right of first refusal, or similar agreement; or

               (x)     other Contract that is material to the business of Buyer.

          (b) All of the Contracts listed in Schedule 4.13 are valid, binding and in full force and effect, and Buyer has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in Schedule 4.13. Neither Buyer nor, to the knowledge of Buyer, any other party is in breach of any of the terms or covenants of any Contract listed in Schedule 4.13. Following the Closing, Buyer will continue to be entitled to all of the benefits currently held by Buyer under each Contract listed in Schedule 4.13 (including the Stock Purchase Agreement between Buyer and Brighton Opportunity Fund, L.P. dated July 24, 2001.)

     4.14 INSURANCE. Schedule 4.14 attached hereto is a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers' compensation and vehicular) presently in effect that relate to Buyer or its Properties, including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on Schedule 4.14. None of the insurance carriers has indicated to Buyer an intention to cancel any such policy or to materially increase any insurance premiums (including, without limitation, workers' compensation premiums), or that any insurance listed on Schedule 4.14 will not be available in the future on substantially the same terms as currently in effect.

     4.15     TAXES.
          (a) Buyer has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns), and have paid, or where payment is not required to have been made, have set-up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set-up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Buyer will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

          (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Buyer are complete and accurate in all material respects. Buyer is not delinquent in the payment of any material tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth on Schedule 4.15(b), the federal, state and local income tax returns of Buyer have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Buyer as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Buyer to extend the period of limitations for the assessment or collection of any tax. Except as set forth on Schedule 4.15(b), as of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to Buyer's knowledge, threatened.

     4.16 BUYER SEC FILINGS. None of the filings made by Buyer with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Company in writing pursuant to this Agreement, and in materials filed by Buyer with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), or the Exchange Act, there has been no material adverse change in the financial condition of Buyer since August 31, 2001.

     4.17 ISSUANCE OF MERGER CONSIDERATION. The Buyer Common Stock and Buyer Preferred Stock to be paid to the shareholders of the Company pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights. The Buyer Common Stock issuable upon conversion of the Buyer Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions under this Agreement and the Stockholders' Agreement (as defined in Section 6.01(f)) and under applicable Securities Laws.

     4.18 COMPLIANCE WITH RULE 144. For so long as Buyer is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the Buyer Common Stock and Buyer Preferred Stock are not freely tradable, Buyer will use its best efforts to file the reports required to be filed by it under the Securities Act and Sections 13(a) or 15(d) of the Exchange Act, or, if it ceases to be so required to file such reports, it will, upon the request of the shareholders of the Company receiving Buyer Common Stock and Buyer Preferred Stock pursuant to this Agreement, (i) make publicly available such information as is necessary to permit sales of securities of Buyer pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such shareholders to sell their Buyer Common Stock or Buyer Preferred Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereinafter adopted by the SEC.

     4.19 OTHER INFORMATION. The information furnished by Buyer and/or Acquisition Sub to the Company pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by Buyer and/or Acquisition Sub at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

     4.20 INVESTMENT COMPANY. Buyer is not an "investment company" within the meaning of, and is not registered or required to be registered under the Investment Company Act of 1940, as amended.

     4.21 COUNSEL. BUYER, ACQUISITION SUB AND HADID HEREBY ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN ADVISED TO SEEK ADVICE OF LEGAL COUNSEL, AND THAT GREENBERG TRAURIG, LLP SERVES AS LEGAL COUNSEL ONLY TO THE COMPANY. Each of Buyer, Acquisition Sub and Hadid shall acknowledge the preceding sentence in a separate writing.

                    ARTICLE V. - OBLIGATIONS PRIOR TO CLOSING

From the date of this Agreement through the Closing:

     5.01 DISPOSAL OF BUYER BUSINESSES/DIVISIONS; FORM 8-K. Buyer shall dispose of its following subsidiaries: EnterVision, Inc., a Nevada corporation; Sector Bulgaria, plc, a Bulgaria company; Sector Development, Inc. (dba Global Tech Expos), a California corporation; and Ideous Technologies, AG, a Swiss corporation. Buyer shall keep the Company and its legal advisors advised as to the progress of such disposals and shall provide all agreements and documents relating thereto. Buyer shall timely file any reports on Form 8-K with respect to the aforesaid disposals of said subsidiaries as required by the Exchange Act.

     5.02 CONDUCT OF BUSINESS AND OPERATIONS The Company and the Buyer shall keep each other advised as to all material operations and proposed material operations relating to the Company or the Buyer, as applicable. Each of the Company and the Buyer shall, except as otherwise provided in this Agreement, (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its Properties in a good and workmanlike manner, (d) comply in all material respects with all applicable Legal Requirements.

     5.03 GENERAL RESTRICTIONS. Except as otherwise expressly permitted or required in this Agreement, without the prior written consent of the Company, which consent shall not be unreasonably withheld, Buyer shall not:

               (i) engage in any material transaction not in the ordinary course of its business, make or declare any dividends or distributions of its capital, surplus, or profits, or redeem or issue any shares of its common stock or other securities;

               (ii) mortgage, pledge, or subject to lien or charge or any other encumbrance any of its assets or Properties;

               (iii)     purchase  any  securities  of  any  person;

               (iv)     amend  its  charter  or  bylaws;

               (v) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities;

               (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

               (vii) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company or the Buyer, as applicable, contained in this Agreement not being true and correct after the occurrence of such transaction or event;

               (viii)     enter into, amend or terminate any material agreement;

               (ix) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii) pursuant to any agreement specified in Schedule 4.13;

               (x) settle any material claim or litigation, or file any material motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

               (xi) other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $10,000 (other than those required pursuant to any agreement specified in Schedule 4.13);

               (xii) engage in any one or more activities or transactions outside the ordinary course of business; or

               (xiii)     commit  to  do  any  of  the  foregoing.

     5.04 NOTICE REGARDING CHANGES. Each of the Company and the Buyer shall promptly inform the other in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Company or the Buyer, as applicable, inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

     5.05 NO SHOP. Unless waived by The Jefferson Trust, from the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, Buyer, Acquisition Sub and Hadid shall not, and Buyer shall cause Buyer's officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of Buyer, other than in connection with the transaction contemplated by this Agreement. Buyer shall immediately advise the Company of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

     5.06 ENSURE CONDITIONS MET. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article VI, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

          ARTICLE VI. - CONDITIONS TO COMPANY'S AND BUYER'S OBLIGATIONS

     6.01 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to carry out the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction or waiver of the following conditions:

          (a) All representations and warranties of Buyer, Acquisition Sub and Hadid contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer, Acquisition Sub and Hadid shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by each of them at or prior to the Closing.

          (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

          (c) The Company shall have received the opinion of legal counsel to Buyer, dated as of the Closing Date, in form and substance, and issued by a law firm, satisfactory to the Company, to the effect set forth on Exhibit G, as well as such other assurances as the Company may reasonably request of the Buyer to establish that the transactions contemplated hereunder have been authorized and will be consummated in a manner compliant with the laws of the State of Nevada.

          (d) All proceedings to be taken by the Buyer and Acquisition Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          (e) The Company shall have received written evidence, in form and substance satisfactory to the Company, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a violation of law or a breach or default under any agreement to which Buyer is subject.

          (f) Effective as of the Closing Date, Buyer, The Jefferson Trust dated December 19, 1974, Hadid, The Paramount Trust, The Morgan Trust, Graye Capital, Ltd., a British Virgin Islands corporation, Fortune Multimedia, Ltd., a British Virgin Islands corporation, and Homesite Capital, Ltd., a British Virgin Islands corporation, shall have entered into that certain Stockholders' Agreement of Buyer in the form attached hereto as Exhibit H ("STOCKHOLDERS' AGREEMENT").

          (g) Buyer shall have disposed of EnterVision, Inc., Sector Bulgaria, plc, Sector Development, Inc. (dba Global Tech Expos), and Ideous Technologies, AG to the satisfaction of the Company.

          (h) Effective as of the Closing, Hadid shall have irrevocably contributed in immediately available funds no less than U.S.$500,000 to Buyer.

          (i) Buyer shall have taken all corporate action necessary under applicable law such that the number of members of the Board of Directors of Buyer shall be five (5), (A) two (2) of whom shall be elected by the stockholders of Buyer, and (B) The Jefferson Trust dated December 19, 1974, The Paramount Trust and The Morgan Trust shall each designate one (1) of the remaining three (3) Board of Directors' positions, whom shall initially be Ralph Bell, Paul Glover and Rafiah Kashmiri.

          (j) Any and all promissory and other notes issued by Buyer to Hadid and his Affiliates shall have been terminated and canceled.

          (k)  All  warrants  and  options  to  purchase   securities  of  Buyer
outstanding immediately prior to the Closing shall have been terminated and canceled.

          (l) Buyer shall have a Net Worth of at least U.S.$500,000 as of the Closing Date.

          (m) The Certificate of Designation shall have been approved and adopted by Buyer's Board of Directors and filed, accepted and approved by the Nevada Secretary of State.

          (n) The Series A Convertible Preferred Stock of Buyer shall have been undesignated and its status as "blank check" preferred stock shall have been restored as set forth in Section 4.05(a).

          (o) Company shall have received the consent of Brighton Opportunity Fund, L.P. to the Merger and other transactions contemplated hereby and a waiver of any defaults under the Stock Purchase Agreement between Buyer and Brighton Opportunity Fund, L.P. dated July 24, 2001, all in form acceptable to the Company.

          (p) Effective as of the Closing Date, the parties may agree to enter into a side letter restricting the persons authorized to sign or countersign checks, drafts, or other orders for the payment of money issued in the name of Buyer, which restriction would remain in effect until the payment of all tax liabilities of Buyer due, owing and/or outstanding as of the Closing.

          (q) Effective as of the Closing Date, Buyer and the Company shall have executed and delivered that certain Security and Reimbursement Agreement, attached hereto as Exhibit I.

          (r) Hadid shall have executed as of the date hereof the Guaranty Agreement as set forth in Section 8.05.

          (s) Effective as of the Closing Date, Hadid shall execute and deliver the Settlement and Release Agreement attached hereto as Exhibit K.

     6.02 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

          (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by the Company at or prior to the Closing.

          (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking Damages against Buyer or the Company or its Properties as a result of the consummation of this Agreement.

          (c) All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          (d) Buyer shall have received written evidence, in form and substance satisfactory to Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a violation of law or a breach or default under any agreement to which the Company is subject.

                    ARTICLE VII. -  POST-CLOSING OBLIGATIONS

     7.01 FURTHER ASSURANCES. Following the Closing, the Company, Buyer, Acquisition Sub and Hadid shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

     7.02 PUBLICITY. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so far as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

     7.03     FORMS  8-K.

          (a) Buyer shall timely file any reports on Form 8-K as required under the Exchange Act with respect to action taken by Buyer pursuant to Section 5.01 hereof.

          (b) Buyer shall timely file all periodic reports with respect to the Merger and the other transactions contemplated by this Agreement and the Collateral Agreements (including Form 8-K) as required under the Exchange Act.

     7.04 CHANGE OF BUYER'S NAME AND TICKER SYMBOL. Buyer shall take all necessary corporate and other action to change Buyer's name to "Options Talent Group" and Buyer's ticker symbol to "OPTA" each as soon as practicable following the Closing.

     7.05 DIRECTOR AND OFFICER INSURANCE Buyer shall use its best efforts to obtain director and officer insurance within 60 days of Closing.

     7.06 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of the United States and shall use their best efforts to cause the Merger to so qualify. All parties have taken the position that, for all purposes, the Merger so qualifies and agree to report the Merger accordingly.


                    ARTICLE VIII. - INDEMNIFICATION BY HADID

     8.01 POST CLOSING INDEMNITY BY HADID. Subject to Section 8.03, from and after the date of this Agreement, Hadid shall indemnify and hold harmless Buyer and its Affiliates, directors, officers and employees (excluding Hadid) and Alec DeFrawy, Edward Bell, Richard J. Walk, The Jefferson Trust dated December 19, 1974 and its Affiliates, settlors, trustees and beneficiaries (the "JEFFERSON GROUP"), The Paramount Trust, The Morgan Trust and the Madison Consulting Firm, Inc. and its officers, directors, employees and Affiliates, in their individual capacities and as representatives of the Madison Consulting Firm, Inc. (the "MADISON GROUP") (Messrs. DeFrawy, Bell, Walk and the Jefferson Group, The
Paramount Trust, The Morgan Trust and the Madison Group, collectively, the "INDEMNIFIED GROUP"), from and against any and all Damages (whether or not involving a third-party claim) arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by any of Buyer, Acquisition Sub or Hadid in this Agreement or in any document or certificate delivered by any of Buyer, Acquisition Sub or Hadid at the Closing pursuant hereto, (ii) the occurrence of any event on or prior to the date of Closing that is (or would be, but for any deductible thereunder) covered by individual policies of insurance, blanket insurance policies or self insurance programs maintained by Buyer, (iii) the existence of any liabilities or obligations of Buyer (whether accrued, absolute, contingent, known or unknown, or otherwise, and whether or not of a nature appropriate for inclusion in a balance sheet in accordance with GAAP), and/or (iv) known or unknown liabilities and/or Damages as of the Closing Date in connection with, arising from or in any way related to the disposal of Buyer's subsidiaries as set forth in Section 5.01.

     8.02     PROCEDURE  FOR  INDEMNIFICATION.

          (a) For purposes of this Article VIII, a party making a claim for indemnity hereunder is hereinafter referred to as an "INDEMNIFIED PARTY." All claims by any Indemnified Party under Article VIII hereof shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which Hadid would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify Hadid in writing of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of Hadid are actually prejudiced and then only to such extent. After receipt by Hadid of such notice, then upon reasonable notice from Hadid to the Indemnified Party, or upon the request of the Indemnified Party, Hadid shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to Hadid as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of Hadid, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by Hadid for any costs and expenses thereby incurred:

               (i) take such action as Hadid may reasonably request in connection with such action,

               (ii) allow Hadid to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

               (iii) render to Hadid all such assistance as Hadid may reasonably request in connection with such dispute and defense.

          (b) Hadid shall be entitled to appoint counsel of his choice, which counsel is satisfactory to the Indemnified Party, at Hadid's expense to represent the Indemnified Party in any action for which indemnification is sought (in which case Hadid shall not thereafter be responsible for the fees and expense except as set forth below) so long as (A) the action involves only money damages and does not seek an injunction or other equitable relief that, if awarded, is reasonably likely to have an adverse effect on the Indemnified Party, (B) settlement of, or an adverse judgment with respect to the action is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interest of the Indemnified Party, and (C) Hadid conducts the defense reasonably actively and diligently. Notwithstanding Hadid's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and Hadid shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chose by Hadid to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and Hadid and the Indemnified Party shall have reasonably concluded that there may be legal defense available to it and/or other Indemnified Parties that are different from or additional to those available to Hadid, (iii) Hadid shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) Hadid shall authorize the Indemnified Party to employ separate counsel at the expense of Hadid. Without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, Hadid shall not settle any claim, litigation or proceeding in respect of which indemnity may be sought hereunder if such settlement involves an admission of liability of wrongdoing on the part of the Indemnified Party, or a restriction on the operation of the Indemnified Party's business in the future or could have a material adverse effect on the business reputation or tax liability of the Indemnified Party.

     8.03 LIMITATIONS ON INDEMNIFICATION. No Indemnified Party shall be entitled to indemnification pursuant to this Article VIII unless and until the aggregate of all Damages incurred by all potential or actual Indemnified Parties exceeds $50,000.

     8.04 INTENDED THIRD PARTY BENEFICIARIES. Each member of the Indemnified Group is an intended third party beneficiary of the indemnification by Hadid provided in this Article VIII.

     8.05     GUARANTY  AND PLEDGE.  Hadid shall execute the Guaranty Agreement.

                           ARTICLE IX. - MISCELLANEOUS

     9.01 SURVIVAL. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement.

     9.02     CONFIDENTIALITY.

          (a) Prior to the Closing, Buyer shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis prior to its disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Buyer promptly shall notify the Company of any disclosure pursuant to clause (iii) of this Section 9.02(a).

          (b) The Company shall, and shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Company, Buyer or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a nonconfidential basis prior to its disclosure by the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that the Company shall promptly shall notify Buyer of any disclosure pursuant to clause (iii) of this Section 9.02(b).

     9.03 BROKERS. Regardless of whether the Closing shall occur, (i) the Company shall indemnify and hold harmless Buyer from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company in respect of the transactions contemplated by this Agreement, and (ii) Buyer shall indemnify and hold harmless the Company from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Buyer in respect of the transactions contemplated by this Agreement.

     9.04 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

     9.05 NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "NOTICE") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:





                           Sector Communications, Inc.
                             1801 Century Park East
                                      23rd Floor
                              Los Angeles, CA 90067
                               Attn: Mohamed Hadid
IF TO BUYER:                          Telecopy No.  (310) 772-0929

                                      WITH A COPY TO:

------------------------------------
                                      Mark Tolner
                                      c/o Sector Communications, Inc.
                                      1801 Century Park East
                                      23rd Floor
                                      Los Angeles, CA 90067
                                      Attn:  Mohamed Hadid
                                      Telecopy No.  (310) 772-0929

                                      eModel, Inc.
                             7001 Lake Ellenor Drive
                                      Suite 200
                                Orlando, FL 32809
                                      Attention: Richard Tami, Esq.
IF TO THE COMPANY:                    Telecopy No. (407) 240-8565

                                      WITH A COPY TO:

------------------------------------
                             Greenberg Traurig, LLP
                                      1750 Tysons Boulevard, Suite 1200
                             McLean, Virginia 22102
                                      Attention:  Jeffrey R. Houle, Esq.
                           Telecopy No. (703) 749-1301

                                      c/o Sector Communications, Inc.
                                      1801 Century Park East
                                      23rd Floor
                                      Los Angeles, CA 90067
                                      Attn:  Mohamed Hadid
                                      Telecopy No.  (310) 772-0929
IF TO HADID:
                                      WITH A COPY TO:

------------------------------------
                                      Mark Tolner
                                      P.O. Box 15512
                             Beverly Hills, CA 90209
                           Telecopy No. (310) 550-5969

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

     9.06 GOVERNING LAW. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Orange County, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Middle District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

     9.07 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (ii) of Section 2.02 and clause (i) of Section 2.03 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

     9.08 ENTIRE AGREEMENT AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.09 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Buyer's rights and obligations to any direct or indirect subsidiary or prohibit the assignment of Buyer's rights (but not obligations) to any lender. Except as expressly provided in this Agreement (including, without limitation, in Article
VIII), nothing in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

     9.10 REMEDIES. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

     9.11 EXHIBITS AND SCHEDULES. The exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

     9.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.13     REFERENCES  AND  CONSTRUCTION.

          (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

          (b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

     9.14 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     9.15 RISK OF LOSS. Prior to the Closing, the risk of loss of damage to, or destruction of, any and all of the Company's assets, including without limitation the Properties, shall remain with the Company, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

                            ARTICLE X. - DEFINITIONS

Capitalized terms used in this Agreement are used as defined in this Article X or elsewhere in this Agreement.

     10.01 AFFILIATE. The term "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

     10.02 COLLATERAL AGREEMENTS. The term "Collateral Agreements" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

     10.03 CONTRACTS The term "Contracts," when described as being those of or applicable to any Person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.

     10.04 DAMAGES The term "Damages" shall mean any and all damages, liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, penalties, fines, judgments, claims, deficiencies, suits, actions or causes of actions, losses, costs, expenses and assessments (including, without limitation, income and other taxes, interest, penalties, attorneys' and accountants' fees and disbursements, and costs of investigation and defense).

     10.05 EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     10.06 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

     10.07 HAZARDOUS MATERIAL. The term "Hazardous Material" shall mean all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "Hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     10.08 LEGAL REQUIREMENTS. The term "Legal Requirements," when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or properties.

     10.09 LIENS. The term "Liens" shall mean any and all liens, mortgages, pledges, adverse claims, encumbrances or other restrictions or limitations.

     10.10 NET WORTH. The term "Net Worth" shall mean the "stockholders' equity" computed in accordance with GAAP except that no effect shall be given to any purchase accounting or other similar adjustments resulting from the consummation of the transaction contemplated herein.

     10.11 PERMITS. The term "Permits" shall mean any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

     10.12 PERSON. The term "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

     10.13 PROPERTIES. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by a Person.

     10.14 SUBSIDIARY. The term "Subsidiary" shall mean any Person of which at least a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company or Buyer, as applicable.
                            [Signatures on next page]


IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.

                                     BUYER:
                                            -----


                                            SECTOR  COMMUNICATIONS,  INC.,
                                            a  Nevada  corporation

                                            By: /s/ Mohamed Hadid
                                            ---------------------
                                            Name:   Mohamed  Hadid
                                            Title:  Chairman  of  the  Board


                                    COMPANY:
                                            --------------------------------------


                                  EMODEL, INC.,
                                            a Delaware corporation

                                            By:/s/ Thomas Weinard
                                            ---------------------
                                            Name:   Thomas Weinard
                                            Title:  Vice President


                                            ACQUISITION SUB:
                                            ---------------------------------------


                                            SECTOR COMMUNICATIONS DELAWARE, INC.,
                                            a Delaware corporation

                                            By:/s/ Mohamed Hadid
                                            --------------------
                                            Name:   Mohamed Hadid
                                            Title:  President



                                     HADID:
                                            ------

                                            /s/ Mohamed Hadid
                                            -----------------
                                  Mohamed Hadid


                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                            AND COLLATERAL AGREEMENTS

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND COLLATERAL AGREEMENTS (this "Amendment") is made and entered into this 31 day of January, 2002, by and among Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. (the "Buyer"), Sector Communications Delaware, Inc., a Delaware corporation (the "Acquisition Sub"), eModel, Inc., a Delaware corporation (the "Company"), Mohamed Hadid, a stockholder of Buyer ("Hadid"), and the other parties set forth on the signature pages hereto.

                                    RECITALS

     WHEREAS, Buyer, Acquisition Sub, the Company and Hadid entered into that certain Agreement and Plan of Merger, dated January 14, 2002 (the "Merger Agreement"), providing for the Merger of the Acquisition Sub with and into the Company (the "Merger");

     WHEREAS, pursuant to the Merger Agreement, one or more of the parties hereto executed the Collateral Agreements, including but not limited to, that certain (a) Guaranty Agreement, (b) Stockholders' Agreement, (c) Settlement and Release Agreement, (d) Side Letter entered into pursuant to Section 6.01(p) of the Merger Agreement, (e) Consulting Agreements referenced in Section 2.03(v) of the Merger Agreement and (f) Escrow Agreement, dated January 14, 2002, by and among Sector Communications, Inc., Hadid, Acquisition Sub, the Company, Greenberg Traurig, LLP and the other parties named therein (the "Escrow Agreement");

     WHEREAS, on December 31, 2001, Buyer filed an amendment to its Articles of Incorporation with the Secretary of State for the State of Nevada changing its name from "Sector Communications, Inc." to "Options Talent Group"; and

     WHEREAS, in connection with the foregoing, the parties hereto desire to make certain amendments to the Merger Agreement and the Collateral Agreements as of the date hereof;

                                    AGREEMENT

     NOW  THEREFORE,   in  consideration  of  the  foregoing  premises  and  the
agreements set forth below, the parties agree as follows:

     1. AMENDMENT TO THE MERGER AGREEMENT AND THE COLLATERAL AGREEMENTS. All references in the Merger Agreement and the Collateral Agreements to "Sector Communications, Inc." shall be deleted and with "Options Talent Group (f/k/a Sector Communications, Inc.)".

     2. AMENDMENT TO SECTION 2.02(II) OF THE MERGER AGREEMENT. Section 2.02(ii) of the Merger Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

          "(ii) a certificate of the Vice President of the Company certifying that (1) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and (2) the Company has performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Company at or prior to the Closing, unless waived by Buyer in its discretion;"

     3. AMENDMENT TO SECTION 2.03(I) OF THE MERGER AGREEMENT. Section 2.03(i) of the Merger Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

          "(i) a certificate of the Chairman of Buyer, President of the Acquisition Sub, and Hadid, to the Company certifying that (1) all representations and warranties of Buyer, Acquisition Sub and Hadid contained in this Agreement shall be true and correct in all material respects at and as of the Closing, (2) Buyer, Acquisition Sub and Hadid have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by each of them at or prior to the Closing, unless waived by the Company in its discretion, and (3) Buyer's Net Worth is at least $500,000 as of the Closing Date;"

     4. AMENDMENT TO SECTION 9.05 OF THE MERGER AGREEMENT. Section 9.05 of the Merger Agreement is hereby amended to delete the following in its entirety: "IF TO THE COMPANY:

     eModel,  Inc,
          7001  Lake  Ellenor  Drive
          Suite  200
          Orlando,  FL  32809
          Attention:  Richard  Tami,  Esq.
          Telecopy  No.  ___________________

          WITH  A  COPY  TO:
     Greenberg  Traurig,  LLP
          1750  Tysons  Boulevard,  Suite  1200
          McLean,  Virginia  22102
          Attention:  Jeffrey  R.  Houle,  Esq.
          Telecopy  No.  (703)  749-1301"

And insert the following in lieu thereof:

          "IF  TO  THE  COMPANY:

          eModel,  Inc.
          7001  Lake  Ellenor  Drive
          Suite  200
          Orlando,  Florida  32809
          Attention:  Thomas  Weinard
          Telecopy  No.  ____________"

     5. AMENDMENT TO SCHEDULE 3.03(A) OF THE MERGER AGREEMENT. Schedule 3.03(a) of the Merger Agreement is hereby amended and replaced in its entirety by
Schedule 3.03(a) set forth in Exhibit A attached hereto.

     6. AMENDMENT TO THE ESCROW AGREEMENT. Section 2(b) of the Escrow Agreement is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:

          "(b) Release of Escrow. Upon receipt by the Escrow Agent of a Certificate of the Representative (the "REPRESENTATIVE CERTIFICATE") (i) stating that Sector, Sector DE and Hadid have each performed and satisfied all conditions, covenants and agreements required by the Merger Agreement to be performed and satisfied by each of them at or prior to Closing, or the waiver by eModel of any such conditions, covenants and agreements and
     (ii) directing the Escrow Agent to release the Escrow Documents to the parties contemplated in the Merger Agreement and deliver the Escrow Amount as set forth in the next sentence, the Escrow Agent shall release and deliver such Escrow Documents and Escrow Amount (including Interest thereon) as aforesaid as soon as practicable following receipt of the Representative Certificate. The Escrow Amount shall be apportioned and paid by wire as follows: (1) to an account designated by The Jefferson Trust the amount specified in and payable pursuant to Section 2.03(iv) of the Merger Agreement; (2) to an account designated by the Escrow Agent the fees and expenses of the Escrow Agent for legal services separately rendered to eModel through the close of business on the Closing Date as defined in the Merger Agreement and (3) the remainder of the Escrow Amount to an account designated by eModel."

     7. RATIFICATION OF MERGER AGREEMENT AND THE COLLATERAL AGREEMENTS. Except as modified by the terms of this Amendment, the Merger Agreement and the Collateral Agreements are hereby ratified and confirmed in their entirety, and shall remain in full force and effect in accordance with their terms.

     8. GENERAL. This Amendment shall be governed by the laws of the State of Florida (without reference to its rules as to conflicts of laws) Delaware and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. Captions are for convenience only and are not deemed to be part of this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this First Amendment to Agreement and Plan of Merger and Collateral Agreements has been executed by each of the parties hereto as of the date first set forth above.

                                     BUYER:
                                            -----
                                            OPTIONS TALENT GROUP,
                                            a Nevada corporation f/k/a Sector Communications, Inc.

                                            /S/ Mohamed Hadid
                                            -----------------
                                            Name:  Mohamed Hadid
                                            Title:  Chairman of the Board



                                    COMPANY:
                                            -------
                                  EMODEL, INC.,
                                            a Delaware corporation

                                            /S/ Thomas Weinard
                                            ------------------
                                            Name:  Thomas Weinard
                                            Title:  Vice President



                                            ACQUISITION SUB:
                                            ---------------
                                            SECTOR COMMUNICATIONS DELAWARE, INC.,
                                            a Delaware corporation

                                            /S/ Mohamed Hadid
                                            ----------------
                                            Name:  Mohamed Hadid
                                            Title:  President



                                     HADID:
                                            -----

                                            /S/ Mohamed Hadid
                                            -----------------
                                  Mohamed Hadid



                                            THE JEFFERSON TRUST

                                            By: /S/ Joan W. Randell
                                            -----------------------
                                 Joan W. Randell
                                     Trustee



                                            THE PARAMOUNT TRUST

                                            By: /S/ Rafiah Kashmiri
                                            -----------------------
                                 Rafiah Kashmiri
                                     Trustee
                                 Page 35 of 148


                                            THE MORGAN TRUST

                                            By: /S/ Edward Bell
                                            -------------------
                                   Edward Bell
                                     Trustee



                                            MADISON CONSULTING COMPANY

                                            By: /S/ C.W. Randell
                                            --------------------
                                            Name: C.W. Randell
                                            Title: Principal



                                            GENERAL SERVICES CORPORATION

                                            By: /S/ Rafiah Kasmiri
                                            ----------------------
                                            Name: Rafiah kasmiri
                                            Title: Vice President



                                            CORPORATE MEDIA SERVICES, INC.

                                            By:/S/ R. Edward Bell
                                            ---------------------
                                            Name: R. Edward Bell
                                 Title: Manager



                                 RICHARD J. WALK

                                            /S/ Richard J. Walk
                                            -------------------
                                 Richard J. Walk

[Signature Page to the First Amendment  to  Agreement and Plan  of  Merger   and
Collateral Agreements]

                                    EXHIBIT A

                    SCHEDULE 3.03(A) TO THE MERGER AGREEMENT

                                  SCHEDULE 3.01
                      QUALIFICATIONS AS FOREIGN CORPORATION
1.     Florida

                                SCHEDULE 3.03(A)
                          RIGHTS TO ACQUIRE SECURITIES
Warrants:

     1. The Paramount Trust - warrant to purchase up to 1,000,000 shares of the Company's non-voting common stock. The warrant expires December 29, 2004.

     2. The Morgan Trust - warrant to purchase up to 1,000,000 shares of the Company's non-voting common stock. The warrant expires December 29, 2004.
Options:


NAME                        OPTIONS
Stephen Adams                 1,000
Taj Adejonwo                  1,000
Ty Ademosu                    1,000
Jonathan Cory Alexander         250
Maggie Amos                   1,000
Nancy Anderson                1,000
John Bannon                   3,000
Teri Baptiste                 1,000
Anthony Barclay               1,500
Francisco Barrios             1,000
Anitra Barton                 1,000
Terri Bears                  12,500
Roy Bernius                   1,000
Dave Beveridge                1,500
Tanya S. Boggs                1,000
Nicole Borreggine               250
Jacqueline Boughton             500
Elizabeth Bowman              1,500
Ron Brooks                    1,000
Alex Bryant                   1,000
Shelly Bucklitzsch            1,000
Lonnie Callies                1,000
Erin Cameron                  1,500
Elizabeth Carmichael          1,500
Ana Maria Casapu              1,000
Derrick Charleston            1,000
Chris Cheney                  1,000
Christopher Clare               500
Charity Cloutier              1,000
Heather Collins               1,000
Karen Colosi                  1,500
Jonathan Comstock             1,000
Jeffrey Copa                  1,000
Tara B. Corridan              1,000
                                 Page 39 of 148

Donna Coulthart               1,000
Betty Cragin-Jones            5,000
Kevin Cruzado                 1,000
Donna D'Alessandro            1,000
Mike Danque                   1,000
Dorothy Davenport             1,000
Wade Dellinger                1,000
Stephanie Difarnecio          1,000
Nicole DiMaggio               1,000
Shannon Dobrow                1,000
Catina Edwards                1,000
Mike Elder                    1,000
David Elliott                50,000
Vera Eng                      1,000
Justin Erickson                 250
David(Damian) Farley          1,000
Tina Fay                      1,000
Luis E. Frascarelli           1,000
Jeanette Frempter             1,000
Paul Glover                 100,000
James Goff                    1,000
Joseph Gomez                  3,500
Reggie Gonzalez               1,500
Anna Guarino                    500
Karee Guion                   1,000
Jade Gummer                   1,000
Joe Hallimen                  1,000
Samuel W. Hancock, Jr.        2,000
Donna Hankes                  1,500
Eric Harris                   1,000
John Harris                   1,000
Marnie Hernandez              1,500
Lyndi Heus                    1,000
Jason Hoffman                40,000
Andre Howard                  1,000
John Huffman                  2,000
Evan Jenkins                  8,500
Opal Juneau                   1,000
Barry Kay                     1,000
Maureen Kelleher              1,000
Daniel Kinchen                2,000
Kathryn Kindred               1,000
Brandie Koelker               1,500
Armand Kulpa                  2,000
Kristine Lang                 1,000
Aymen Lassoued                1,000
Kim Lawler                      500
                                 Page 40 of 148
Calvin Lawrence               1,000
John Leon                     1,000
Andrea Lepak                  1,000
Lisa Letterio                 1,000
David Linn                    1,500
Julie Lisle                   1,000
Dennis Loftheim               1,000
Jennifer Mackeen              1,000
Ryan Marr                     1,000
Harry Marseille               1,000
Aura Marte                    1,000
Susan Martin                  1,000
Robert Masse                  1,500
Jannett Matthews              1,000
Gary Mejia                    1,000
Marcella Melby                1,500
Natalie Melera                1,000
David Michael                 1,000
Amber Miller                  1,000
David Miller                  1,000
Janet Minard                  1,000
Chris Mitchell                1,000
Iyad Muhanna                  1,000
Yoon (Jin) Nam                1,000
Guillermo Navarro             1,000
Shannon Nelson                1,500
James (Robbie) Owen           1,000
Holly Pauline                 1,000
Omayra Perez                  1,000
Yilda Perezcassar             1,000
Svetozar Petkov               2,000
Cecilia Quinan                5,000
Bill Ramsey                   5,000
Vivianna Ray                  1,000
Justin Recca                  1,000
Jonathan Reed                 1,000
Terry Reed                    1,000
Julia Reilly                  1,000
Christopher Roberts           1,000
Kristi Ross                   1,000
Catherine Z. Rowzie          20,000
Kristen Salo                  2,000
Leonardo Samuels              1,000
Manuel Santos                 1,000
Ryan Sanuik                   1,000
Jack Saults                     500
Mark Schnabel                 1,000
                                 Page 41 of 148

Carmen Segarra                1,000
Hazel Shojgreen               1,000
Blake Smith                   1,000
Marcus Smith                  1,000
Holly Spears                  1,000
Erika Sprague                 1,000
Wendy Stewart                 1,000
Lisa Swindell                 1,000
Michele R. Szabo              1,000
Judith Tannenbaum             1,000
Peter Tattersall              1,000
Joseph Tomaski                1,000
Renee Towater                 1,000
Marisa Urso                   2,000
Rebecca Van Dyke              1,000
Andrew Vega                   1,000
Anna Leah Vessey              1,000
Vongdouane Lee Vongkiasone      250
Trecy Voorheis                2,500
Bryan Weber                   1,000
Thomas Weinard               10,000
Bob Wendling                 23,333
Jessica Wilkinson             1,000
Kallie Williams               1,500
Makeda Wilson                   500
Jolie Wilson                  1,000
Brain Woodward                1,000
Scott Wright                  1,000
Chelsea Zedar                   250
TOTAL                       439,083

                                SCHEDULE 3.03(C)
                                  SUBSIDIARIES
1.     Slasher  Productions,  Inc.  dba  Castnet.com

                              EXHIBIT A

         Shareholders and Outstanding Shares of the Company

NAME OF SHAREHOLDER                      NUMBER AND TYPE OF SHARES OWNED
-------------------                      -------------------------------
Jefferson Trust #2                       1,000,000 shares of voting common stock
Richard J. Walk                          300,000 shares of non-voting stock

                                                                       EXHIBIT B


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into this 14th day of January, 2002, between SECTOR COMMUNICATIONS, INC., a Nevada corporation (the "Employer"), and MADISON CONSULTING COMPANY, a Delaware corporation (the "Consulting Firm").

                                   BACKGROUND

     The Employer desires to continue to obtain the benefit of Consulting Firm's services and expertise, and the Consulting Firm desires to continue to render services to the Employer.

     The Employer's Board of Directors has determined that it is in the Employer's best interest and that of its shareholders to recognize the substantial contribution that the Consulting Firm has made to the Employer's business, and to continue to retain the Consulting Firm's services in the future.

     The Employer and the Consulting Firm desire to set forth in this Agreement the terms and conditions of the Consulting Firm's continued retention by the Employer. Accordingly, in consideration of the mutual covenants and representations contained set forth below, the Employer and the Consulting Firm agree as follows:

                                      TERMS

1.     SERVICES  RENDERED.

     The Consulting Firm agrees to render services to the Employer and one or more of the Employer's subsidiary corporations as specified in this Agreement upon the terms and conditions and for the compensation provided in this Agreement. All compensation paid to the Consulting Firm by the Employer or any subsidiary of the Employer, and all benefits and perquisites received by the Consulting Firm from the Employer or any of its subsidiaries, will be aggregated in determining whether the Consulting Firm has received the compensation and benefits provided for in this Agreement.

2.     TERM  OF  AGREEMENT.

     (a) End of Term. The term of this Agreement will be for the period commencing on the date of this Agreement and ending on the earliest of:

          (i) five years after notice of termination is given by the Employer to the Consulting Firm;

          (ii) the date of termination of the Consulting Firm's employment by the Consulting Firm at its election and without "Good Reason" (as defined in Section 9 of this Agreement); or

          (iii) the date of termination of the Consulting Firm's employment by the Employer for "Cause" (as defined in Section 8 of this Agreement) or by the Employer without Cause in accordance with Section 9 or by the Consulting Firm for Good Reason pursuant to Section 9;

     (b) Date of Termination. As used in this Agreement the term "Date of Termination" means (i) if the Consulting Firm's employment is terminated by the Employer pursuant to clause (i) of Section 2(a) above, the date that is five years after the date of the Consulting Firm's receipt of the notice of termination or any later date specified in such notice, as the case may be, (ii) if the Consulting Firm terminates its employment at its election and without Good Reason pursuant to clause (ii) of Section 2(a), the date of the Employer's receipt of the notice of termination from the Consulting Firm or any later date specified in such notice, as the case may be, and (iii) if the Consulting Firm's employment is terminated by the Employer for Cause or by the Employer without Cause pursuant to Section 9 of this Agreement, or by the Consulting Firm for Good Reason, fifteen days after the date of receipt of the notice of termination by the Consulting Firm or the Employer, respectively, or any later date specified in such notice, as the case may be.

3.     SERVICES  TO  BE  RENDERED;  NON-EXCLUSIVITY.

     (a) Service. During the Consulting Firm's term of employment under this Agreement, the Consulting Firm shall perform the duties assigned by the Employer from time to time.

     (b) Substantial Efforts. During the term of this Agreement, the Consulting Firm and/or its associates shall devote sufficient business time and energy to the business, affairs and interests of the Employer and its subsidiaries, and matters related thereto, and shall use its reasonable commercial efforts and ability to promote the interests of the Employer and its subsidiaries. The Consulting Firm agrees that it will diligently endeavor to promote the business, affairs and interests of the Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board of Directors of the Employer (the "Board") and more senior officers of the Employer from time to time. The Consulting Firm shall serve without additional remuneration in such Consulting Firm's capacities for one or more direct or indirect subsidiaries of the Employer as the Employer may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law and indemnification on the same terms as the Consulting Firm is indemnified by the Employer. The failure of the Consulting Firm to discharge an order or perform a function because the Consulting Firm reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by it of its obligations or duties under this Agreement and shall not entitle the Employer to terminate this Agreement pursuant to any of its provisions.

     (c) Certain Permissible Activities. The Consulting Firm and/or its associates may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer or any of its subsidiaries but only if such service is expressly approved by the Employer in writing. The Consulting Firm and/or its associates may (i) make and manage personal business investments of their choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Employer so long as such activities and service do not materially interfere or conflict with the performance of their duties under this Agreement. It is agreed that to the extent that the Employer shall have approved any service of the Consulting Firm and/or its associates pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as defined in Section 10 below), or to the extent that the Consulting Firm and/or its associates may have engaged in activities pursuant to the second sentence of this Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities similar in nature and scope thereto during the two years subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this Agreement and the previously obtained Employer approval may not be revoked or limited in any material respect during the two years following such Change in Control Date.

4.     COMPENSATION.

     (a) Annual Draw. Throughout the term of this Agreement, Employer will pay the Consulting Firm an annual draw of at least One Hundred Fifty Thousand Dollars ($150,000.00), payable in periodic installments no less frequently than twice per month. Such draw is referred to in this Agreement as the Consulting Firm's "Annual Draw."

     (b) Sales Performance Bonus. Throughout the term of this Agreement, in addition to the Annual Draw, for each and every month that the Employer and or its subsidiaries sell Two Thousand (2,000) enrollments or more from its Orlando, Florida in-house sales group, the Employer shall pay the Consulting Firm a sales performance bonus ("Sales Performance Bonus") of Ten Dollars ($10.00) per enrollment for such month or months. For purposes of calculating the total number of enrollments for any given month, in addition to the number of regular individual enrollments, there shall be added to the number of regular individual enrollments, a number equal to the gross amount of sales of cruises and trips for that month divided by Five Hundred (500). For example, if in a particular month the Employer sells 1,500 regular enrollments, and also sells a cruise for two hundred fifty thousand dollars ($250,000), then the Consulting Firm will be due a Sales Performance Bonus of Twenty Thousand Dollars ($20,000) for that month.

     (c) Asia and England Sales Commission. In addition to the Annual Draw and the Sales Performance Bonus, as the Employer collects the outstanding fees receivable as a result of earlier sales of certain rights regarding the Asian and English sales territories, the Employer and or its subsidiaries shall continue to pay the Consulting Firm an Asia and England sales commission ("Asia and England Sales Commission") in an amount equal to Ten Percent (10%) of such outstanding fees receivable. As of the time of executing this Agreement, there is Eight Hundred Thousand ($800,000.00) of outstanding fees receivable by the Employer from an earlier sale of the Asia rights, and there is One Hundred Fifty Thousand Dollars ($150,000.00) of outstanding fees receivable by the Employer from an earlier sale of English rights.

     (d) Expense Reimbursement. The Employer agrees to reimburse the Consulting Firm in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by it in connection with the performance of its duties under this Agreement; provided the Consulting Firm submits to the Employer vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Employer and such expenses are in accordance with any applicable corporate policy.

5.     NOT  USED.

6.     NOT  USED.

7.     PAYMENTS  AND  BENEFITS  UPON  TERMINATION  OF EMPLOYMENT FOR ANY REASON.

     On the Date of Termination of the Consulting Firm's employment under this Agreement for any reason whatsoever, the Consulting Firm's Annual Draw will cease thereafter to accrue except as specifically provided in Section 9. In addition, the Employer shall:

     (a) pay and deliver to the Consulting Firm all amounts of money owed to it by the Employer as of the Date of Termination, including all amounts payable to it under any expense reimbursement plans or policies for expenses incurred through the Date of Termination, and the amount of any bonus due under any incentive plan to the Consulting Firm for any bonus period or performance measurement cycle of the Employer that ended prior to the Date of Termination which remained unpaid on the Date of Termination;

     (b) continue to insure the Consulting Firm with respect to any activities that Consulting Firm and/or its associates rendered hereunder as a director or officer of the Employer or any of its subsidiaries, for a period of three years after such Date of Termination, under such policies of director and officer liability insurance as Employer shall provide for its senior officers generally; provided, however, that if a Change in Control shall have occurred prior to such Date of Termination or shall thereafter occur, such policies of insurance shall be no less favorable to the Consulting Firm than such policies as may have been in effect for the Consulting Firm at any time during the one hundred twenty day period immediately preceding the Change in Control Date; and

     (c) continue to honor such rights to indemnification as the Consulting Firm and/or its associates may be entitled pursuant to any plan of indemnification or indemnification agreement in effect at the Date of Termination.

     (d) The Consulting Firm immediately waives any right or entitlement to the payments and benefits described in Section 7(a) - (c) in the event that the Consulting Firm breaches any term or provision of this Agreement.

8.     TERMINATION  OF  EMPLOYMENT  BY  EMPLOYER  FOR  CAUSE.

     (a) Definition of Cause. The Employer may terminate the Consulting Firm's employment under this Agreement if the termination is for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Consulting Firm's employment under this Agreement if, and only if, any of the following shall occur:

          (i) The Conviction by a court of competent jurisdiction or entry of a guilty plea or a plea of nolo contendere for an act on the part of an associate of the Consulting Firm actually rendering services to the Employer hereunder constituting any felony; or

          (ii) a willful breach by the Consulting Firm of any provisions of this Agreement if such breach results in demonstrably material injury to the Employer.

     (b) Procedural Requirements. The Consulting Firm's employment under this Agreement shall not be subject to termination for Cause without: (i) reasonable notice to the Consulting Firm setting forth the reasons for Employer's intention to terminate and specifying the particulars thereof in detail, and (ii) an opportunity for the Consulting Firm to cure any such breach, if possible, within thirty days after receipt of such notice.

9. TERMINATION OF EMPLOYMENT BY THE CONSULTING FIRM FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE.

     (a) Definition of Good Reason. The Consulting Firm may terminate its employment under this Agreement and all of its obligations under this Agreement to the Employer accruing after the date of such termination (other than his obligations under Section 11, 12, 13, 18, and 26), if the termination is for "Good Reason," which for purposes of this Agreement is defined as:

          (i) failure by the Employer to perform any of its obligations hereunder (including, but not limited to, Employer's obligations under Sections 3 and 4) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer within 30 days after receipt of notice thereof given by the Consulting Firm; or

          (ii)  the  diminution  of  the  Consulting   Firm's  draw,  except  in
connection with the termination of the Consulting Firm's employment for Cause, or termination by the Consulting Firm other than for Good Reason;

          (iii) any failure by the Employer to obtain the assumption of this Agreement by any successor or assignee of the Employer;

          (iv) any attempt by the Employer to terminate the Consulting Firm for Cause which does not result in a valid termination for Cause; and

          (v) a relocation of Employer's principal office to any place outside Orange County, Florida.

Any such termination will be effective upon thirty days' prior written notice from the Consulting Firm to the Employer.

     (b) Employer's Termination Without Cause. The Employer may terminate the Consulting Firm's employment under this Agreement without Cause (as defined above) by written notice to the Consulting Firm. Any such termination shall become effective upon fifteen days prior written notice from the Employer to the Consulting Firm.

     (c) Compensation and Benefits Upon Section 9 Termination. In addition to the payments specified in Section 7 of this Agreement, in the event of termination of the Consulting Firm's employment pursuant to this Section 9, the Employer shall continue to pay or provide to the Consulting Firm the following:

          (i) Annual Draw through Date of Termination at the rate in effect just prior to the time a Notice of Termination is given;

          (ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, an amount in cash equal to one times the sum of the Annual Draw on the Date of Termination plus the average of the Consulting Firm's last two years' bonuses and commissions (the "Severance Payment"). For the purposes of the definition of "Severance Payment" the Company shall compute the average of the Consulting Firm's last two years' bonuses and commissions by including the greater of (A) the bonus and commission, if any, already earned by the Consulting Firm at the time of termination related to the calendar year of the termination, or (B) the bonus and commission, if any, earned in the second full calendar year preceding the termination of the Consulting Firm (e.g., if the Consulting Firm is terminated on August 1, 2002 (and this Section 9 is applicable), the Employer shall include in the bonus and commission calculation the greater of (A) the bonus and commission, if any, earned by the Consulting Firm through August 1, 2002, or (B) the bonus and commission, if any, earned by the Consulting Firm in calendar year 2001). Additionally, also for the purpose of the definition of "Severance Payment," in the event the Consulting Firm participated in a Company program which replaces an annual cash bonus with a grant of stock or stock options during any relevant year (a "Company Program"), then the Company shall compute the average of the Consulting Firm's last two years' bonuses by (i) in the case of a Company Program consisting of a stock grant by including the amount reported by the Company to the Internal Revenue Service relating to such stock grant for the relevant year and (ii) in the case of a Company Program consisting of a stock option grant the greater of (A) the imputed present value of such options at the time of the grant or (B) the difference between the fair market value of the underlying stock on the date of the termination (which shall be calculated on the basis of the closing price per share on the principal trading market where the Company's common stock is traded) and the exercise price of such options (such greater amount shall be referred to as the "Option Value"). For example, if the Consulting Firm is terminated on October 1, 2003 (and this Section 9 is applicable) and the Consulting Firm received a bonus consisting of stock with a value reported to the Internal Revenue Service of $200,000 in 2002, and a bonus consisting of options with an Option Value of $225,000 in 2001, then the average bonus for calculating the Severance Payment will be $212,500. For the purposes of this Agreement, unless the relevant Company Program specifies otherwise, if the Consulting Firm resigns for Good Reason or is terminated without Cause, it shall be deemed vested in whatever stock or stock options it had earned as part of the relevant Company Program (if any) through the date of termination.

          (iii) The Consulting Firm will have 90 days subsequent to the Date of Termination to exercise all stock options and restricted stock awards that have been granted and were vested at Date of Termination, if any; and

          (iv) All draws, bonuses and commissions shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Consulting Firm. The Consulting Firm immediately waives any right or entitlement to the Severance Payment in the event that the Consulting Firm breaches any term or provision of this Agreement and in the event of such breach the Consulting Firm will pay to the Employer an amount equal to any portion of the Severance Payment paid to the Consulting Firm prior the Consulting Firm's breach, in addition to any damages the Employer may be able to recover. The Employer shall not have any additional liability or obligation hereunder by reason of such termination.

10.     CHANGE  IN  CONTROL.

     (a) Effectiveness of Section. If at any time during the term of the Consulting Firm's employment by the Employer pursuant to this Agreement, a Change in Control of the Employer (as defined below) shall occur, the provisions of this Section 10 shall become effective without any limitation on any other rights the Consulting Firm may have under this Agreement. Sections (c) and (d) of this Section 10 shall become ineffective with respect to such Change in Control on the first anniversary of the date on which such Change in Control occurs (the "Change in Control Date") unless the Consulting Firm's employment has theretofore been terminated for any reason; provided, however, that if another Change in Control occurs after such first anniversary, Sections 10(c) and (d) shall become effective once again with respect to such subsequent Change in Control. If the Consulting Firm's employment so terminates prior to such first anniversary, the provisions of Sections 10(c) and (d) shall survive so long as the Consulting Firm is entitled to any benefits under this Agreement.

     (b) Definition of Change in Control. For the purpose of this Agreement, a "Change in Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning o Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Employer, (w) any acquisition by the Employer, (x) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer, (y) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Section 10(b), or

          (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

     (c) Certain Restrictions Following Change in Control. If a Change in Control of the Employer occurs, then the following provisions shall apply:

          (i) the Employer shall not be entitled to reduce, terminate or adversely (from the Consulting Firm's point of view) affect, pursuant to Sections 4(b) and 4(c), any performance bonuses or sales commissions which are described in Sections 4(b) or 4(c) to which the Consulting Firm shall thereafter be entitled even in connection with a reduction in such benefits applicable to all of the Employer's officers who are of a similar class and station as those of the Consulting Firm. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm;

          (ii) the Employer shall not be entitled to reduce, terminate, or adversely (from the Consulting Firm's point of view) affect the Consulting Firm's reimbursement of expenses as described in Section 4(d); and

          (iii) all stock options, restricted stock awards, SERP and similar grants theretofore or thereafter made, if any, which are unvested shall immediately vest effective as of the Change in Control Date.

     (d) Provisions Applicable to Termination of Employment. If a Change in Control shall occur and the Consulting Firm's employment is thereafter terminated at any time prior to the first anniversary of the Change in Control Date by the Employer other than for Cause or by the Consulting Firm for Good Reason, then the Consulting Firm shall be entitled to receive the following:

          (i) the Consulting Firm shall be entitled to all payments and benefits provided in Section 7;

          (ii) the payments required by the provisions of clause (i) of Section 9(c) shall be paid to the Consulting Firm in a lump sum in cash within ten days after the Date of Termination (or such later date as the Consulting Firm may elect); and

          (iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draws subsequent to the Date of Termination and any Severance Payment referenced in Section (c)(ii) above, an amount in cash equal to two times the sum of the Annual Draw on the Date of Termination and all benefits enjoyed by the Consulting Firm on the Date of Termination shall continue for a period of three years after the Date of Termination. In addition, the Consulting Firm will receive the average of the last three years' bonuses, which shall be calculated as contemplated by Section 9(c)(ii) above. The severance sum shall be paid to the Consulting Firm within 30 days of the Date of Termination. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm.

11. LIMITATION ON PAYMENTS. Notwithstanding anything in this Agreement to the contrary, in the case of a Change in Control of the Employer, in no event shall the Consulting Firm be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, "Excise Tax"). In such a case, any payment due to the Consulting Firm shall automatically be reduced to the maximum amount that may be received by the Consulting Firm that will not trigger any Excise Tax.

12.     PROPERTY.

     (a) All right, title and interest in and to Intellectual Property (as defined below) shall be and remain the sole and exclusive property of the Employer. During the term of this Agreement, the Consulting Firm shall not remove from the Employer's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing proprietary information, or other materials or property of any kind belonging to the Employer unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Consulting Firm shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which it may have access or with which for any reason it may become familiar, except as disclosure shall be necessary in the performance of its duties. Upon the termination of the Consulting Firm's employment with the Employer, it shall leave with or return to the Employer all originals and copies of the foregoing then in its possession, whether prepared by the Consulting Firm or by others.

     (b) The Consulting Firm agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by the Consulting Firm: (i) at any time and at any place while the Consulting Firm is employed by the Employer and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Employer; (ii) as a result of tasks assigned to the Consulting Firm by the Employer; or (iii) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Employer (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Employer. The Consulting Firm shall promptly disclose to the Employer all Intellectual Property, and the Consulting Firm shall have no claim for additional compensation for the Intellectual Property.

     (c) The Consulting Firm acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Consulting Firm may retain an interest in any Intellectual Property that is not copyrightable, the Consulting Firm hereby irrevocably assigns and transfers to the Employer any and all right, title, or interest that the Consulting Firm may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Employer shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

     (d) The Consulting Firm further agrees to reveal promptly all information relating to the Intellectual Property to appropriate officers of the Employer and to cooperate with the Employer and execute such documents as may be necessary or appropriate (i) in the event that the Employer desires to seek copyright, patent or trademark protection, or other analogous protection relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (ii) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

     (e) In the event the Employer is unable after reasonable effort to secure the Consulting Firm's signature on any of the documents referenced in Section 12(d) above, for any reason whatsoever, the Consulting Firm hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Consulting Firm's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by the Consulting Firm.

13.     CONFIDENTIAL  INFORMATION.

     Except for proper business purposes, at all times for the period of time commencing as of the date of this Agreement and ending on the second anniversary of the date of termination of the Consulting Firm's employment under this Agreement, the Consulting Firm and its associates agree not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, processes, "know-how," prices, suppliers, customers, contractors, clients, costs or any knowledge or information with respect to confidential or trade secrets of the Employer, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. The Consulting Firm and its associates acknowledge and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Employer, but held by the Consulting Firm and/or its associates, concerning any information relating to the Employer's business, whether confidential or not, are the property of the Employer.

14.     NO  ASSIGNMENTS;  ASSUMPTION  BY  SUCCESSOR.

     This Agreement is personal to the Employer and to the Consulting Firm and may not be assigned by either party without the written consent of the other. The Employer will require any successor (whether direct or indirect by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Employer to (i) expressly assume and agree to perform this Agreement in the same manner and the same extent the Employer would be required to perform it as if no such succession had taken place; and (ii) notify the Consulting Firm of the assumption of this Agreement within ten days of such assumption. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this agreement. As used in this Agreement, "Employer" shall mean Sector
Communications, Inc. and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. However, this agreement shall inure to the benefit of and be enforceable by the Consulting Firm's successors or other legal representatives.

15.     NO  SET-OFF.

     The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right, or action which the Employer may have against the Consulting Firm or others. In no event shall the Consulting Firm be obligated to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits to be provided, to the Consulting Firm under any of the provisions of this Agreement, and, except as expressly provided in Section 9 hereof (as the same may be modified by clause (iii) of Section 10(d)), such amounts shall not be reduced whether or not the Consulting Firm obtains other employment.

16.     INDEMNIFICATION.

     The Employer and the Consulting Firm acknowledge that the Consulting Firm's associates' service as an officer of the Employer exposes the Consulting Firm and/or its associates to risks of personal liability arising from, and pertaining to, the Consulting Firm's and/or its associates' participation in the management of the Employer. The Employer shall defend, indemnify and hold harmless the Consulting Firm and its associates from any actual cost, loss, damages, attorneys fees, or liability suffered or incurred by the Consulting Firm and its associates arising out of, or connected to, the Consulting Firm's and/or its associates' services as an officer of the Employer. The Employer shall not be obligated to indemnify the Consulting Firm or its associates if the cost, loss, damage, or liability results from the Consulting Firm's violation of the Securities Exchange Act of 1934, as amended, the Consulting Firm's associates' violation of criminal law, a transaction from which the Consulting Firm or its associates received an improper personal benefit, the Consulting Firm's or its associates' violation of Section 607.0834 of the Florida Business Corporation Act (or any similar state's corporate law, or successor law), or the Consulting Firm's or its associates' willful misconduct or a conscious disregard for the best interests of the Employer. The Employer will not have any obligation to the Consulting Firm or its associates under this section for any loss suffered if the Consulting Firm and/or its associates voluntarily pay, settle, compromise, confesses judgment for, or admits liability with respect to without the approval of the Employer. Within thirty days after the Consulting Firm receives notice of any claim or action which may give rise to the application of this section, the Consulting Firm shall notify the Employer in writing of the claim or action. The Consulting Firm's failure to timely notify the Employer of the claim or action will relieve the Employer from any obligation to the Consulting Firm and/or its associates under this section.

17.     PRIOR  EMPLOYMENT  AGREEMENTS.

     The Consulting Firm and its associates represent that they have not executed any agreement with any previous employer which may impose restrictions on his employment with the Employer.

18.     TRANSFERABILITY,  SUCCESSORS  AND  ASSIGNS.

     The rights and benefits of the Employer under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. No rights or obligations of the Consulting Firm hereunder shall be transferable or assignable by the Consulting Firm to any third party.

19.     ATTORNEY'S  FEES.

     The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for attorney's fees and costs incurred by such party in enforcing this Agreement (including fees incurred on any appeal).

20.     NO  ORAL  MODIFICATIONS.

     No modifications or waivers of any provision hereof will be binding or valid unless in writing and executed by both parties.

21.     WAIVER.

     Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties in this Agreement are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

22.     SEVERABILITY.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

23.     GOVERNING  LAW  AND  BINDING  EFFECT.

     This Agreement shall be interpreted and construed in accordance with the laws of Florida.

24.     CAPTIONS.

     Captions and section headings used herein are for convenience only, are not of this Agreement, and shall not be used in construing this Agreement.

25.     COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

26.     NOTICE.

     Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand delivery or by United States Express Mail service to the parties at the following addresses:

To  the  Employer:

Sector  Communications,  Inc
7001  Lake  Ellenor  Drive,  Suite  200
Orlando,  Florida  32809
Attn:  Mark  Tolner,  Officer

To  the  Consulting  Firm:

Cortes  W.  Randell
c/o  Madison  Consulting  Company
620  National  Press  Bldg.,  N.W.
Washington,  DC  20045

27.     ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orlando, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in the arbitrator's award in any court having jurisdiction. Such arbitration shall occur only after the parties have attempted to resolve the dispute or controversy by mediation under mutually agreeable terms.

28.     ENTIRE  AGREEMENT.

     This Agreement comprises the entire agreement between the Consulting Firm and the Employer. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless it is in writing and is executed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date set forth above.

Witnesses:                                 SECTOR  COMMUNICATIONS,  INC.:


/S/ Thomas Weinard
--------------------------------
Signature                                  By: /S/ Mark Tolner
                                           ---------------------------
Thomas Weinard                             Mark Tolner
--------------------------------
Printed  name                              Its  President


/S/ Richard H. Tami
--------------------------------
Signature

Richard H. Tami
--------------------------------
Printed  name


/S/ Thomas Weinard
--------------------------------
Signature

Thomas Weinard                              MADISION  CONSULTING  COMPANY:
--------------------------------
Printed  name


/S/ Richard H. Tami                         By: /S/Court Randell
--------------------------------            --------------------
Signature                                   Court Randell

Richard H. Tami                             Its  President
--------------------------------
Printed  name

                                                                       EXHIBIT C

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into this 14th day of January, 2002, between SECTOR COMMUNICATIONS, INC., a Nevada corporation (the "Employer"), and GENERAL SERVICES CORP., a Delaware corporation (the "Consulting Firm").

                                   BACKGROUND

     The Employer desires to continue to obtain the benefit of Consulting Firm's services and expertise, and the Consulting Firm desires to continue to render services to the Employer.

     The Employer's Board of Directors has determined that it is in the Employer's best interest and that of its shareholders to recognize the substantial contribution that the Consulting Firm has made to the Employer's business, and to continue to retain the Consulting Firm's services in the future.

     The Employer and the Consulting Firm desire to set forth in this Agreement the terms and conditions of the Consulting Firm's continued retention by the Employer. Accordingly, in consideration of the mutual covenants and representations contained set forth below, the Employer and the Consulting Firm agree as follows:

                                      TERMS

1.     SERVICES  RENDERED.

     The Consulting Firm agrees to render services to the Employer and one or more of the Employer's subsidiary corporations as specified in this Agreement upon the terms and conditions and for the compensation provided in this Agreement. All compensation paid to the Consulting Firm by the Employer or any subsidiary of the Employer, and all benefits and perquisites received by the Consulting Firm from the Employer or any of its subsidiaries, will be aggregated in determining whether the Consulting Firm has received the compensation and benefits provided for in this Agreement.

2.     TERM  OF  AGREEMENT.

     (a) End of Term. The term of this Agreement will be for the period commencing on the date of this Agreement and ending on the earliest of:

          (i) five years after notice of termination is given by the Employer to the Consulting Firm;

          (ii) the date of termination of the Consulting Firm's employment by the Consulting Firm at its election and without "Good Reason" (as defined in Section 9 of this Agreement); or

          (iii) the date of termination of the Consulting Firm's employment by the Employer for "Cause" (as defined in Section 8 of this Agreement) or by the Employer without Cause in accordance with Section 9 or by the Consulting Firm for Good Reason pursuant to Section 9;

     (b) Date of Termination. As used in this Agreement the term "Date of Termination" means (i) if the Consulting Firm's employment is terminated by the Employer pursuant to clause (i) of Section 2(a) above, the date that is five years after the date of the Consulting Firm's receipt of the notice of termination or any later date specified in such notice, as the case may be, (ii) if the Consulting Firm terminates its employment at its election and without Good Reason pursuant to clause (ii) of Section 2(a), the date of the Employer's receipt of the notice of termination from the Consulting Firm or any later date specified in such notice, as the case may be, and (iii) if the Consulting Firm's employment is terminated by the Employer for Cause or by the Employer without Cause pursuant to Section 9 of this Agreement, or by the Consulting Firm for Good Reason, fifteen days after the date of receipt of the notice of termination by the Consulting Firm or the Employer, respectively, or any later date specified in such notice, as the case may be.

3.     SERVICES  TO  BE  RENDERED;  NON-EXCLUSIVITY.

     (a) Service. During the Consulting Firm's term of employment under this Agreement, the Consulting Firm shall perform the duties assigned by the Employer from time to time.

     (b) Substantial Efforts. During the term of this Agreement, the Consulting Firm and/or its associates shall devote sufficient business time and energy to the business, affairs and interests of the Employer and its subsidiaries, and matters related thereto, and shall use its reasonable commercial efforts and ability to promote the interests of the Employer and its subsidiaries. The Consulting Firm agrees that it will diligently endeavor to promote the business, affairs and interests of the Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board of Directors of the Employer (the "Board") and more senior officers of the Employer from time to time. The Consulting Firm shall serve without additional remuneration in such Consulting Firm's capacities for one or more direct or indirect subsidiaries of the Employer as the Employer may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law and indemnification on the same terms as the Consulting Firm is indemnified by the Employer. The failure of the Consulting Firm to discharge an order or perform a function because the Consulting Firm reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by it of its obligations or duties under this Agreement and shall not entitle the Employer to terminate this Agreement pursuant to any of its provisions.

     (c) Certain Permissible Activities. The Consulting Firm and/or its associates may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer or any of its subsidiaries but only if such service is expressly approved by the Employer in writing. The Consulting Firm and/or its associates may (i) make and manage personal business investments of their choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Employer so long as such activities and service do not materially interfere or conflict with the performance of their duties under this Agreement. It is agreed that to the extent that the Employer shall have approved any service of the Consulting Firm and/or its associates pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as defined in Section 10 below), or to the extent that the Consulting Firm and/or its associates may have engaged in activities pursuant to the second sentence of this Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities similar in nature and scope thereto during the two years subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this Agreement and the previously obtained Employer approval may not be revoked or limited in any material respect during the two years following such Change in Control Date.

4.     COMPENSATION.

     (a) Annual Draw. Throughout the term of this Agreement, Employer will pay the Consulting Firm an annual draw of at least One Hundred Fifty Thousand Dollars ($150,000.00), payable in periodic installments no less frequently than twice per month. Such draw is referred to in this Agreement as the Consulting Firm's "Annual Draw."

     (b) Sales Performance Bonus. Throughout the term of this Agreement, in addition to the Annual Draw, for each and every month that the Employer and or its subsidiaries sells Two Thousand (2,000) enrollments or more from its Orlando, Florida in-house sales group, the Employer shall pay the Consulting Firm a sales performance bonus ("Sales Performance Bonus") of Ten Dollars ($10.00) per enrollment for such month or months. For purposes of calculating the total number of enrollments for any given month, in addition to the number of regular individual enrollments, there shall be added to the number of regular individual enrollments, a number equal to the gross amount of sales of cruises and trips for that month divided by Five Hundred (500). For example, if in a particular month the Employer sells 1,500 regular enrollments, and also sells a cruise for two hundred fifty thousand dollars ($250,000), then the Consulting Firm will be due a Sales Performance Bonus of Twenty Thousand Dollars ($20,000) for that month.

     (c) Asia and England Sales Commission. In addition to the Annual Draw and the Sales Performance Bonus, as the Employer and or its subsidiaries collect the outstanding fees receivable as a result of earlier sales of certain rights regarding the Asian and English sales territories, the Employer and or its subsidiaries shall continue to pay the Consulting Firm an Asia and England sales commission ("Asia and England Sales Commission") in an amount equal to Ten Percent (10%) of such outstanding fees receivable. As of the time of executing this Agreement, there is Eight Hundred Thousand ($800,000.00) of outstanding fees receivable by the Employer from an earlier sale of the Asia rights, and there is One Hundred Fifty Thousand Dollars ($150,000.00) of outstanding fees receivable by the Employer from an earlier sale of English rights.

     (d) Expense Reimbursement. The Employer agrees to reimburse the Consulting Firm in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by it in connection with the performance of its duties under this Agreement; provided the Consulting Firm submits to the Employer vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Employer and such expenses are in accordance with any applicable corporate policy.

5.     NOT  USED.

6.     NOT  USED.

7.     PAYMENTS  AND  BENEFITS  UPON  TERMINATION  OF EMPLOYMENT FOR ANY REASON.

     On the Date of Termination of the Consulting Firm's employment under this Agreement for any reason whatsoever, the Consulting Firm's Annual Draw will cease thereafter to accrue except as specifically provided in Section 9. In addition, the Employer shall:

     (a) pay and deliver to the Consulting Firm all amounts of money owed to it by the Employer as of the Date of Termination, including all amounts payable to it under any expense reimbursement plans or policies for expenses incurred through the Date of Termination, and the amount of any bonus due under any incentive plan to the Consulting Firm for any bonus period or performance measurement cycle of the Employer that ended prior to the Date of Termination which remained unpaid on the Date of Termination;

     (b) continue to insure the Consulting Firm with respect to any activities that Consulting Firm and/or its associates rendered hereunder as a director or officer of the Employer or any of its subsidiaries, for a period of three years after such Date of Termination, under such policies of director and officer liability insurance as Employer shall provide for its senior officers generally; provided, however, that if a Change in Control shall have occurred prior to such Date of Termination or shall thereafter occur, such policies of insurance shall be no less favorable to the Consulting Firm than such policies as may have been in effect for the Consulting Firm at any time during the one hundred twenty day period immediately preceding the Change in Control Date; and

     (c) continue to honor such rights to indemnification as the Consulting Firm and/or its associates may be entitled pursuant to any plan of indemnification or indemnification agreement in effect at the Date of Termination.

     (d) The Consulting Firm immediately waives any right or entitlement to the payments and benefits described in Section 7(a) - (c) in the event that the Consulting Firm breaches any term or provision of this Agreement.

8.     TERMINATION  OF  EMPLOYMENT  BY  EMPLOYER  FOR  CAUSE.

     (a) Definition of Cause. The Employer may terminate the Consulting Firm's employment under this Agreement if the termination is for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Consulting Firm's employment under this Agreement if, and only if, any of the following shall occur:

          (i) The Conviction by a court of competent jurisdiction or entry of a guilty plea or a plea of nolo contendere for an act on the part of an associate of the Consulting Firm actually rendering services to the Employer hereunder constituting any felony; or

          (ii) a willful breach by the Consulting Firm of any provisions of this Agreement if such breach results in demonstrably material injury to the Employer.

     (b) Procedural Requirements. The Consulting Firm's employment under this Agreement shall not be subject to termination for Cause without: (i) reasonable notice to the Consulting Firm setting forth the reasons for Employer's intention to terminate and specifying the particulars thereof in detail, and (ii) an opportunity for the Consulting Firm to cure any such breach, if possible, within thirty days after receipt of such notice.

9. TERMINATION OF EMPLOYMENT BY THE CONSULTING FIRM FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE.

     (a) Definition of Good Reason. The Consulting Firm may terminate its employment under this Agreement and all of its obligations under this Agreement to the Employer accruing after the date of such termination (other than his obligations under Section 11, 12, 13, 18, and 26), if the termination is for "Good Reason," which for purposes of this Agreement is defined as:

          (i) failure by the Employer to perform any of its obligations hereunder (including, but not limited to, Employer's obligations under Sections 3 and 4) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer within 30 days after receipt of notice thereof given by the Consulting Firm; or

          (ii)  the  diminution  of  the  Consulting   Firm's  draw,  except  in
connection with the termination of the Consulting Firm's employment for Cause, or termination by the Consulting Firm other than for Good Reason;

          (iii) any failure by the Employer to obtain the assumption of this Agreement by any successor or assignee of the Employer;

          (iv) any attempt by the Employer to terminate the Consulting Firm for Cause which does not result in a valid termination for Cause; and

          (v) a relocation of Employer's principal office to any place outside Orange County, Florida.

Any such termination will be effective upon thirty days' prior written notice from the Consulting Firm to the Employer.

     (b) Employer's Termination Without Cause. The Employer may terminate the Consulting Firm's employment under this Agreement without Cause (as defined above) by written notice to the Consulting Firm. Any such termination shall become effective upon fifteen days prior written notice from the Employer to the Consulting Firm.

     (c) Compensation and Benefits Upon Section 9 Termination. In addition to the payments specified in Section 7 of this Agreement, in the event of termination of the Consulting Firm's employment pursuant to this Section 9, the Employer shall continue to pay or provide to the Consulting Firm the following:

          (i) Annual Draw through Date of Termination at the rate in effect just prior to the time a Notice of Termination is given;

          (ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, an amount in cash equal to one times the sum of the Annual Draw on the Date of Termination plus the average of the Consulting Firm's last two years' bonuses and commissions (the "Severance Payment"). For the purposes of the definition of "Severance Payment" the Company shall compute the average of the Consulting Firm's last two years' bonuses and commissions by including the greater of (A) the bonus and commission, if any, already earned by the Consulting Firm at the time of termination related to the calendar year of the termination, or (B) the bonus and commission, if any, earned in the second full calendar year preceding the termination of the Consulting Firm (e.g., if the Consulting Firm is terminated on August 1, 2002 (and this Section 9 is applicable), the Employer shall include in the bonus and commission calculation the greater of (A) the bonus and commission, if any, earned by the Consulting Firm through August 1, 2002, or (B) the bonus and commission, if any, earned by the Consulting Firm in calendar year 2001). Additionally, also for the purpose of the definition of "Severance Payment," in the event the Consulting Firm participated in a Company program which replaces an annual cash bonus with a grant of stock or stock options during any relevant year (a "Company Program"), then the Company shall compute the average of the Consulting Firm's last two years' bonuses by (i) in the case of a Company Program consisting of a stock grant by including the amount reported by the Company to the Internal Revenue Service relating to such stock grant for the relevant year and (ii) in the case of a Company Program consisting of a stock option grant the greater of (A) the imputed present value of such options at the time of the grant or (B) the difference between the fair market value of the underlying stock on the date of the termination (which shall be calculated on the basis of the closing price per share on the principal trading market where the Company's common stock is traded) and the exercise price of such options (such greater amount shall be referred to as the "Option Value"). For example, if the Consulting Firm is terminated on October 1, 2003 (and this Section 9 is applicable) and the Consulting Firm received a bonus consisting of stock with a value reported to the Internal Revenue Service of $200,000 in 2002, and a bonus consisting of options with an Option Value of $225,000 in 2001, then the average bonus for calculating the Severance Payment will be $212,500. For the purposes of this Agreement, unless the relevant Company Program specifies otherwise, if the Consulting Firm resigns for Good Reason or is terminated without Cause, it shall be deemed vested in whatever stock or stock options it had earned as part of the relevant Company Program (if any) through the date of termination.

          (iii) The Consulting Firm will have 90 days subsequent to the Date of Termination to exercise all stock options and restricted stock awards that have been granted and were vested at Date of Termination, if any; and

          (iv) All draws, bonuses and commissions shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Consulting Firm. The Consulting Firm immediately waives any right or entitlement to the Severance Payment in the event that the Consulting Firm breaches any term or provision of this Agreement and in the event of such breach the Consulting Firm will pay to the Employer an amount equal to any portion of the Severance Payment paid to the Consulting Firm prior the Consulting Firm's breach, in addition to any damages the Employer may be able to recover. The Employer shall not have any additional liability or obligation hereunder by reason of such termination.

10.     CHANGE  IN  CONTROL.

     (a) Effectiveness of Section. If at any time during the term of the Consulting Firm's employment by the Employer pursuant to this Agreement, a Change in Control of the Employer (as defined below) shall occur, the provisions of this Section 10 shall become effective without any limitation on any other rights the Consulting Firm may have under this Agreement. Sections (c) and (d) of this Section 10 shall become ineffective with respect to such Change in Control on the first anniversary of the date on which such Change in Control occurs (the "Change in Control Date") unless the Consulting Firm's employment has theretofore been terminated for any reason; provided, however, that if another Change in Control occurs after such first anniversary, Sections 10(c) and (d) shall become effective once again with respect to such subsequent Change in Control. If the Consulting Firm's employment so terminates prior to such first anniversary, the provisions of Sections 10(c) and (d) shall survive so long as the Consulting Firm is entitled to any benefits under this Agreement.

     (b) Definition of Change in Control. For the purpose of this Agreement, a "Change in Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning o Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Employer, (w) any acquisition by the Employer, (x) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer, (y) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Section 10(b), or

          (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

     (c) Certain Restrictions Following Change in Control. If a Change in Control of the Employer occurs, then the following provisions shall apply:

          (i) the Employer shall not be entitled to reduce, terminate or adversely (from the Consulting Firm's point of view) affect, pursuant to Sections 4(b) and 4(c), any performance bonuses or sales commissions which are described in Sections 4(b) or 4(c) to which the Consulting Firm shall thereafter be entitled even in connection with a reduction in such benefits applicable to all of the Employer's officers who are of a similar class and station as those of the Consulting Firm. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm;

          (ii) the Employer shall not be entitled to reduce, terminate, or adversely (from the Consulting Firm's point of view) affect the Consulting Firm's reimbursement of expenses as described in Section 4(d); and

          (iii) all stock options, restricted stock awards, SERP and similar grants theretofore or thereafter made, if any, which are unvested shall immediately vest effective as of the Change in Control Date.

     (d) Provisions Applicable to Termination of Employment. If a Change in Control shall occur and the Consulting Firm's employment is thereafter terminated at any time prior to the first anniversary of the Change in Control Date by the Employer other than for Cause or by the Consulting Firm for Good Reason, then the Consulting Firm shall be entitled to receive the following:

          (i) the Consulting Firm shall be entitled to all payments and benefits provided in Section 7;

          (ii) the payments required by the provisions of clause (i) of Section 9(c) shall be paid to the Consulting Firm in a lump sum in cash within ten days after the Date of Termination (or such later date as the Consulting Firm may elect); and

          (iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draws subsequent to the Date of Termination and any Severance Payment referenced in Section (c)(ii) above, an amount in cash equal to two times the sum of the Annual Draw on the Date of Termination and all benefits enjoyed by the Consulting Firm on the Date of Termination shall continue for a period of three years after the Date of Termination. In addition, the Consulting Firm will receive the average of the last three years' bonuses, which shall be calculated as contemplated by Section 9(c)(ii) above. The severance sum shall be paid to the Consulting Firm within 30 days of the Date of Termination. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm.

11. LIMITATION ON PAYMENTS. Notwithstanding anything in this Agreement to the contrary, in the case of a Change in Control of the Employer, in no event shall the Consulting Firm be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, "Excise Tax"). In such a case, any payment due to the Consulting Firm shall automatically be reduced to the maximum amount that may be received by the Consulting Firm that will not trigger any Excise Tax.

12.     PROPERTY.

     (a) All right, title and interest in and to Intellectual Property (as defined below) shall be and remain the sole and exclusive property of the Employer. During the term of this Agreement, the Consulting Firm shall not remove from the Employer's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing proprietary information, or other materials or property of any kind belonging to the Employer unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Consulting Firm shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which it may have access or with which for any reason it may become familiar, except as disclosure shall be necessary in the performance of its duties. Upon the termination of the Consulting Firm's employment with the Employer, it shall leave with or return to the Employer all originals and copies of the foregoing then in its possession, whether prepared by the Consulting Firm or by others.

     (b) The Consulting Firm agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by the Consulting Firm: (i) at any time and at any place while the Consulting Firm is employed by the Employer and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Employer; (ii) as a result of tasks assigned to the Consulting Firm by the Employer; or (iii) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Employer (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Employer. The Consulting Firm shall promptly disclose to the Employer all Intellectual Property, and the Consulting Firm shall have no claim for additional compensation for the Intellectual Property.

     (c) The Consulting Firm acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Consulting Firm may retain an interest in any Intellectual Property that is not copyrightable, the Consulting Firm hereby irrevocably assigns and transfers to the Employer any and all right, title, or interest that the Consulting Firm may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Employer shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

     (d) The Consulting Firm further agrees to reveal promptly all information relating to the Intellectual Property to appropriate officers of the Employer and to cooperate with the Employer and execute such documents as may be necessary or appropriate (i) in the event that the Employer desires to seek copyright, patent or trademark protection, or other analogous protection relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (ii) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

     (e) In the event the Employer is unable after reasonable effort to secure the Consulting Firm's signature on any of the documents referenced in Section 12(d) above, for any reason whatsoever, the Consulting Firm hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Consulting Firm's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by the Consulting Firm.

13.     CONFIDENTIAL  INFORMATION.

     Except for proper business purposes, at all times for the period of time commencing as of the date of this Agreement and ending on the second anniversary of the date of termination of the Consulting Firm's employment under this Agreement, the Consulting Firm and its associates agree not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, processes, "know-how," prices, suppliers, customers, contractors, clients, costs or any knowledge or information with respect to confidential or trade secrets of the Employer, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. The Consulting Firm and its associates acknowledge and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Employer, but held by the Consulting Firm and/or its associates, concerning any information relating to the Employer's business, whether confidential or not, are the property of the Employer.

14.     NO  ASSIGNMENTS;  ASSUMPTION  BY  SUCCESSOR.

     This Agreement is personal to the Employer and to the Consulting Firm and may not be assigned by either party without the written consent of the other. The Employer will require any successor (whether direct or indirect by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Employer to (i) expressly assume and agree to perform this Agreement in the same manner and the same extent the Employer would be required to perform it as if no such succession had taken place; and (ii) notify the Consulting Firm of the assumption of this Agreement within ten days of such assumption. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this agreement. As used in this Agreement, "Employer" shall mean Sector
Communications, Inc. and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. However, this agreement shall inure to the benefit of and be enforceable by the Consulting Firm's successors or other legal representatives.

15.     NO  SET-OFF.

     The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right, or action which the Employer may have against the Consulting Firm or others. In no event shall the Consulting Firm be obligated to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits to be provided, to the Consulting Firm under any of the provisions of this Agreement, and, except as expressly provided in Section 9 hereof (as the same may be modified by clause (iii) of Section 10(d)), such amounts shall not be reduced whether or not the Consulting Firm obtains other employment.

16.     INDEMNIFICATION.

     The Employer and the Consulting Firm acknowledge that the Consulting Firm's associates' service as an officer of the Employer exposes the Consulting Firm and/or its associates to risks of personal liability arising from, and pertaining to, the Consulting Firm's and/or its associates' participation in the management of the Employer. The Employer shall defend, indemnify and hold harmless the Consulting Firm and its associates from any actual cost, loss, damages, attorneys fees, or liability suffered or incurred by the Consulting Firm and its associates arising out of, or connected to, the Consulting Firm's and/or its associates' services as an officer of the Employer. The Employer shall not be obligated to indemnify the Consulting Firm or its associates if the cost, loss, damage, or liability results from the Consulting Firm's violation of the Securities Exchange Act of 1934, as amended, the Consulting Firm's associates' violation of criminal law, a transaction from which the Consulting Firm or its associates received an improper personal benefit, the Consulting Firm's or its associates' violation of Section 607.0834 of the Florida Business Corporation Act (or any similar state's corporate law, or successor law), or the Consulting Firm's or its associates' willful misconduct or a conscious disregard for the best interests of the Employer. The Employer will not have any obligation to the Consulting Firm or its associates under this section for any loss suffered if the Consulting Firm and/or its associates voluntarily pay, settle, compromise, confesses judgment for, or admits liability with respect to without the approval of the Employer. Within thirty days after the Consulting Firm receives notice of any claim or action which may give rise to the application of this section, the Consulting Firm shall notify the Employer in writing of the claim or action. The Consulting Firm's failure to timely notify the Employer of the claim or action will relieve the Employer from any obligation to the Consulting Firm and/or its associates under this section.

17.     PRIOR  EMPLOYMENT  AGREEMENTS.

     The Consulting Firm and its associates represent that they have not executed any agreement with any previous employer which may impose restrictions on his employment with the Employer.

18.     TRANSFERABILITY,  SUCCESSORS  AND  ASSIGNS.

     The rights and benefits of the Employer under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. No rights or obligations of the Consulting Firm hereunder shall be transferable or assignable by the Consulting Firm to any third party.

19.     ATTORNEY'S  FEES.

     The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for attorney's fees and costs incurred by such party in enforcing this Agreement (including fees incurred on any appeal).

20.     NO  ORAL  MODIFICATIONS.

     No modifications or waivers of any provision hereof will be binding or valid unless in writing and executed by both parties.

21.     WAIVER.

     Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties in this Agreement are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

22.     SEVERABILITY.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

23.     GOVERNING  LAW  AND  BINDING  EFFECT.

     This Agreement shall be interpreted and construed in accordance with the laws of Florida.

24.     CAPTIONS.

     Captions and section headings used herein are for convenience only, are not of this Agreement, and shall not be used in construing this Agreement.

25.     COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

26.     NOTICE.

     Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand delivery or by United States Express Mail service to the parties at the following addresses:

To  the  Employer:

Sector  Communications,  Inc.
7001  Lake  Ellenor  Drive,  Suite  200
Orlando,  Florida  32809
Attn:  Mark  Tolner,  Officer

To  the  Consulting  Firm:

Alec  Defrawy
c/o  General  Services  Corp.
7001  Lake  Ellenor  Drive,  Suite  200
Orlando,  Florida  32809

27.     ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orlando, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in the arbitrator's award in any court having jurisdiction. Such arbitration shall occur only after the parties have attempted to resolve the dispute or controversy by mediation under mutually agreeable terms.

28.     ENTIRE  AGREEMENT.

     This Agreement comprises the entire agreement between the Consulting Firm and the Employer. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless it is in writing and is executed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date set forth above.

Witnesses:                                  SECTOR  COMMUNICATIONS,  INC.:


/S/ Thomas Weinard
--------------------------------
Signature                                   By: /S/ Mark Tolner
                                            ---------------------------
Thomas Weinard                              Mark Tolner
________________________________            Its  President
Printed  name

/S/ Richard H. Tami
--------------------------------
Signature
------
Richard H. Tami
--------------------------
Printed  name



/S/ Thomas Weinard
--------------------------------
Signature                                   GENERAL  SERVICES  CORPORATION:

Thomas Weinard
--------------------------------
Printed  name
                                            By: /S/ Alec Defrawy
                                            ----------------------------
/S/ Richard H. Tami                         Alec Defrawy
________________________________            Its  President
Signature

Richard H. Tami
--------------------------------
Printed  name

                                                                       EXHIBIT D


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into this 14th day of January, 2002, between SECTOR COMMUNICATIONS, INC., a Nevada corporation (the "Employer"), and CORPORATE MEDIA SERVICES, INC., a Delaware corporation (the "Consulting Firm").

                                   BACKGROUND

     The Employer desires to continue to obtain the benefit of Consulting Firm's services and expertise, and the Consulting Firm desires to continue to render services to the Employer.

     The Employer's Board of Directors has determined that it is in the Employer's best interest and that of its shareholders to recognize the substantial contribution that the Consulting Firm has made to the Employer's business, and to continue to retain the Consulting Firm's services in the future.

     The Employer and the Consulting Firm desire to set forth in this Agreement the terms and conditions of the Consulting Firm's continued retention by the Employer. Accordingly, in consideration of the mutual covenants and representations contained set forth below, the Employer and the Consulting Firm agree as follows:

                                      TERMS

1.     SERVICES  RENDERED.

     The Consulting Firm agrees to render services to the Employer and one or more of the Employer's subsidiary corporations as specified in this Agreement upon the terms and conditions and for the compensation provided in this Agreement. All compensation paid to the Consulting Firm by the Employer or any subsidiary of the Employer, and all benefits and perquisites received by the Consulting Firm from the Employer or any of its subsidiaries, will be aggregated in determining whether the Consulting Firm has received the compensation and benefits provided for in this Agreement.

2.     TERM  OF  AGREEMENT.

     (a) End of Term. The term of this Agreement will be for the period commencing on the date of this Agreement and ending on the earliest of:

          (i) five years after notice of termination is given by the Employer to the Consulting Firm;

          (ii) the date of termination of the Consulting Firm's employment by the Consulting Firm at its election and without "Good Reason" (as defined in Section 9 of this Agreement); or

          (iii) the date of termination of the Consulting Firm's employment by the Employer for "Cause" (as defined in Section 8 of this Agreement) or by the Employer without Cause in accordance with Section 9 or by the Consulting Firm for Good Reason pursuant to Section 9;

     (b) Date of Termination. As used in this Agreement the term "Date of Termination" means (i) if the Consulting Firm's employment is terminated by the Employer pursuant to clause (i) of Section 2(a) above, the date that is five years after the date of the Consulting Firm's receipt of the notice of termination or any later date specified in such notice, as the case may be, (ii) if the Consulting Firm terminates its employment at its election and without Good Reason pursuant to clause (ii) of Section 2(a), the date of the Employer's receipt of the notice of termination from the Consulting Firm or any later date specified in such notice, as the case may be, and (iii) if the Consulting Firm's employment is terminated by the Employer for Cause or by the Employer without Cause pursuant to Section 9 of this Agreement, or by the Consulting Firm for Good Reason, fifteen days after the date of receipt of the notice of termination by the Consulting Firm or the Employer, respectively, or any later date specified in such notice, as the case may be.

3.     SERVICES  TO  BE  RENDERED;  NON-EXCLUSIVITY.

     (a) Service. During the Consulting Firm's term of employment under this Agreement, the Consulting Firm shall perform the duties assigned by the Employer from time to time.

     (b) Substantial Efforts. During the term of this Agreement, the Consulting Firm and/or its associates shall devote sufficient business time and energy to the business, affairs and interests of the Employer and its subsidiaries, and matters related thereto, and shall use its reasonable commercial efforts and ability to promote the interests of the Employer and its subsidiaries. The Consulting Firm agrees that it will diligently endeavor to promote the business, affairs and interests of the Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board of Directors of the Employer (the "Board") and more senior officers of the Employer from time to time. The Consulting Firm shall serve without additional remuneration in such Consulting Firm's capacities for one or more direct or indirect subsidiaries of the Employer as the Employer may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law and indemnification on the same terms as the Consulting Firm is indemnified by the Employer. The failure of the Consulting Firm to discharge an order or perform a function because the Consulting Firm reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by it of its obligations or duties under this Agreement and shall not entitle the Employer to terminate this Agreement pursuant to any of its provisions.

     (c) Certain Permissible Activities. The Consulting Firm and/or its associates may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer or any of its subsidiaries but only if such service is expressly approved by the Employer in writing. The Consulting Firm and/or its associates may (i) make and manage personal business investments of their choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Employer so long as such activities and service do not materially interfere or conflict with the performance of their duties under this Agreement. It is agreed that to the extent that the Employer shall have approved any service of the Consulting Firm and/or its associates pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as defined in Section 10 below), or to the extent that the Consulting Firm and/or its associates may have engaged in activities pursuant to the second sentence of this Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities similar in nature and scope thereto during the two years subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this Agreement and the previously obtained Employer approval may not be revoked or limited in any material respect during the two years following such Change in Control Date.

4.     COMPENSATION.

     (a) Annual Draw. Throughout the term of this Agreement, Employer will pay the Consulting Firm an annual draw of at least One Hundred Fifty Thousand Dollars ($150,000.00), payable in periodic installments no less frequently than twice per month. Such draw is referred to in this Agreement as the Consulting Firm's "Annual Draw."

     (b) Sales Performance Bonus. Throughout the term of this Agreement, in addition to the Annual Draw, for each and every month that the Employer and or its subsidiaries sell Two Thousand (2,000) enrollments or more from its Orlando, Florida in-house sales group, the Employer shall pay the Consulting Firm a sales performance bonus ("Sales Performance Bonus") of Ten Dollars ($10.00) per enrollment for such month or months. For purposes of calculating the total number of enrollments for any given month, in addition to the number of regular individual enrollments, there shall be added to the number of regular individual enrollments, a number equal to the gross amount of sales of cruises and trips for that month divided by Five Hundred (500). For example, if in a particular month the Employer sells 1,500 regular enrollments, and also sells a cruise for two hundred fifty thousand dollars ($250,000), then the Consulting Firm will be due a Sales Performance Bonus of Twenty Thousand Dollars ($20,000) for that month.

     (c) Asia and England Sales Commission. In addition to the Annual Draw and the Sales Performance Bonus, as the Employer and or its subsidiaries collect the outstanding fees receivable as a result of earlier sales of certain rights regarding the Asian and English sales territories, the Employer shall continue to pay the Consulting Firm an Asia and England sales commission ("Asia and England Sales Commission") in an amount equal to Ten Percent (10%) of such outstanding fees receivable. As of the time of executing this Agreement, there is Eight Hundred Thousand ($800,000.00) of outstanding fees receivable by the Employer from an earlier sale of the Asia rights, and there is One Hundred Fifty Thousand Dollars ($150,000.00) of outstanding fees receivable by the Employer from an earlier sale of English rights.

     (d) Expense Reimbursement. The Employer agrees to reimburse the Consulting Firm in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by it in connection with the performance of its duties under this Agreement; provided the Consulting Firm submits to the Employer vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Employer and such expenses are in accordance with any applicable corporate policy.

5.     NOT  USED.

6.     NOT  USED.

7.     PAYMENTS  AND  BENEFITS  UPON  TERMINATION  OF EMPLOYMENT FOR ANY REASON.

     On the Date of Termination of the Consulting Firm's employment under this Agreement for any reason whatsoever, the Consulting Firm's Annual Draw will cease thereafter to accrue except as specifically provided in Section 9. In addition, the Employer shall:

     (a) pay and deliver to the Consulting Firm all amounts of money owed to it by the Employer as of the Date of Termination, including all amounts payable to it under any expense reimbursement plans or policies for expenses incurred through the Date of Termination, and the amount of any bonus due under any incentive plan to the Consulting Firm for any bonus period or performance measurement cycle of the Employer that ended prior to the Date of Termination which remained unpaid on the Date of Termination;

     (b) continue to insure the Consulting Firm with respect to any activities that Consulting Firm and/or its associates rendered hereunder as a director or officer of the Employer or any of its subsidiaries, for a period of three years after such Date of Termination, under such policies of director and officer liability insurance as Employer shall provide for its senior officers generally; provided, however, that if a Change in Control shall have occurred prior to such Date of Termination or shall thereafter occur, such policies of insurance shall be no less favorable to the Consulting Firm than such policies as may have been in effect for the Consulting Firm at any time during the one hundred twenty day period immediately preceding the Change in Control Date; and

     (c) continue to honor such rights to indemnification as the Consulting Firm and/or its associates may be entitled pursuant to any plan of indemnification or indemnification agreement in effect at the Date of Termination.

     (d) The Consulting Firm immediately waives any right or entitlement to the payments and benefits described in Section 7(a) - (c) in the event that the Consulting Firm breaches any term or provision of this Agreement.

8.     TERMINATION  OF  EMPLOYMENT  BY  EMPLOYER  FOR  CAUSE.

     (a) Definition of Cause. The Employer may terminate the Consulting Firm's employment under this Agreement if the termination is for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Consulting Firm's employment under this Agreement if, and only if, any of the following shall occur:

          (i) The Conviction by a court of competent jurisdiction or entry of a guilty plea or a plea of nolo contendere for an act on the part of an associate of the Consulting Firm actually rendering services to the Employer hereunder constituting any felony; or

          (ii) a willful breach by the Consulting Firm of any provisions of this Agreement if such breach results in demonstrably material injury to the Employer.

     (b) Procedural Requirements. The Consulting Firm's employment under this Agreement shall not be subject to termination for Cause without: (i) reasonable notice to the Consulting Firm setting forth the reasons for Employer's intention to terminate and specifying the particulars thereof in detail, and (ii) an opportunity for the Consulting Firm to cure any such breach, if possible, within thirty days after receipt of such notice.

9. TERMINATION OF EMPLOYMENT BY THE CONSULTING FIRM FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE.

     (a) Definition of Good Reason. The Consulting Firm may terminate its employment under this Agreement and all of its obligations under this Agreement to the Employer accruing after the date of such termination (other than his obligations under Section 11, 12, 13, 18, and 26), if the termination is for "Good Reason," which for purposes of this Agreement is defined as:

          (i) failure by the Employer to perform any of its obligations hereunder (including, but not limited to, Employer's obligations under Sections 3 and 4) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer within 30 days after receipt of notice thereof given by the Consulting Firm; or

          (ii)  the  diminution  of  the  Consulting   Firm's  draw,  except  in
connection with the termination of the Consulting Firm's employment for Cause, or termination by the Consulting Firm other than for Good Reason;

          (iii) any failure by the Employer to obtain the assumption of this Agreement by any successor or assignee of the Employer;

          (iv) any attempt by the Employer to terminate the Consulting Firm for Cause which does not result in a valid termination for Cause; and

          (v) a relocation of Employer's principal office to any place outside Orange County, Florida.

Any such termination will be effective upon thirty days' prior written notice from the Consulting Firm to the Employer.

     (b) Employer's Termination Without Cause. The Employer may terminate the Consulting Firm's employment under this Agreement without Cause (as defined above) by written notice to the Consulting Firm. Any such termination shall become effective upon fifteen days prior written notice from the Employer to the Consulting Firm.

     (c) Compensation and Benefits Upon Section 9 Termination. In addition to the payments specified in Section 7 of this Agreement, in the event of termination of the Consulting Firm's employment pursuant to this Section 9, the Employer shall continue to pay or provide to the Consulting Firm the following:

          (i) Annual Draw through Date of Termination at the rate in effect just prior to the time a Notice of Termination is given;

          (ii) As severance pay, and in lieu of any further draw for any period subsequent to the Date of Termination, an amount in cash equal to one times the sum of the Annual Draw on the Date of Termination plus the average of the Consulting Firm's last two years' bonuses and commissions (the "Severance Payment"). For the purposes of the definition of "Severance Payment" the Company shall compute the average of the Consulting Firm's last two years' bonuses and commissions by including the greater of (A) the bonus and commission, if any, already earned by the Consulting Firm at the time of termination related to the calendar year of the termination, or (B) the bonus and commission, if any, earned in the second full calendar year preceding the termination of the Consulting Firm (e.g., if the Consulting Firm is terminated on August 1, 2002 (and this Section 9 is applicable), the Employer shall include in the bonus and commission calculation the greater of (A) the bonus and commission, if any, earned by the Consulting Firm through August 1, 2002, or (B) the bonus and commission, if any, earned by the Consulting Firm in calendar year 2001). Additionally, also for the purpose of the definition of "Severance Payment," in the event the Consulting Firm participated in a Company program which replaces an annual cash bonus with a grant of stock or stock options during any relevant year (a "Company Program"), then the Company shall compute the average of the Consulting Firm's last two years' bonuses by (i) in the case of a Company Program consisting of a stock grant by including the amount reported by the Company to the Internal Revenue Service relating to such stock grant for the relevant year and (ii) in the case of a Company Program consisting of a stock option grant the greater of (A) the imputed present value of such options at the time of the grant or (B) the difference between the fair market value of the underlying stock on the date of the termination (which shall be calculated on the basis of the closing price per share on the principal trading market where the Company's common stock is traded) and the exercise price of such options (such greater amount shall be referred to as the "Option Value"). For example, if the Consulting Firm is terminated on October 1, 2003 (and this Section 9 is applicable) and the Consulting Firm received a bonus consisting of stock with a value reported to the Internal Revenue Service of $200,000 in 2002, and a bonus consisting of options with an Option Value of $225,000 in 2001, then the average bonus for calculating the Severance Payment will be $212,500. For the purposes of this Agreement, unless the relevant Company Program specifies otherwise, if the Consulting Firm resigns for Good Reason or is terminated without Cause, it shall be deemed vested in whatever stock or stock options it had earned as part of the relevant Company Program (if any) through the date of termination.

          (iii) The Consulting Firm will have 90 days subsequent to the Date of Termination to exercise all stock options and restricted stock awards that have been granted and were vested at Date of Termination, if any; and

          (iv) All draws, bonuses and commissions shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Consulting Firm. The Consulting Firm immediately waives any right or entitlement to the Severance Payment in the event that the Consulting Firm breaches any term or provision of this Agreement and in the event of such breach the Consulting Firm will pay to the Employer an amount equal to any portion of the Severance Payment paid to the Consulting Firm prior the Consulting Firm's breach, in addition to any damages the Employer may be able to recover. The Employer shall not have any additional liability or obligation hereunder by reason of such termination.

10.     CHANGE  IN  CONTROL.

     (a) Effectiveness of Section. If at any time during the term of the Consulting Firm's employment by the Employer pursuant to this Agreement, a Change in Control of the Employer (as defined below) shall occur, the provisions of this Section 10 shall become effective without any limitation on any other rights the Consulting Firm may have under this Agreement. Sections (c) and (d) of this Section 10 shall become ineffective with respect to such Change in Control on the first anniversary of the date on which such Change in Control occurs (the "Change in Control Date") unless the Consulting Firm's employment has theretofore been terminated for any reason; provided, however, that if another Change in Control occurs after such first anniversary, Sections 10(c) and (d) shall become effective once again with respect to such subsequent Change in Control. If the Consulting Firm's employment so terminates prior to such first anniversary, the provisions of Sections 10(c) and (d) shall survive so long as the Consulting Firm is entitled to any benefits under this Agreement.

     (b) Definition of Change in Control. For the purpose of this Agreement, a "Change in Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning o Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Employer, (w) any acquisition by the Employer, (x) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer, (y) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Section 10(b), or

          (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

     (c) Certain Restrictions Following Change in Control. If a Change in Control of the Employer occurs, then the following provisions shall apply:

          (i) the Employer shall not be entitled to reduce, terminate or adversely (from the Consulting Firm's point of view) affect, pursuant to Sections 4(b) and 4(c), any performance bonuses or sales commissions which are described in Sections 4(b) or 4(c) to which the Consulting Firm shall thereafter be entitled even in connection with a reduction in such benefits applicable to all of the Employer's officers who are of a similar class and station as those of the Consulting Firm. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm;

          (ii) the Employer shall not be entitled to reduce, terminate, or adversely (from the Consulting Firm's point of view) affect the Consulting Firm's reimbursement of expenses as described in Section 4(d); and

          (iii) all stock options, restricted stock awards, SERP and similar grants theretofore or thereafter made, if any, which are unvested shall immediately vest effective as of the Change in Control Date.

     (d) Provisions Applicable to Termination of Employment. If a Change in Control shall occur and the Consulting Firm's employment is thereafter terminated at any time prior to the first anniversary of the Change in Control Date by the Employer other than for Cause or by the Consulting Firm for Good Reason, then the Consulting Firm shall be entitled to receive the following:

          (i) the Consulting Firm shall be entitled to all payments and benefits provided in Section 7;

          (ii) the payments required by the provisions of clause (i) of Section 9(c) shall be paid to the Consulting Firm in a lump sum in cash within ten days after the Date of Termination (or such later date as the Consulting Firm may elect); and
          (iii) the Consulting Firm shall receive as severance pay, and in lieu of any further draws subsequent to the Date of Termination and any Severance Payment referenced in Section (c)(ii) above, an amount in cash equal to two times the sum of the Annual Draw on the Date of Termination and all benefits enjoyed by the Consulting Firm on the Date of Termination shall continue for a period of three years after the Date of Termination. In addition, the Consulting Firm will receive the average of the last three years' bonuses, which shall be calculated as contemplated by Section 9(c)(ii) above. The severance sum shall be paid to the Consulting Firm within 30 days of the Date of Termination. If the continuation of any benefit provided to the Consulting Firm violates any law or statute the Employer shall pay to the Consulting Firm the cash equivalent of any benefit lost by the Consulting Firm.

11. LIMITATION ON PAYMENTS. Notwithstanding anything in this Agreement to the contrary, in the case of a Change in Control of the Employer, in no event shall the Consulting Firm be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, "Excise Tax"). In such a case, any payment due to the Consulting Firm shall automatically be reduced to the maximum amount that may be received by the Consulting Firm that will not trigger any Excise Tax.

12.     PROPERTY.

     (a) All right, title and interest in and to Intellectual Property (as defined below) shall be and remain the sole and exclusive property of the Employer. During the term of this Agreement, the Consulting Firm shall not remove from the Employer's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing proprietary information, or other materials or property of any kind belonging to the Employer unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Consulting Firm shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which it may have access or with which for any reason it may become familiar, except as disclosure shall be necessary in the performance of its duties. Upon the termination of the Consulting Firm's employment with the Employer, it shall leave with or return to the Employer all originals and copies of the foregoing then in its possession, whether prepared by the Consulting Firm or by others.

     (b) The Consulting Firm agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by the Consulting Firm: (i) at any time and at any place while the Consulting Firm is employed by the Employer and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Employer; (ii) as a result of tasks assigned to the Consulting Firm by the Employer; or (iii) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Employer (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Employer. The Consulting Firm shall promptly disclose to the Employer all Intellectual Property, and the Consulting Firm shall have no claim for additional compensation for the Intellectual Property.

     (c) The Consulting Firm acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Consulting Firm may retain an interest in any Intellectual Property that is not copyrightable, the Consulting Firm hereby irrevocably assigns and transfers to the Employer any and all right, title, or interest that the Consulting Firm may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Employer shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

     (d) The Consulting Firm further agrees to reveal promptly all information relating to the Intellectual Property to appropriate officers of the Employer and to cooperate with the Employer and execute such documents as may be necessary or appropriate (i) in the event that the Employer desires to seek copyright, patent or trademark protection, or other analogous protection relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (ii) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

     (e) In the event the Employer is unable after reasonable effort to secure the Consulting Firm's signature on any of the documents referenced in Section 12(d) above, for any reason whatsoever, the Consulting Firm hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Consulting Firm's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by the Consulting Firm.

13.     CONFIDENTIAL  INFORMATION.

     Except for proper business purposes, at all times for the period of time commencing as of the date of this Agreement and ending on the second anniversary of the date of termination of the Consulting Firm's employment under this Agreement, the Consulting Firm and its associates agree not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, processes, "know-how," prices, suppliers, customers, contractors, clients, costs or any knowledge or information with respect to confidential or trade secrets of the Employer, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. The Consulting Firm and its associates acknowledge and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Employer, but held by the Consulting Firm and/or its associates, concerning any information relating to the Employer's business, whether confidential or not, are the property of the Employer.

14.     NO  ASSIGNMENTS;  ASSUMPTION  BY  SUCCESSOR.

     This Agreement is personal to the Employer and to the Consulting Firm and may not be assigned by either party without the written consent of the other. The Employer will require any successor (whether direct or indirect by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Employer to (i) expressly assume and agree to perform this Agreement in the same manner and the same extent the Employer would be required to perform it as if no such succession had taken place; and (ii) notify the Consulting Firm of the assumption of this Agreement within ten days of such assumption. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this agreement. As used in this Agreement, "Employer" shall mean Sector
Communications, Inc. and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. However, this agreement shall inure to the benefit of and be enforceable by the Consulting Firm's successors or other legal representatives.

15.     NO  SET-OFF.

     The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right, or action which the Employer may have against the Consulting Firm or others. In no event shall the Consulting Firm be obligated to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits to be provided, to the Consulting Firm under any of the provisions of this Agreement, and, except as expressly provided in Section 9 hereof (as the same may be modified by clause (iii) of Section 10(d)), such amounts shall not be reduced whether or not the Consulting Firm obtains other employment.

16.     INDEMNIFICATION.

     The Employer and the Consulting Firm acknowledge that the Consulting Firm's associates' service as an officer of the Employer exposes the Consulting Firm and/or its associates to risks of personal liability arising from, and pertaining to, the Consulting Firm's and/or its associates' participation in the management of the Employer. The Employer shall defend, indemnify and hold harmless the Consulting Firm and its associates from any actual cost, loss, damages, attorneys fees, or liability suffered or incurred by the Consulting Firm and its associates arising out of, or connected to, the Consulting Firm's and/or its associates' services as an officer of the Employer. The Employer shall not be obligated to indemnify the Consulting Firm or its associates if the cost, loss, damage, or liability results from the Consulting Firm's violation of the Securities Exchange Act of 1934, as amended, the Consulting Firm's associates' violation of criminal law, a transaction from which the Consulting Firm or its associates received an improper personal benefit, the Consulting Firm's or its associates' violation of Section 607.0834 of the Florida Business Corporation Act (or any similar state's corporate law, or successor law), or the Consulting Firm's or its associates' willful misconduct or a conscious disregard for the best interests of the Employer. The Employer will not have any obligation to the Consulting Firm or its associates under this section for any loss suffered if the Consulting Firm and/or its associates voluntarily pay, settle, compromise, confesses judgment for, or admits liability with respect to without the approval of the Employer. Within thirty days after the Consulting Firm receives notice of any claim or action which may give rise to the application of this section, the Consulting Firm shall notify the Employer in writing of the claim or action. The Consulting Firm's failure to timely notify the Employer of the claim or action will relieve the Employer from any obligation to the Consulting Firm and/or its associates under this section.

17.     PRIOR  EMPLOYMENT  AGREEMENTS.

     The Consulting Firm and its associates represent that they have not executed any agreement with any previous employer which may impose restrictions on his employment with the Employer.

18.     TRANSFERABILITY,  SUCCESSORS  AND  ASSIGNS.

     The rights and benefits of the Employer under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. No rights or obligations of the Consulting Firm hereunder shall be transferable or assignable by the Consulting Firm to any third party.

19.     ATTORNEY'S  FEES.

     The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for attorney's fees and costs incurred by such party in enforcing this Agreement (including fees incurred on any appeal).

20.     NO  ORAL  MODIFICATIONS.

     No modifications or waivers of any provision hereof will be binding or valid unless in writing and executed by both parties.

21.     WAIVER.

     Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties in this Agreement are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

22.     SEVERABILITY.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

23.     GOVERNING  LAW  AND  BINDING  EFFECT.

     This Agreement shall be interpreted and construed in accordance with the laws of Florida.

24.     CAPTIONS.

     Captions and section headings used herein are for convenience only, are not of this Agreement, and shall not be used in construing this Agreement.

25.     COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

26.     NOTICE.

     Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand delivery or by United States Express Mail service to the parties at the following addresses:

To  the  Employer:

Sector  Communications,  Inc
7001  Lake  Ellenor  Drive,  Suite  200
Orlando,  Florida  32809
Attn:  Mark  Tolner,  Officer

To  the  Consulting  Firm:

Edward  Bell
c/o  Corporate  Media  Services,  Inc.
620  National  Press  Bldg.,  N.W.
Washington,  DC  20045

27.     ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orlando, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in the arbitrator's award in any court having jurisdiction. Such arbitration shall occur only after the parties have attempted to resolve the dispute or controversy by mediation under mutually agreeable terms.

28.     ENTIRE  AGREEMENT.

     This Agreement comprises the entire agreement between the Consulting Firm and the Employer. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless it is in writing and is executed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date set forth above.



Witnesses:                                  SECTOR  COMMUNICATIONS,  INC.:

/S/ Thomas Weinard
--------------------------------
Signature                                   By: /S/ Mark Tolner
                                            ---------------------------
Thomas Weinard                              Mark Tolner
________________________________            Its  President
Printed  name


/S/ Richard H. Tami
--------------------------------
Signature

Richard H. Tami
--------------------------------
Printed  name



/S/ Thomas Weinard
--------------------------------
Signature

Thomas Weinard                              CORPORATE  MEDIA  SERVICES,  INC.:
--------------------------------
Printed  name

/S/ Richard H. Tami                         By: /S/ Ray Edward Bell
--------------------------------            ----------------------------
Signature                                   Ray Edward Bell
                                  Its President
Richard H. Tami
--------------------------------
Printed  name

                                                                       EXHIBIT E
                                January 14, 2001


Richard  J.  Walk
The  Jefferson  Trust
The  Paramount  Trust
The  Morgan  Trust

Re: GUARANTEE OF OBLIGATIONS AND LOSSES SUFFERED PURSUANT TO AGREEMENT AND PLAN OF MERGER

Gentleman:

     I have entered into that certain Agreement and Plan of Merger, dated January 14, 2002 ("Merger Agreement") with Sector Communications, Inc., a Nevada corporation ("Sector"), Sector Communications Delaware, Inc., a Delaware corporation ("Sector DE"), and eModel, Inc., a Delaware corporation ("eModel"), pursuant to which eModel is to become a wholly-owned subsidiary of Sector following the merger of Sector DE with and into eModel (the "Merger"). Sector, Sector DE and Guarantor have made representations, warranties, covenants and agreements in the Merger Agreement, the breach, nonperformance or noncompliance of which may expose you, directly or indirectly, to Losses (as defined below) after the date hereof.

To induce you to vote your respective voting shares of eModel capital stock, if any, in favor of the Merger and the Merger Agreement and to otherwise cooperate with the transactions contemplated by the Merger Agreement, I hereby agree (i) to absolutely and unconditionally guarantee the payment by Sector within 30 days of any claim made by you or your Affiliates (as defined below) (including, with respect to the trusts, their respective settlors, trustees and beneficiaries) for Losses arising out of, resulting from or in any way related to a breach of, or failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by Sector, Sector DE or Guarantor in the Merger Agreement or in any document or certificate delivered by any of Sector, Sector DE or Guarantor pursuant to the Merger Agreement and, (ii) with respect solely to Losses suffered as a result of a failure to consummate the Merger as set forth in the Merger Agreement, I hereby agree to absolutely and unconditionally pay any obligation of Sector upon a claim from you or your Affiliates (including, with respect to the trusts, their respective settlors, trustees and beneficiaries) without the failure of Sector to so pay the claim ((i) and (ii) collectively, the "Guarantee").

"Losses" shall mean any and all losses, damages, liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, penalties, fines, judgments, claims, deficiencies, suits, actions or causes of action, costs, expenses and assessments (including, without limitation, income and other taxes, interest, penalties, attorneys' and accountants' fees and disbursements, and costs of investigation and defense). "Affiliates" shall mean, with respect to a Person (as defined below), any other Person(s) controlling, controlled by or under common control with such Person. "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise. In connection with the Guarantee, I hereby pledge all my interests, direct or indirect, in the Hadid Shares, as defined in the Merger Agreement (the "Pledged Shares"). Within five days of the date of this letter, I shall deliver to Thomas Weinard, as escrow agent, the Pledged Shares, endorsed in blank. Upon failure by me to satisfy my Guarantee, you may, at your election, take any steps necessary to complete the transfer of such Pledged Shares and upon such acts shall be the lawful owner of such Pledged Shares, entitled to all rights of ownership thereto, including the right to vote, obtain dividends and sell such Pledged Shares. I hereby grant each of you a power of attorney for such actions with power of attorney is coupled with an interest.

                              Sincerely,

                              /S/ Mohamed Hadid
                              -----------------
                              Mohamed  Hadid


                               (Notary on Next Page)

     COMMONWEALTH  OF  VIRGINIA     )
                                    )     ss.:
     COUNTY  OF  FAIRFAX            )


The foregoing instrument was acknowledged before me this 14th day of January in the year 2002 by Mohamed Hadid, who is personally known to me or who has produced a driver's license for the State of California as identification


NOTARY SEAL                            Notary:  /S/Jennifer L. Flammia
                                       Notary Public, Commonwealth of Virginia
                                       My commission expires: January 31, 2005

                                                                       EXHIBIT F
                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.001 PER SHARE)
                                       OF
                              OPTIONS TALENT GROUP
                ------------------------------------------------

           Pursuant to Section 78.1955 of the Nevada Revised Statutes
                ------------------------------------------------

FIRST:          The  name  of  the Corporation is Options Talent Group, a Nevada corporation  (the  "Corporation").

SECOND: Pursuant to the authority expressly vested in the Corporation's Board of Directors by its Articles of Incorporation and the provisions of Sections 78.195 and 78.1955 of the Nevada Revised Statutes, the Board of Directors of the Corporation duly adopted the following resolution, by unanimous written consent, providing for the designation and issuance of 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share:

     RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by its Articles of Incorporation and the provisions of Sections
78.195 and 78.1955 of the Nevada Revised Statutes, authorizes the issue from time to time of a series of Preferred Stock of the Corporation and hereby fixes the designation, preferences, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Articles of Incorporation, to be in their entirety as follows:

     1. DESIGNATION. The Corporation hereby designates a series of Preferred Stock known as "SERIES C CONVERTIBLE PREFERRED STOCK," par value $0.001 per share. The Series C Convertible Preferred Stock is sometimes referred to herein as the "PREFERRED STOCK."

     2. AUTHORIZED NUMBER. The number of shares constituting the Preferred Stock shall be 5,000,000 shares. The rights, preferences, restrictions and other matters relating to the Preferred Stock set forth below are subject to the issuance of any subsequent series of preferred stock. The Board of Directors of the Corporation (the "BOARD OF DIRECTORS") is also authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3. DIVIDEND RIGHTS. The holders of the Preferred Stock shall be entitled to receive dividends on each such share of Preferred Stock at a rate of six percent (6%) of the Issue Price (as defined below) per annum out of any assets of the Corporation legally available therefor, when, if and as declared by the Board of Directors. Such dividends shall be cumulative. The Board of Directors shall not pay any dividend to the holders of the common stock of the Corporation ("COMMON STOCK") unless and until it has paid (i) a cumulative dividend at a rate of six percent (6%) to the holders of the Preferred Stock and (ii) an equivalent dividend, on a pro rata per share basis, to the holders of the Preferred Stock.

     4.     LIQUIDATION  PREFERENCE.

          a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $5.00 per share of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Preferred Stock then held by such holder. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Preferred Stock on a pro rata basis.

          b. After payment to the holders of the Preferred Stock of the amounts set forth in Section 4(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed to the holders of Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

          c. For purposes of this Section 4, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction in which the stockholders of the Corporation immediately prior to such event own a majority of the outstanding shares of the surviving corporation) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which the stockholders of the Corporation immediately prior to such transaction or series of transactions do not own a majority of the outstanding shares of the Corporation immediately following such transaction or series of transactions shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in Section 4(d) below) the amount as specified in Sections 4(a) and 4(b) above.

          d. Whenever the  distribution  provided for in this Section 4 shall be
payable  in  securities  or  property   other  than  cash,  the  value  of  such
distribution shall be as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                    C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 4(d)(i)(A)-(C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

               (iii) In the event of any bona-fide dispute between the Corporation and one or more holders of the Preferred Stock as to any fair market value determination under clauses Sections 4(d)(i)(C) or 4(d)(ii) above, such dispute shall be resolved through binding arbitration under the rules of the American Arbitration Association, with the arbitration panel consisting of persons familiar with the valuation of public and private entities and such panel being advised, as to such valuation issues, by an investment bank of nationally recognized standing, the costs thereof to be borne by the non-prevailing party.

     5. REDEMPTION. The Preferred Stock is not redeemable; provided, however, in the event any subsequent class or series of capital stock of the Corporation is redeemable, the Preferred Stock shall be redeemable at the same time, upon the same terms and conditions and on a pari-passu basis along with such subsequent class or series.

     6. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

          a. RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 ("ISSUE PRICE") by the conversion price (the "CONVERSION PRICE"), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Preferred Stock shall initially equal $.0833333333 and shall be adjusted as hereinafter provided.

          b.     [RESERVED].

          c. MECHANICS OF CONVERSION PURSUANT TO SECTION 6(a) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, or by facsimile, confirmed by mail, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          d.     Adjustments  to  Conversion  Price for Certain Diluting Issues.
               (i) SPECIAL DEFINITIONS. For purposes of this Section 6(d) the following definitions apply:

                    (A) "COMMON STOCK" shall mean the Common Stock of the Corporation and any class or classes of stock of the Corporation that, as of the first date of issuance of shares of Preferred Stock, have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof.

                    (B) "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                    (C) "ORIGINAL ISSUE DATE" shall mean the date on which a share of Preferred Stock was first issued.

                    (D) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (E) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (a)     upon  conversion  of shares of Preferred Stock;

                         (b)     to  officers,  directors  or  employees  of, or
consultants to, the Corporation pursuant to stock option or stock incentive plans or agreements as in effect on the Original Issue Date, but not exceeding 20,000,000 of shares of Common Stock (net repurchases of such shares), subject to adjustment for all subdivisions and combinations;

                         (c)     upon  any  acquisition,  joint  venture  or
strategic alliance approved by the Board of Directors that is also approved by a majority of the Series C Directors (as defined below) if there are 3 such directors at the time, or all of such directors if there are only one or two Series C Directors at the time;

                         (d)     issued  to  equipment  lessors,  banks or other
institutional credit financing sources approved by the Board of Directors that is also approved a majority of the Series C Directors if there are 3 such directors at the time, or all of such directors if there are only one or two Series C Directors at the time;

                         (e)     as  a  dividend  or  distribution  on Preferred
Stock;

                         (f)     for  which  adjustment  of  the  applicable
Conversion  Price  is  made  pursuant  to  Section  6(d);  or

                         (g)     shares  issued to strategic partners or vendors
which are approved by the Board of Directors of the Corporation that is also approved by a majority of the Series C Directors if there are 3 such directors at the time, or all of such directors if there are only one or two Series C Directors at the time.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue.

                    (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A)     no  further adjustments in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B)     if  such  Options  or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock);

                         (C)     in  the  event  such  Options  or  Convertible
Securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if the issuance of such Options or Convertible Securities had not occurred, but such subsequent adjustment shall not affect the shares of Common Stock issued upon any conversion of the Preferred Stock prior to the date such subsequent adjustment is made; and

                         (D)     no  readjustment  pursuant to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Conversion Price, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price paid per share for such Additional Shares of Common Stock.

                    (v) DETERMINATION OF CONSIDERATION. For purposes of Section 6(d)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (A)     CASH  AND  PROPERTY:  Such consideration shall:

                              (i)     insofar  as  it  consists  of  cash,  be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (ii)     insofar  as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (iii)     in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

                         (B)     OPTIONS  AND  CONVERTIBLE  SECURITIES.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                              (i)     the  total  amount,  if  any,  received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                              (ii)     the  maximum  number  of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               e. ADJUSTMENTS TO CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which the Preferred Stock can be converted shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

               f. DISTRIBUTION OF STOCK OTHER THAN COMMON STOCK. In case the Corporation pays a dividend or makes a distribution on its outstanding Common Stock in, or issues by reclassification of its Common Stock (whether in a merger or consolidation or otherwise), any shares of its capital stock other than Common Stock, the holder of any shares of Preferred Stock surrendered for conversion after the record date fixed by the Board of Directors for such dividend, distribution or reclassification shall be entitled to receive the aggregate number and kind of shares of capital stock of the Corporation that such holder would have been entitled to receive by virtue of such dividend, distribution or reclassification if such shares of Preferred Stock had been converted immediately before such record date at the Conversion Price then in effect; and the Conversion Price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made successively whenever any of the events listed above shall occur.

               g. ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e) above or a merger or other reorganization referred to in Section 4(c) above) (collectively, a "REORGANIZATION"), the number of shares of such other class or classes of stock into which the Preferred Stock shall be convertible shall, concurrently with the effectiveness of such Reorganization, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change; provided, however, such Reorganization shall only be effective upon the consent of the holders of a majority of the Preferred Stock then outstanding.

               h. NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               i.     NO  FRACTIONAL  SHARES  AND CERTIFICATE AS TO ADJUSTMENTS.

                    (i) No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.
                    (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the conversion price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

               j. NOTICES OF RECORD DATE. In the event of the establishment by this Corporation of a date of record for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record date is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               k. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               l. UNPAID DIVIDENDS. Any dividends that are declared but unpaid on the Preferred Stock immediately prior to conversion shall be paid upon such conversion. Such payment shall be made in cash out of assets of the Corporation legally available therefor.

               m. NOTICES. Any notice required by the provisions of this Section 6 to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     7.     VOTING  RIGHTS.

          a. VOTING. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

          b. BOARD SEATS. The Board of Directors shall be comprised of five (5) directors, three (3) of which shall be elected by the holders of the Series C Preferred Stock (the "SERIES C DIRECTORS"), and two (2) of which shall be elected by the holders of Common Stock and Preferred Stock voting together as a single class.

          c. VACANCY. In the case of any vacancy in the office of the director to be elected pursuant to Section 7(b) the holders of the class or series of capital stock entitled to elect such director shall, by affirmative vote of the holders of a majority of such class or series then outstanding, elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected pursuant to Section 7(b) may be removed, whether with or without cause, only by the affirmative vote of the holders of a majority of the class or series of capital stock entitled to elect such director.

     8. STATUS OF CONVERTED STOCK. If any Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be promptly canceled after the conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     9. ADDITIONAL RIGHTS. In the event that any senior equity security is granted rights which the Preferred Stock does not have, including, but not limited to redemption rights, the Preferred Stock shall receive such rights; provided; however, that such rights shall be pari-passu to those of such senior security.

THIRD:     The authorized number of shares of Preferred Stock of the Corporation is 5,000,000 and the number of shares of the Series C Preferred, none of which has been issued, is 5,000,000.

                            [Signatures on next page]

IN WITNESS WHEREOF, Options Talent Group has caused executed this Certificate of Designations, Powers, Preferences and Rights to be signed by Mark Tolner and Mohamed Hadid, the President and Secretary, respectively, as of this 29 day of January 2002.
                                            OPTIONS  TALENT  GROUP,
                                            a  Nevada  corporation

                                 /S/ Mark Tolner
                                            ---------------
                                            Name:  Mark  Tolner
                                            Title: President


                                            /S/ Mohamed Hadid
                                            -----------------
                                            Name:  Mohamed  Hadid
                                            Title: Secretary





STATE  OF  California           )
                                )     ss.:
COUNTY  OF  Los Angeles         )



The foregoing instrument was acknowledged before me this 29 day of January, in the year 2002 by Mark Tolner and Mohamed Hadid, the President and Secretary, respectively, of Options Talent Group, a Nevada corporation, on behalf of the corporation. They are personally known to me or have produced a drivers license as identification.


NOTARY SEAL                                 Notary: /S/ Christine Hagan
                                            Print Name: Christine Hagan
                                            Notary Public, State of California
                                            My commission expires: July 29, 2003

                    CERTIFICATE OF WITHDRAWAL OF DESIGNATION
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.001 PER SHARE)
                                       OF
                              OPTIONS TALENT GROUP
                ------------------------------------------------

           Pursuant to Section 78.1955 of the Nevada Revised Statutes
                ------------------------------------------------

FIRST:     The  name  of  the  Corporation  is  Options  Talent  Group, a Nevada
corporation  (the  "Corporation").

SECOND: The Certificate of Designation for the Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), of the Corporation was originally filled with the Nevada Secretary of State on December 23, 1997, under the name Sector Communications, Inc., and amended on March 2, 1998, and further amended on August 15, 2000.

THIRD:     There  are  currently Five Hundred and Fifty (550) shares of Series A
Preferred  Stock  authorized.

FOURTH:     There are no shares of Series A Preferred Stock currently issued and outstanding.

FIFTH:     Pursuant  to  this  Certificate of Withdrawal, the designation of the
Series  A  Preferred  Stock  is  hereby  withdrawn.

SIXTH:     The foregoing withdrawal was effected pursuant to a resolution of the
Board  of  Directors  of  the Corporation, adopted by unanimous written consent.

SEVENTH:     No  approval of the aforesaid withdrawal by any of the stockholders of  the  Corporation  is  required.

EIGHTH:     There  is  no  provision  in  the  Articles  of Incorporation of the
Corporation,  as  amended,  prohibiting  the  procedure  hereinbefore described.

NINTH:     The  withdrawal  herein  certified is effective on the filing of this certificate  in  the  Office  of  the  Secretary  of  State  of  Nevada.

                            [SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Options Talent Group has caused this Certificate of Withdrawal of Designation of the Series A Convertible Preferred Stock to be signed by Mark Tolner and Mohamed Hadid, its President and Secretary, respectively, as of this 6th day of February, 2002.

                                            OPTIONS  TALENT  GROUP,
                                            a  Nevada  corporation

                                 /S/ Mark Tolner
                                            ---------------
                                            Name:  Mark  Tolner
                                            Title: President


                                            /S/ Mohamed Hadid
                                            -----------------
                                            Name:  Mohamed  Hadid
                                            Title: Secretary





STATE OF California   )
                      )   s.s:
COUNTY OF Los Angeles )

The foregoing instrument was acknowledged before me this 6th day of February, in the year 2002 by Mark Tolner and Mohamed Hadid, the President and Secretary, respectively, of Options Talent Group, a Nevada corporation, on behalf of the corporation. They are personally known to me or have produced a drivers license as identification.


NOTARY SEAL                                 Notary: /S/ Christine Hagan
                                            Print Name: Christine Hagan
                                            Notary Public, State of California
                                            My commission expires: July 29, 2003



                                                                       EXHIBIT G

                    [PRINCE, YATES & GELDZAHLER LETTERHEAD]

                    [FORM OF OPINION OF SECTOR LEGAL COUNSEL]

Definitions not defined herein shall have the meanings given to them in the Agreement.

     1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently being conducted. Buyer is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or nature of its business requires it to be so qualified. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The authorized capital stock of Buyer consists solely of 500,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 5,000,000 shares have been designated Series C Convertible Preferred Stock. Immediately prior to the Closing, there were 79,954,928 shares of common stock and no shares of preferred stock issued and outstanding. The authorized capital of Acquisition Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding and owned and held by Buyer. Buyer has authorized and reserved for issuance upon conversion of the Series C Convertible Preferred Stock an adequate number of shares of its Common Stock, and the Common Stock issuable upon such conversion will be, when issued in accordance with the Articles of Incorporation, as amended (including the Certificate of Designation with respect to the Series C Convertible Preferred Stock, duly authorized, validly issued, fully paid and non-assessable. All of such outstanding shares of Buyer's capital stock have been duly authorized, validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof and have not been issued in violation of any preemptive rights arising under law or pursuant to Buyer's Articles of Incorporation, or any applicable Securities Laws. Except as set forth on Schedule 4.05(a), to the best our knowledge, there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreement relating to any shares of capital stock of Buyer.

     3. The shares of common stock and Series C Convertible Preferred Stock to be issued by Buyer pursuant to the Agreement have been duly authorized and, when issued and delivered in the manner contemplated by the Agreement, will be validly issued, fully paid and non-assessable, and free of preemptive rights arising under law or pursuant to Buyer's Articles of Incorporation, rights of first refusal or similar rights.

     4. Buyer and Acquisition Sub each have all requisite corporate power and authority to execute and deliver the Agreement and the Collateral Agreements and to perform their respective obligations thereunder. The execution, delivery and performance of the Agreement and the Collateral Agreements by Buyer and Acquisition Sub and the consummation by Buyer and Acquisition Sub of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Buyer and Acquisition Sub.

     5. The Agreement has been duly and validly executed and delivered by Buyer and Acquisition Sub and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of Buyer and Acquisition Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, conservatorship, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (irrespective of whether enforcement is sought in a proceeding at law or in equity).

     6. Except as set forth on Schedule 4.03 of the Agreement, the execution and delivery by Buyer and Acquisition Sub of the Agreement, and the performance by Buyer and Acquisition Sub of their respective obligations thereunder will not:
(i) violate or conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of Buyer or certificate of incorporation or bylaws of Acquisition, each as presently in effect, (ii) violate any Legal Requirements applicable to Buyer or Acquisition Sub, (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to Buyer or Acquisition Sub, (iv) result in the creation of any lien, charge or other encumbrance on any Property of Buyer or Acquisition Sub, or (v) require Buyer or Acquisition Sub to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

     7. To our knowledge, there is no suit, action or other proceeding pending or threatened before any Governmental Authority seeking to restrain Buyer or Acquisition Sub or prohibit either of them from entering into the Agreement or prohibit the Closing, or seeking Damages against Buyer or Acquisition Sub or their respective Properties as a result of consummation of the Agreement.

     8. The Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of the United States.

     9. Buyer, Acquisition Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code of the United States.

     10. No gain or loss will be recognized for federal income tax purposes by the Company or by the stockholders of the Company to the extent they receive Buyer stock in exchange for Company stock.

     11. The opinions previously expressed are further subject to the following limitations and qualifications:

          a. I have assumed the authenticity of any documents and instruments submitted to me as originals and conformity to the originals of any document or instrument submitted to me as a copy and the genuineness of all signatures.

          b. My opinion is based upon the current law as of the date hereof and are subject to any change in such law, including judicial and administrative interpretations which may be reported or occur subsequent to the date hereof.

          c. The phrase "to my knowledge" contained herein means to my actual knowledge.

          d. No opinion is given as to any environmental, land use, or zoning law, rule or regulation.

          e. Except with regard to the transaction documents, no opinion is given as to any of the company assets, liability or business contacts notwithstanding anything to the contrary entered above in this opinion.

          f. Other than where required by compulsory process, this opinion is not to be filed with any governmental agency or other person without my prior written consent. Other than the governmental agency or other person without my prior written consent. Other than the addressee of this opinion letter, no one is entitled to rely upon this opinion.

          g. Definitions not defined herein shall have the meanings given to them in the Agreement.

                              Sincerely,

                              /S/  Mark  O.  Van  Wagoner
                              ---------------------------------
                              Mark  O.  Van  Wagoner

                                                                       EXHIBIT H

                            AGREEMENT AND PLAN OF MERGER

                             STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of January 14, 2002 by and among (i) Sector Communications, Inc., a Nevada corporation (the "COMPANY"), and (ii) the stockholders of the Company identified on the signature page hereto and any person who subsequently acquires Shares who becomes a party to this Agreement (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS").
                                    RECITALS

     A. Pursuant to that certain Agreement and Plan of Merger, dated January 14, 2002, by and among the Company, eModel, Inc., a Delaware corporation ("EMODEL"), and the other parties named therein (the "MERGER AGREEMENT"), the shareholders of eModel have become stockholders of the Company.

     B. This Agreement is being entered into as a condition of the Merger Agreement.

     C. In connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Stockholders have agreed to provide for the future voting of their shares of the Common Stock and Preferred Stock (each as defined in Section 1) and for the restrictions on such shares.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.     DEFINITIONS.

          (a) The term "COMMON STOCK" means the common stock, par value $0.001 per share of the Company.

          (b) The term "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

          (c)  The  term  "PREFERRED   STOCK"  means  the  Company's   Series  C
Convertible Preferred Stock issued pursuant to the Merger Agreement.

          (d) The term "SHARES" means the Common Stock and Preferred Stock held or beneficially owned by a Stockholder, and (i) any Shares resulting from any subdivision of Shares, (ii) any Shares paid as a dividend with respect to Shares, and (iii) any other securities issuable with respect to Shares without consideration or into which Shares are transformed as the result of a merger, consolidation, or recapitalization.

          e) The term "TRANSFER" shall mean any sale, assignment, bequest, donation, pledge, encumbrance, or other transfer of Shares, including any transfer by operation of law, and "TRANSFEREE" shall mean a person who subsequently acquires Shares from any Stockholder (excluding Jefferson Trust).

     2.     RESTRICTIONS  ON  TRANSFER  OF  HADID  SHARES.

          (a) Mohamed Hadid, Graye Capital, Ltd., a British Virgin Islands corporation, Fortune Multimedia, Ltd., a British Virgin Islands corporation, and Homesite Capital, Ltd., a British Virgin Islands corporation (collectively, the "HADID GROUP") shall not Transfer any Shares except as permitted by this Agreement, and any Transfer that does not comply with this Agreement shall be void. The Company shall not recognize as a stockholder of the Company any person who has acquired Shares from any of the Hadid Group other than as provided for in this Agreement (including, without limitation, a pledgee or secured party), shall not issue dividends to any such person, and shall not permit any such person to vote any such Shares.

          (b) Any of the Hadid Group may Transfer Shares, subject to applicable federal and state securities laws, at anytime if prior to such Transfer each of The Jefferson Trust ("JEFFERSON TRUST"), The Paramount Trust ("PARAMOUNT TRUST"), The Morgan Trust ("MORGAN TRUST") and Richard J. Walk either (i) do not hold or beneficially own any Shares or (ii) have sold some or their respective Shares with gross individual proceeds of at least $5,000,000; provided, however, for so long as Jefferson Trust holds or beneficially owns Shares, any person who has acquired Shares from any of the Hadid Group shall be required to become a party to this Agreement as a Stockholder and member of the Proxy Group (defined below).

     3.     IRREVOCABLE  PROXY;  VOTING  AGREEMENT OR TRUST; BOARD OF DIRECTORS.
          (a) Proxy. Subject to Section 3(d), each of the Hadid Group and the other stockholders of the Company who become a party hereto pursuant to
Section 3(c) (collectively, the "PROXY GROUP") hereby grant each of Jefferson Trust, Paramount Trust and Morgan Trust (each, a "TRUST" and collectively, the "TRUSTS") a separate irrevocable proxy coupled with an interest with respect to each of the Proxy Group's respective Shares, apportioned in whole shares as equal as practicable among the Trusts, and do hereby constitute, appoint and authorize each of the Trusts as proxy with full powers of substitution to act with respect to such Shares (i) in connection with votes to be cast at any annual or special meeting of the Company's stockholders and (ii) all consents to be provided with respect to any action of the Company's stockholders by written consent. Each of the Proxy Group hereby agree to execute such additional instruments and take such other actions as Jefferson Trust may reasonably request in order to affirm, perfect, or otherwise ensure the validity and enforceability of the proxies granted hereby, including, without limitation, the amendment of this Agreement and/or the execution of a new proxy in the event the Company changes its jurisdiction of incorporation.

          (b) VOTING TRUST OR AGREEMENT. Upon notice from any of the Trusts that it has reasonably determined that the proxies granted in Section 3(a) are or will be unenforceable or invalid in any respect for any reason, each of the Proxy Group hereby agree to promptly enter into a voting agreement or voting trust providing the Trusts with substantially the same degree of voting power or control of the Shares as contemplated by the proxies granted in Section 3(a).

          (c) TRANSFEREES OF SHARES. Any Transfer of Shares shall not be effective until the Transferee thereof has become a party to this Agreement. The term "Proxy Group" shall be deemed to include any Transferees who become a party to this Agreement.

          (d) TERMINATION OF PROXY. The proxies granted in Section 3(a) shall terminate with respect to a Trust upon the earlier to occur of the date that such Trust no longer holds or beneficially owns any Shares or seven (7) years from the date hereof. Upon termination of proxies with respect to a Trust, the proxies granted by Section 3(a) shall be apportioned among the remaining Trusts.

          (e) BOARD OF DIRECTORS. The Certificate of Designation for the Preferred Stock provides that the holders of the Preferred Stock shall be entitled to elect three (3) (each a "SERIES C DIRECTOR") of the five (5) members of the Company's Board of Directors. The Trusts agree hereby to each designate one (1) Series C Director, and the Trusts agree to vote their Shares and the proxies granted to them by the Proxy Group hereby for each Series C Director so designated. From and after the time that a Trust shall dispose of or otherwise sell of its Preferred Stock, such Trust shall no longer have the right to designate a Series C Director and the remaining Trusts shall apportion the right to designate a Series C Director as equal as possible.

     4.     LEGEND.

          (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing Shares held or beneficially owned by each of the Hadid Group (the "Hadid Group Legend"): "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

          (b) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing Shares held or beneficially owned by each of the Proxy Group but excluding the Hadid Group (the "Proxy Group Legend"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

          (c) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of, transfer, reissuance of otherwise), the Hadid Group Legend or the Proxy Group Legend from any such certificate and will place or cause to be placed the Proxy Group Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying either the Hadid Group Legend or the Proxy Group Legend.

     5.     MISCELLANEOUS.

          (a) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b)     GOVERNING  LAW;  ARBITRATION.

               (i) This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to conflict of law provisions thereunder.

               (ii) Subject to Section 5(b)(iii), each party hereby stipulates and agrees that any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved exclusively and conclusively by binding arbitration in accordance with the rules of the American Arbitration Association. The parties stipulate and agree that such arbitration shall be held in Orlando, Florida. Any award or decision as a result of such arbitration shall be final and binding upon the parties, shall not be subject to appeal and shall be enforceable by entry of a judgment by any court of competent jurisdiction.

               (iii) SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to his or its successors or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his or its successors or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e) NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          (f) EXPENSES. If any action at law or in equity or through arbitration is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Jefferson Trust, Paramount Trust and Morgan Trust and, solely with respect to amendments or waivers affecting the terms and conditions of Section 2, Richard J. Walk, to the extent they hold or beneficially own any Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto.

          (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (i) ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                         [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.








COMPANY:                                    SECTOR  COMMUNICATIONS,  INC.,
                                            a  Nevada  corporation
                                            By: /S/ Mohamed Hadid
                                            ---------------------
                                            Name:  Mohamed Hadid
                                            Title:  Chairman of the Board
                                            1801 Century Park East
                                            23rd Floor
                                            Los Angeles, CA 90067
                                            Attention:  Mohamed Hadid

                                   Mark Tolner
                                            c/o Sector Communications, Inc.
                                            1801 Century Park East
                                   23rd Floor
WITH COPY TO:                               Los Angeles, CA 90067




STOCKHOLDERS:                               THE JEFFERSON TRUST
                                            By: /S/ Joan W. Randell
                                            -----------------------
                                            Name:  Joan W. Randell
                                 Title: Trustee
                                            c/o Federal News Service
                                            620 National Press Building
                                            Washington, D.C. 20045


                                  MOHAMED HADID

                                            /S/ Mohamed Hadid
                                            -----------------
                                  Mohamed Hadid
                                            c/o Sector Communications, Inc.
                                            1801 Century Park East
                                   23rd Floor
                                            Los Angeles, CA 90067


                                            THE PARAMOUNT TRUST

                                            By: /S/ Rafiah Kashmiri
                                            -----------------------
                                            Name:  Rafiah Kashmiri
                                 Title: Trustee
                                            16650 Royal Palm Drive
                                            Groveland, Florida  34736
                                Page 116 of 148

                                            THE MORGAN TRUST

                                            By: /S/ Edward Bell
                                            -------------------
                                            Name:  Edward Bell
                                            Title:  Trustee
                                            c/o eModel, Inc.
                                            7001 Lake Ellenor Drive
                                            Suite 200
                                            Orlando, FL  32809


                                            GRAYE CAPITAL, LTD.,
                                            a British Virgin Islands corporation

                                            By: /S/ Mohamed Hadid
                                            ---------------------
                                            Name:  Mohamed Hadid
                                            Title:
                                            c/o Sector Communications, Inc.
                                            1801 Century Park East
                                            23rd Floor
                                            Los Angles, CA 90067
                                            Attention: Mohamed Hadid


                                            FORTUNE MULTIMEDIA, LTD.,
                                            a British Virgin Islands corporation

                                            By: /S/ Mohamed Hadid
                                            ---------------------
                                            Name:  Mohamed Hadid
                                            Title: As Authorized
                                            c/o Sector Communications, Inc.
                                            1801 Century Park East
                                            23rd Floor
                                            Los Angles, CA 90067
                                            Attention: Mohamed Hadid


                                            HOMESITE CAPITAL, LTD.,
                                            a British Virgin Islands corporation

                                            By: /S/ Mohamed Hadid
                                            ---------------------
                                            Name:  Mohamed Hadid
                                            Title: As Authorized
                                            c/o Sector Communications, Inc.
                                            1801 Century Park East
                                            23rd Floor
                                            Los Angles, CA 90067
                                            Attention: Mohamed Hadid

                                Page 117 of 148

                                 RICHARD J. WALK


                                            By: /S/ Richard J. Walk
                                            -----------------------
                                            8454 Cotoneaster Drive
                                     Apt. 3D
                                            Ellicott City, MD 21043


                                                                       EXHIBIT I

                         INDEMNIFICATION, REIMBURSEMENT
                             AND SECURITY AGREEMENT

     THIS INDEMNIFICATION, REIMBURSEMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of January 14, 2002 between Sector Communications, Inc., a Nevada corporation (the "Company"), eModel, Inc., a Delaware corporation (hereinafter together with any predecessor entities, the "Subsidiary" and together with the Company, the "Debtors") and Cortes W. Randell, a resident of the Commonwealth of Virginia (the " Secured Party").

     WHEREAS, the Secured Party has previously executed and delivered those certain guaranties listed on Exhibit A attached hereto (the "Guaranties") pursuant to which the Secured Party has guaranteed the payment and/or performance of certain obligations of the Debtors (the "Guaranteed Agreements") to third party lenders, lessors and other creditors identified in the Guaranties; and

     WHEREAS, it is a condition precedent to the Secured Party's consenting to that certain Agreement and Plan of Merger dated January 14, 2002, by and among the Debtors, the Company, Sector Communications Delaware, Inc., a Delaware corporation, and Mohamed Hadid (the "Merger Agreement"), and in consideration of Secured Party's relinquishing certain voting control of the Debtors, that the Debtors agree to indemnify, hold harmless and reimburse the Secured Party with respect to any amounts paid from time to time by the Secured Party under the Guaranties, and that the Debtors secure their obligations to the Secured Party by granting a security interest to the Secured Party in the collateral more particularly described in this Agreement; and

     WHEREAS, the Debtors have benefited and will continue to benefit from the Guaranties by inducing third party lenders, lessors and other creditors to extend credit to the Debtors as set forth in the Guaranteed Agreements in reliance on the Guaranties, which extensions of credit would not have been available to the Debtors if the Secured Party had not issued the Guaranties, and the Debtors desire to induce the Secured Party to consent to the Merger Agreement and relinquish voting control of the Debtors notwithstanding that the Secured Party shall remain contingently liable under the Guaranties to said creditors of the Debtors after consummation of the transaction contemplated in the Merger Agreement.

     NOW, THEREFORE, in consideration of the Guaranties and the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors hereby agree that the foregoing recitals are true and correct, and the Debtors hereby jointly and severally unconditionally and absolutely agree to INDEMNIFY, REIMBURSE, EXONERATE, DEFEND AND HOLD THE SECURED PARTY HARMLESS from and against any and all indebtedness, damages, costs, expenses, obligations and liabilities of every kind and nature, whether now existing or hereunder created or arising, whether direct or indirect, absolute or contingent, which Secured Party pays or incurs under the Guaranties with respect to the Guaranteed Agreements, including court costs and reasonable attorney's fees which Secured Party pays or incurs in connection therewith, together with interest on any such amounts paid or incurred by the Secured Party pursuant to the Guaranties as hereinafter provided, all on the terms and conditions set forth in this Agreement.

     1.  DEFINITIONS.
The term "State", as used herein, means the Commonwealth of Virginia. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term "Obligations", as used herein, means all of the indebtedness, obligations and liabilities of the Debtors to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, under or in respect of this Agreement or at common law, including without limitation the indemnity and reimbursement obligations of the Debtors to the Secured Party described herein. The term "Default", as used herein, means the failure of the Debtors to pay or perform any of the Obligations as and when due to be paid or performed.

     2.  GRANT  OF  SECURITY  INTEREST.
The Debtors hereby grant to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including the Debtors' database of models (the "Database") and all payment intangibles). The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Debtors' compliance with Sec.4.7.

     3.  AUTHORIZATION  TO  FILE  FINANCING  STATEMENTS.
The Debtors hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of
Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether any of the Debtors is an organization, the type of organization and any organizational identification number issued to the Debtors and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtors agree to furnish any such information to the Secured Party promptly upon the Secured Party's request.

     4.  OTHER  ACTIONS.
To further the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral, and without limitation on the Debtors' other obligations in this Agreement, the Debtors agree, in each case at the Debtors' expense, to take the following actions with respect to the following Collateral:

          4.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If the Debtors shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtors shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

          4.2. DEPOSIT ACCOUNTS. For each deposit account that the Debtors at any time open or maintain, the Debtors shall, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, cause the depositary bank to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtors. The Secured Party agrees with the Debtors that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Debtors, unless Default has occurred. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtors, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtors, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) a deposit account for which the Secured Party is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtors' salaried employees.

          4.3. INVESTMENT PROPERTY. If the Debtors shall at any time hold or acquire any certificated securities, the Debtors shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Debtors are uncertificated and are issued to the Debtors or their nominee directly by the issuer thereof, the Debtors shall immediately notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtors or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtors are held by the Debtors or their nominee through a securities intermediary or commodity intermediary, the Debtors shall immediately notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Debtors or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Debtors being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Debtors that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Debtors, unless Default has occurred. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

          4.4. COLLATERAL IN THE POSSESSION OF A BAILEE. If any Collateral is at any time in the possession of a bailee, the Debtors shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the Debtors, with instructions from the Secured Party as to such Collateral. The Secured Party agrees with the Debtors that the Secured Party shall not give any such instructions unless Default has occurred.

          4.5. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If the Debtors at any time hold or acquire an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Sec.16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtors shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under Sec.9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under
Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Sec.16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Debtors that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party's loss of control, for the Debtors to make alterations to the electronic chattel paper or transferable record permitted under UCC Sec.9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Sec.16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Default has occurred.

          4.6. LETTER-OF-CREDIT RIGHTS. If the Debtors are at any time beneficiaries under a letter of credit, the Debtors shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtors shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided herein.

          4.7. COMMERCIAL TORT CLAIMS. If the Debtors shall at any time hold or acquire a commercial tort claim, the Debtors shall immediately notify the Secured Party in a writing signed by the Debtors of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

          4.8. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. The Debtors further agree, at the request and option of the Secured Party, to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtors' signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

     5.  INDEMNITY.
The Debtors hereby jointly and severally unconditionally and absolutely agree to indemnify, reimburse, exonerate and hold the Secured Party harmless from and against any and all indebtedness, damages, costs, expenses, obligations and liabilities of every kind and nature, whether now existing or hereunder created or arising, whether direct or indirect, absolute or contingent, which Secured Party pays or incurs under the Guaranties with respect to the Guaranteed Agreements, including court costs and reasonable attorney's fees which Secured Party pays or incurs in connection therewith, together with interest on any such amounts paid or incurred by the Secured Party pursuant to the Guaranties as hereinafter provided.

          5.1. GUARANTEED AGREEMENTS. Debtors covenant and agree to pay and perform their liabilities and obligations under the Guaranteed Agreements promptly as and when the same shall become due thereunder, and Debtors shall not commit nor permit to occur any default under the provisions of the Guaranteed Agreements. The Secured Party shall notify the Debtors in writing of any notice or demand for payment or performance received by the Secured Party under any of the Guaranties from any creditor thereunder. Any such notice by the Secured Party shall be given in accordance with Section 9.05 of the Merger Agreement, and notice to either the Company or Subsidiary shall constitute notice to the other. Debtors hereby jointly and severally agree that they shall promptly (and in any event within ten (10) days after such notice from the Secured Party) pay or perform their respective obligations under the Guaranteed Agreements as to which payment or performance has been demanded from the Secured Party under the respective Guaranty(ies). If the Debtors in good faith dispute whether such payment or performance is in fact due under the Guaranteed Agreements, then the Debtors may contest the same in accordance with any contest procedures set forth in the Guaranteed Agreements or applicable law, provided that the Debtors shall diligently and continuously pursue the contest to resolution, and provided further that the Debtors shall deposit with the Secured Party within said ten-day period immediately available funds, or other liquid collateral acceptable to the Secured Party in his sole discretion, in an amount or having a value equal to 150% of the amount or value of the disputed payment or performance as additional security for the Debtors' Obligations hereunder. If the Debtors' contested obligation is not resolved with the respective creditor within sixty (60) days after such notice from the Secured Party, or if the contest is resolved adversely to the Debtors, then the Secured Party shall have the right to apply such deposited funds (and/or to sell the deposited collateral and apply the proceeds thereof) against the payment and performance of the Debtor's obligations under the Guaranteed Agreements that were demanded of the Secured Party under the respective Guaranty(ies).

          5.2. DEFENSE OF CLAIMS. The Debtors jointly and severally agree to defend and hold the Secured Party harmless against any liability for the payment or performance of any Guaranteed Agreements pursuant to any of the Guaranties, including court costs and attorneys fees paid or incurred by the Secured Party in defending against any claim against the Secured Party by any creditor for any such payment or performance under any of the Guaranties. The Secured Party may assent to be defended against any such claim by the Debtors' legal counsel, but the Secured Party may at any time in his sole discretion engage separate legal counsel of his own selection to defend the Secured Party against such claims, but in any event the Secured Party shall have the right to direct the conduct of his defense, and the payment of all costs of such defense by any counsel shall be included in the Obligations of the Debtors under this Agreement and shall be payable upon demand by the Secured Party from time to time.

          5.3. REIMBURSEMENT. The Secured Party shall notify the Debtors in writing of any payment or performance of any Guaranteed Agreement made by the Secured Party under any of the Guaranties pursuant to any demand by any creditor thereunder. Any such notice by the Secured Party shall be given in accordance with Section 9.05 of the Merger Agreement, and notice to either the Company or Subsidiary shall constitute notice to the other. Debtors hereby jointly and severally agree that they shall promptly (and in any event within ten (10) days after such notice from the Secured Party) reimburse the Secured Party for the full amount of any such payment, or the full amount paid or incurred by the Secured Party in performing the demanded obligations under the Guaranteed Agreements, together with interest thereon from the date so paid or incurred by the Secured Party until the date fully reimbursed by the Debtors at the rate of seven percent (7%) per annum. All amounts payable hereunder (including such interest) shall be payable by wire transfer of immediately available funds to an account designated by the Secured Party or by certified or official bank check payable to the Secured Party sent to the Secured Party by nationally recognized overnight courier service at the address of the Secured Party as set forth on the signature page hereto or such other address as shall be designated in writing by the Secured Party to the Debtors. All payments shall be applied first to unpaid interest, next to costs and expenses incurred by the Secured Party, and thereafter to the principal amount of the Obligations.

          5.4. COSTS AND EXPENSES. Debtors agree to pay, upon Secured Party's demand therefor, any and all costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred by Secured Party (i) in enforcing any of Secured Party's rights hereunder, and (ii) in representing Secured Party in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Secured Party, Debtors or any other person) in any way relating to the Guaranteed Agreements and to the extent not paid the same shall become part of the Obligations hereunder. Enforcement costs and interest are included in the "Obligations" and secured by the applicable provisions of this Agreement.

          5.5. UNCONDITIONAL OBLIGATIONS. Debtors' obligations hereunder shall be unconditional and shall not subject to any defense, setoff, counterclaim or recoupment whatsoever, irrespective of the genuineness, validity, regularity or enforceability of the Guaranteed Agreements or the Guaranties or any conduct of Debtors or the Secured Party which might constitute a legal or equitable discharge of a surety, guarantor or guaranty.

          5.6. RELIANCE. Secured Party may continue to act in reliance on Debtors' indemnification and hold harmless provisions hereunder, and this Agreement shall remain in full force and effect with respect to the Obligations until all amounts to be paid and actions to be performed by Debtors under the Guaranteed Agreements have been paid and performed in full, or all of the Guaranties shall have been released in writing by the respective creditors thereunder. Notwithstanding anything herein to the contrary, Debtors agree that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, by the Debtors under this Agreement is set aside, rescinded, or must otherwise be returned by Secured Party for any reason, including the insolvency, bankruptcy or reorganization of Debtors or any other person or entity, and this Agreement shall be binding and enforceable as though such returned or rescinded payment had never been made.

          5.7. NO IMPAIRMENT. The liability of Debtors hereunder shall not be affected or impaired by, and Secured Party is hereby expressly authorized to make from time to time, without notice to anyone, any sale, pledge, surrender, compromise, release, renewal, extension, modification or other disposition of or with respect to the Obligations or this Agreement or any security or collateral therefor, and such liability shall not be affected or impaired by any acceptance by Secured Party of any security for, or other guarantors of, the Obligations, or by any forbearance or indulgence by Secured Party in the collection of or any failure, neglect or omission on its part to realize upon any collateral or security therefor, or to enforce any lien upon or right of appropriation of any monies, credits or property of Debtors in the possession of Secured Party, or by any application of payments or credits on the Obligations. Any and all monies, credits or other property belongings to Debtors in the possession or under the control of Secured Party from time to time may be appropriated and applied against the liability of Debtors hereunder.

          5.8. WAIVERS. Each of the Debtors hereby severally waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this Agreement or the Obligations. No delay on the part of Secured Party in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by Secured Party permitted hereunder shall in any way impair or affect this Agreement. As condition to payment or performances by Debtors under this Agreement, Secured Party shall not be required to, and Debtors hereby waive any rights to require Secured Party to, prosecute or seek to enforce any remedies against any other party liable to Secured Party on account of the Guaranties, the Guaranteed Agreements or the Obligations or to require Secured Party to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Secured Party by Debtors or any other party on account of the Obligations.

          5.9. SUBROGATION. In addition to the other rights and remedies of the Secured Party hereunder, to the extent that the Secured Party makes any payment or renders any performance under a Guaranteed Agreement demanded by any creditor of the Debtors pursuant to any of the Guaranties, the Secured Party shall be subrogated to the fullest extent provided by applicable law to all claims, rights and remedies of such creditor against the Debtors in respect of such Guaranteed Agreement, including any liens or security interests in favor of such creditor, and the Debtors shall not be released or discharged with respect to any such claim, right, remedy, lien or security interest until the Debtors shall have repaid and reimbursed the Secured Party in full for such payment or performance by the Secured Party in accordance with the provisions of this Agreement.

     6. TERMINATION. Subject to Section 5.6, this Agreement shall terminate when all amounts to be paid and actions to be performed by Debtors under the Guaranteed Agreements have been paid and performed in full, or all of the Guaranties shall have been released in writing by the respective creditors Thereunder

     7.  COVENANTS  CONCERNING  DEBTORS'  LEGAL  STATUS.
     The Debtors covenant with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtors will not change their name, place of business or, if more than one, chief executive office, or their mailing address or organizational identification number if they have one, (b) if the Debtors do not have an organizational identification number and later obtain one, the Debtors shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtors will not change their type of organization, jurisdiction of organization or other legal structure.

     8.  REPRESENTATIONS  AND  WARRANTIES  CONCERNING  COLLATERAL,  ETC.
     The  Debtors further represent and warrant to the Secured Party as follows:
(a) the Debtors are the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Sec.9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Debtors hold no commercial tort claim except as indicated on the Perfection Certificate, and (e) the Debtors have at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (g) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtors.

     9.  COVENANTS  CONCERNING  COLLATERAL,  ETC.
     THE Debtors further covenant with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to Sec.4, will be kept at those locations listed on the Perfection Certificate and the Debtors will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Debtors shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtors shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtors shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party, (d) the Debtors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtors will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Debtors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Debtors will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Debtors will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales of inventory and licenses of general intangibles other than the Database in the ordinary course of business and (ii) so long as no Default has occurred, sales or other dispositions of obsolescent items of equipment consistent with past practices.

     10.  INSURANCE.

          10.1. MAINTENANCE OF INSURANCE. The Debtors will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtors will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, the Debtors will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtors; business interruption insurance; and product liability insurance.

          10.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Default has occurred, be disbursed to the Debtors for direct application by the Debtors solely to the repair or replacement of the Debtors' property so damaged or destroyed and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtors solely to the repair or replacement of the Debtors' property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

          10.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least 60 days prior written cancellation notice to the Secured Party. In the event of failure by the Debtors to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtors. The Debtors shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

     11.  COLLATERAL  PROTECTION  EXPENSES;  PRESERVATION  OF  COLLATERAL.

          11.1. EXPENSES INCURRED BY SECURED PARTY. In the Secured Party's discretion, if the Debtors fail to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtors agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtors to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default.

          11.2. SECURED PARTY'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, the Debtors shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtors thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Sec.9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

     12.  SECURITIES  AND  DEPOSITS.

     The Secured Party may at any time following a Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may following a Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtors may at any time be applied to or set off against any of the Obligations then due and owing.

     13. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL.

     If a Default shall have occurred, the Debtors shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if a Default shall have occurred without notice to or demand upon the Debtors, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtors as trustee for the Secured Party without commingling the same with other funds of the Debtors and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

     14.  POWER  OF  ATTORNEY.

          14.1. APPOINTMENT AND POWERS OF SECURED PARTY. The Debtors hereby irrevocably constitute and appoint the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtors or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtors, without notice to or assent by the Debtors, to do the following:

               (a) upon the occurrence of a Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtors' expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtors might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtors, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

               (b) to the extent that the Debtors' authorization given in Sec.3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtors' signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtors' name such financing statements and amendments thereto and continuation statements which may require the Debtors' signature.

          14.2. RATIFICATION BY DEBTORS. To the extent permitted by law, the Debtors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

          14.3. NO DUTY ON SECURED PARTY. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

     15.  RIGHTS  AND  REMEDIES.

     If Default shall have occurred, the Secured Party, without any other notice to or demand upon the Debtors have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtors' principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtors at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtors hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtors waive any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

     16.  STANDARDS  FOR  EXERCISING  RIGHTS  AND  REMEDIES.

     To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtors acknowledge and agree that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtors acknowledge that the purpose of this Sec. 16 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Sec. 16. Without limitation upon the foregoing, nothing contained in this Sec. 16 shall be construed to grant any rights to the Debtors or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Sec. 16.

     17.  NO  WAIVER  BY  SECURED  PARTY,  ETC.

     The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

     18.  SURETYSHIP  WAIVERS  BY  DEBTORS.

     The Debtors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Sec. 11.2. The Debtors further waive any and all other suretyship defenses.

     19.  MARSHALLING.

     The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtors hereby agree that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtors hereby irrevocably waive the benefits of all such laws.

     20.  PROCEEDS  OF  DISPOSITIONS;  EXPENSES.

     The Debtors shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine proper, allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtors. In the absence of final payment and satisfaction in full of all of the Obligations, and the Debtors shall remain liable for any deficiency.

     21.  OVERDUE  AMOUNTS.
     Until paid, all amounts due and payable by the Debtors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest equal to 7% per annum.

     22.  GOVERNING  LAW;  CONSENT  TO  JURISDICTION.

     THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The
Debtors agree that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtors by mail at the address set forth on the signature page hereto. The Debtors hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     23.  WAIVER  OF  JURY  TRIAL.

     THE DEBTORS WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtors waive any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtors (i) certify that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledge that, in entering into this Agreement, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Sec.23.

     24.  MISCELLANEOUS.

     The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtors and their respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtors acknowledge receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Debtors have caused this Agreement to be duly executed as of the date first above written.


                           SECTOR COMMUNICATIONS, INC.

                                   By: /S/ Mohamed Hadid
                                   ---------------------
                                   Name:     Mohamed  Hadid
                                   Title:    Chairman  of  the  Board
                                   Address:  1801  Century  Park  East
                                   23rd Floor
                                             Los  Angeles,  CA  90067


                                   EMODEL,  INC.


                                   By:/S/ Thomas Weinard
                                   ---------------------
                                   Name:     Thomas  Weinard
                                   Title:     Vice  President


Accepted:

By:/S/ Cortes W. Randell
------------------------
        Cortes  W.  Randell

        c/o  Federal  News  Service
        620  National  Press  Building
        Washington,  DC  20045

                          CERTIFICATE OF ACKNOWLEDGMENT
COMMONWEALTH  OF  VIRGINIA   )
                             )  ss.
COUNTY  OF  FAIRFAX          )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14 day of January, 2002, personally appeared Mohamed Hadid to me known personally, and who, being by me duly sworn, deposes and says that he is the Chairman of Sector Communications, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Chairman acknowledged said instrument to be the free act and deed of said corporation.



/S/Jennifer L. Flammea
----------------------
Notary  Public
My  commission  expires: January 31, 2005

                               FIRST AMENDMENT TO
                         INDEMNIFICATION, REIMBURSEMENT
                             AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO INDEMNIFICATION, REIMBURSEMENT AND SECURITY AGREEMENT (this "Amendment"), dated as of January 31, 2002 by and among Options Talent Group, a Nevada corporation f/k/a Sector Communications, Inc. (the "Company"), eModel, Inc., a Delaware corporation (hereinafter together with any predecessor entities, the "Subsidiary" and together with the Company, the "Debtors") and Cortes W. Randell, a resident of the Commonwealth of Virginia (the " Secured Party").

     WHEREAS, the parties hereto have entered into that certain Indemnification, Reimbursement and Security Agreement, dated January 14, 2002 ("Agreement").

     WHEREAS, the Agreement referred to the Company as "Sector Communications, Inc., a Nevada corporation."

     WHEREAS, the Company filed Articles of Amendment to its Articles of Incorporation with the Nevada Secretary of State on December 31, 2001 changing its name to "Options Talent Group."

     WHEREAS, the parties desire hereby to amend the Agreement to reflect the Company's name change.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements set forth below, the parties agree as follows:

     1. AMENDMENT TO AGREEMENT. All references in the Agreement and in any other document, agreement or instrument executed in connection therewith, to "Sector Communications, Inc." shall be deleted and replaced with "Options Talent Group (f/k/a Sector Communications, Inc.)", except where such reference was made with respect to a date prior to December 31, 2001.

     2. RATIFICATION OF AGREEMENT. Except as modified by the terms of this Amendment, the Agreement is hereby ratified and confirmed in its entirety, and shall remain in full force and effect in accordance with its terms.

     3.  GENERAL.

     This Amendment shall be governed by the laws of the Commonwealth of Virginia (without reference to its rules as to conflicts of law) and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
Captions are for convenience only and are not deemed to be part of this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile.

     IN WITNESS WHEREOF, this First Amendment to Indemnification, Reimbursement and Security Agreement has been executed by each of the parties hereto as of the date first set forth above.

                              OPTIONS  TALENT  GROUP,
                              a  Nevada  corporation
                        f/k/a Sector Communications, Inc.

                              By:  /S/  Mohamed  Hadid
                              -----------------------------
                              Name:     Mohamed  Hadid
                              Title:    Chairman  of  the  Board
                         Address: 1801 Century Park East
                                        23rd  Floor
                                        Los  Angeles,  CA  90067



                              EMODEL,  INC.

                              By:  /S/  Thomas  Weinard
                              -------------------------
                              Name:     Thomas  Weinard
                              Title:     Vice  President
Accepted:


By:/S/ Cortes Randell
---------------------
Cortes  W.  Randell

c/o  Federal  News  Service
620  National  Press  Building
Washington,  DC  20045

                                                                       EXHIBIT J


                              OPTIONS TALENT GROUP
                                                                January 23, 2002
BY  FACSIMILE  AND  VIA  FEDERAL  EXPRESS
-----------------------------------------

Nevada  Agency  and  Trust  Company
50  West  Liberty  Street
Suite  880
Reno,  NV  89501
Attention:  Mark  Miller
Facsimile  No.  (775)  322-5623

Re:     OPTIONS  TALENT  GROUP  -  TRANSACTION  WITH  EMODEL, INC.; COMMON STOCK
        ------------------------------------------------------------------------

Dear  Miller:

     Please be advised that Options Talent Group (the "Company") intends to issue a total of 25,000,000 shares of its common stock, $.001 par value per share ("Common Stock"), to the individuals and entities listed below. With regard to such issuance, we are requesting that Nevada Agency and Trust Company, as transfer agent for the Common Stock of the Company, issue certificates for shares of Common Stock in the names and amounts indicated below and forward such certificates to the Company's escrow agent, Jeffrey R. Houle, Esq., c/o Greenberg Traurig, LLP, in accordance with the instructions set forth below:




Name and Address                             Number of Shares  SSN/TIN
                                             ----------------  -----------
The Jefferson Trust dated December 19, 1974
c/o Federal News Service
620 National Press Building
Washington, D.C. 20045
Attention: Cortes W. Randell                        5,378,788   54-6297174
-------------------------------------------  ----------------  -----------

Richard J. Walk                                     1,613,636  ###-##-####
8454 Cotoneaster Drive
Apt. 3D
Ellicott City, MD  21043

The Paramount Trust                                 5,378,788  402.76.4934
16650 Royal Palm Drive
Groveland, FL  34736
Attention:  Raffiah Kashmiri

The Morgan Trust                                    5,378,788  ###-##-####
c/o eModel, Inc.
7001 Lake Ellenor Drive
Suite 200
Orlando, FL  32809
Attention:  Edward Bell

Mohamed Hadid                                       7,250,000  ###-##-####
c/o Sector Communications, Inc.
1801 Century Park East, 23rd Floor
Los Angeles, CA  90067
TOTAL:                                             25,000,000
-------------------------------------------  ----------------

1. All of the certificates should be dated ____________________ and must be legended as follows:


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IF SUCH REGISTRATION IS REQUIRED.

2. The certificate(s) to be issued to Mr. Hadid must also be legended as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

     These shares represent a new issuance of Common Stock and do not come from any existing reserve. Consequently, I have enclosed for your records a secretary's certificate certifying as to the board resolutions authorizing the issuance of these shares.

     These certificates will need to be delivered by Federal Express to the office of Greenberg Traurig, LLP, 1750 Tysons Boulevard., Suite 1200, McLean, VA 22102 Attention: Jeffrey R. Houle, Esq. as soon as possible.

     Please call me at __________________ if you have any questions regarding this request or the shares to be issued. This instruction letter is hereby irrevocable.

     Thank you for your assistance in this matter.

     Very  truly  yours,



cc:     Jeffrey  R.  Houle,  Esq.

                           SECTOR COMMUNICATIONS, INC.
                             SECRETARY'S CERTIFICATE


     I, Mohamed Hadid, do hereby certify that I am the duly elected, qualified and acting Secretary of Sector Communications, Inc., a Nevada corporation (the "Corporation).

     I further certify that attached hereto as Exhibit A is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Corporation on _________________, approving the Corporation's issuance of shares of the Corporation's common stock, $.001 par value per share, all of which resolutions were duly adopted in accordance with the Corporation's Articles of Incorporation and Bylaws, each as heretofore amended, and which resolutions have not in any way been modified or rescinded, but are in full force and effect on the date hereof.


     IN WITNESS WHEREOF, I have hereunto subscribed my name as of this _______ day of ________________, 2002.





                                        ------------------------------
                                        Name:     Mohamed  Hadid
                                                  Secretary

                                                                      EXHIBIT J1



                              OPTIONS TALENT GROUP



                                                                January 22, 2002

BY  FACSIMILE  AND  VIA  FEDERAL  EXPRESS
-----------------------------------------

Nevada  Agency  and  Trust  Company
50  West  Liberty  Street
Suite  880
Reno,  NV  89501
Attention:  Mark  Miller
Facsimile  No.  (775)  322-5623

Re:     OPTIONS  TALENT  GROUP  -  TRANSACTION  WITH  EMODEL, INC.; COMMON STOCK
        ------------------------------------------------------------------------

Dear  Miller:

     Please be advised that Options Talent Group (the "Company") intends to issue a total of 5,000,000 shares of its Series C Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), to the individuals and entities listed below. With regard to such issuance, we are requesting that Nevada Agency and Trust Company, as transfer agent for the Preferred Stock of the Company, issue certificates for shares of Preferred Stock in the names and amounts indicated below and forward such certificates to the Company's escrow agent, Jeffrey R. Houle, Esq., c/o Greenberg Traurig, LLP, in accordance with the instructions set forth below:


Name and Address                             Number of Shares  SSN/TIN
                                             ----------------  -----------
The Jefferson Trust dated December 19, 1974
c/o Federal News Service
620 National Press Building
Washington, D.C. 20045
Attention: Cortes W. Randell                        1,060,606   54-6297174
-------------------------------------------  ----------------  -----------

Richard J. Walk                                       318,182  ###-##-####
8454 Cotoneaster Drive
Apt. 3D
Ellicott City, MD  21043

The Paramount Trust                                 1,060,606  402.76.4934
16650 Royal Palm Drive
Groveland, Florida  34736
Attention:  Raffiah Kashmiri

The Morgan Trust                                    1,060,606  ###-##-####
c/o eModel, Inc.
7001 Lake Ellenor Drive
Suite 200
Orlando, FL  32809
Attention:  Edward Bell

Mohamed Hadid                                       1,500,000  ###-##-####
c/o Sector Communications, Inc.
1801 Century Park East, 23rd Floor
Los Angeles, CA  90067
TOTAL:                                              5,000,000
-------------------------------------------  ----------------

1. All of the certificates should be dated ________________ and must be legended as follows:


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IF SUCH REGISTRATION IS REQUIRED.

2. The certificate(s) to be issued to Mr. Hadid must also be legended as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

     These shares represent a new issuance of Common Stock and do not come from any existing reserve. Consequently, I have enclosed for your records a secretary's certificate certifying as to the board resolutions authorizing the issuance of these shares.

     These certificates will need to be delivered by Federal Express to the office of Greenberg Traurig, LLP, 1750 Tysons Boulevard., Suite 1200, McLean, VA 22102 Attention: Jeffrey R. Houle, Esq. as soon as possible.

     Please call me at __________________ if you have any questions regarding this request or the shares to be issued. This instruction letter is hereby irrevocable.

     Thank you for your assistance in this matter.
     Very  truly  yours,




cc:     Jeffrey  R.  Houle,  Esq.

                           SECTOR COMMUNICATIONS, INC.
                             SECRETARY'S CERTIFICATE


     I, Mohamed Hadid, do hereby certify that I am the duly elected, qualified and acting Secretary of Sector Communications, Inc., a Nevada corporation (the "Corporation).

     I further certify that attached hereto as Exhibit A is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Corporation on _________________, approving the Corporation's issuance of shares of the Corporation's Series C Convertible Preferred Stock, $.001 par value per share, all of which resolutions were duly adopted in accordance with the Corporation's Articles of Incorporation and Bylaws, each as heretofore amended, and which resolutions have not in any way been modified or rescinded, but are in full force and effect on the date hereof.


     IN WITNESS WHEREOF, I have hereunto subscribed my name as of this ____ day of ________________, 2002.





                                        ------------------------------
                                        Name:     Mohamed  Hadid
                                                  Secretary

                                                                       EXHIBIT K

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This Settlement Agreement and Release ("SETTLEMENT AGREEMENT") is made this 14th day of January, 2002 by and among Mohamed Hadid ("Hadid"), Sector
Communications, Inc., a Nevada corporation ("Sector") and eModel, Inc., a Delaware corporation ("Buyer").

     WHEREAS, Buyer, Packard Capital, Ltd. ("Packard") and Slasher Productions, Inc. d/b/a Castnet.com ("Castnet") are parties to that certain Agreement dated October 18, 2001 (the "Acquisition Agreement");

     WHEREAS, pursuant to the Acquisition Agreement, Buyer was required to deliver the Consideration Shares (as defined therein) to Packard;

     WHEREAS, the parties hereto desire to settle any and all matters with respect to the Acquisition Agreement;

     WHEREAS, Hadid, Buyer, Sector and Sector Communications Delaware, Inc. are parties to that certain Agreement and Plan of Merger dated January 14, 2002 (the "Merger Agreement");

     WHEREAS, pursuant to Section 1.09 of the Merger Agreement, Buyer has agreed to deliver to Hadid and or his designees, 7,250,000 shares of Buyer Common Stock (as defined therein) and 1,500,000 shares of Buyer Preferred Stock (as defined therein and together with the "Buyer Common Stock", the "Buyer Shares") at the Closing (as defined therein) in exchange for a full and final release of all claims related to or arising out of the Acquisition Agreement, including, but not limited to, non-delivery of the Consideration Shares; and

     WHEREAS, subject to the terms and conditions set forth herein, the parties now undertake to settle, release and extinguish on a full and final basis any and all claims the Releasing Parties (as defined below) may have against Sector or Buyer (collectively, the "Released Parties") relating to or arising out of the Acquisition Agreement.

     Therefore, in consideration of the above recitals and the mutual covenants herein contained, the parties agree as follows:

     1. RELEASE. Hadid hereby covenants and agrees, on behalf of himself, Castnet and Packard and his and their past and present affiliates, parents and subsidiaries, and the past and present directors, officers, employees, partners, principals, agents, servants, representatives, attorneys, successors, assigns and insurers of each of them (the "Releasing Parties"), hereby release and discharge the Released Parties and their past and present affiliates, parents and subsidiaries, and the past and present directors, officers, employees, partners, principals, agents, servants, representatives, attorneys, successors, assigns and insurers of each of them (collectively referred to as "Released Parties and their Affiliates"), of and from any and all claims, demands, liabilities or causes of actions which directly or indirectly relate to or arise out of any of the facts, transactions, occurrences or events related to the Acquisition Agreement, which the Releasing Parties may now have against the Released Parties and their Affiliates, whether or not now known, suspected, contingent or claimed. The aforementioned release shall include, but not be limited to, claims, demands, liabilities or causes of action which relate to or arise out of the failure of Buyer to deliver the Consideration Shares to Packard in accordance with the Acquisition Agreement and any claims the Releasing Parties may have with respect to their ownership or purported ownership of the Consideration Shares and/or the Buyer Shares.

     2.     CONSIDERATION.

          (a) Hadid shall (i) deliver to the Released Parties a signed original of this Settlement Agreement, and (ii) take such other action as may be necessary to effectuate the purposes of this Settlement Agreement.

          (b) The Released Parties shall each deliver to Hadid a signed original of this Settlement Agreement and Buyer shall deliver the Buyer Shares to Hadid or his designees.

     3. EFFECTIVE TIME. This Settlement Agreement shall be effective upon the full execution hereof.

     4. WAIVER OF UNKNOWN CLAIMS. The releases set forth above are intended to cover all claims demands, liabilities or causes of action arising out of or related, directly or indirectly, to the Acquisition Agreement or the ownership or purported ownership of the Consideration Shares and/or the Buyer Shares, whether the same are known, unknown, or hereafter discovered or ascertained. The Releasing Parties, being aware of said rights, hereby expressly, knowingly and intentionally waive any rights they may have to any and all unknown claims.

     5. COVENANT NOT TO SUE. The Releasing Parties covenant and agree never to commence, prosecute or file, or cause, permit, assist or advise to be commenced, prosecuted, or filed, or advise or assist in the prosecution of, any lawsuit, action or other legal proceeding against the Released Parties and their Affiliates involving the matters released by Section 1 above and waived pursuant to Section 4 above.

     6. CONFIDENTIALITY. The parties agree that, except as required by federal, state, local or foreign governmental agencies or regulatory bodies, the contents and terms of this Settlement Agreement shall be maintained in strict confidence.

     7. ARBITRATION. The parties agree that any and all disputes arising out of the terms of this Settlement Agreement, their interpretation, and any of the matters herein released, shall be settled by arbitration held in Fairfax County, Virginia, under the Arbitration Rules set forth by the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in the United States District Court for the Eastern District of Virginia under the Federal Arbitration Act, 9 U.S.C. Sec. 9 (1998)

     8. INTEGRATION; AMENDMENT. This Settlement Agreement represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes, to the extent inconsistent herewith, any and all prior agreements between the parties concerning the subject matter hereof. This Settlement Agreement may only be amended in writing signed by Hadid, Buyer and Sector.

     9. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Settlement Agreement shall continue in full force and effect without said provision, to the extent such provision is not material to the consideration exchanged pursuant to this Settlement Agreement.

     10. GOVERNING LAW. This Settlement Agreement shall be governed by the laws of the Commonwealth of Virginia.

     11. VOLUNTARY EXECUTION OF SETTLEMENT AGREEMENT. This Settlement Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)     They  have  read  this  Settlement  Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Settlement Agreement by legal counsel of their own choice;

          (c) They understand the terms and consequences of this Settlement Agreement and of the agreements it contains; and

          (d) They are fully aware of the legal and binding effect of this Settlement Agreement.

     12. SUCCESSORS. This Settlement Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the parties hereto.

     13. AUTHORITY. Each person executing this Settlement Agreement on behalf of any other person or persons hereby warrants that they have full authority to do so.

     14. FURTHER ASSURANCEs. Hadid, the Buyer and Sector each agree, at the expense of the requesting party hereto (including reasonable attorneys fees), promptly to execute and deliver such further agreements, documents and instruments as the requesting party hereto reasonably may request in order to effect or evidence the releases contemplated hereby.

     15. COUNTERPARTS. This Settlement Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding Settlement Agreement on the part of each of the undersigned.

     16. SURVIVAL. The provisions of Sections 1, 4, 5, 6, 7, 8, 9, 10, 12 and 14 shall survive the termination of this Settlement Agreement.

     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement effective as of the date first set forth below.


DATE:                         EMODEL,  INC.
                              A  Delaware  corporation

                              By:/S/ Thomas Weinard
                              ---------------------
                              Name:  Thomas  Weinard
                              Title:   Vice  President



DATE:                         SECTOR  COMMUNICATIONS,  INC.
                              A  Nevada  Corporation

                              By:/S/ Mohamed Hadid
                              ---------------------
                              Name:  Mohamed  Hadid
                              Title:   Chairman  of  the  Board


                              RELEASING  PARTIES


DATE:  __________________     By:/S/ Mohamed Hadid
                               ------------------
                                 Mohamed  Hadid